(17)(c)

Goldman Sachs Funds

Annual Report	October 31, 2013

Fundamental Emerging Markets Equity Funds
Asia Equity
BRIC
China Equity
Emerging Markets Equity
N-11 Equity

Goldman Sachs Fundamental

Emerging Markets Equity Funds

■	ASIA EQUITY

■	BRIC

■	CHINA EQUITY

■	EMERGING MARKETS EQUITY

■	N-11 EQUITY

TABLE OF CONTENTS

Principal Investment Strategies and Risks	1

Investment Process	3

Market Review	4

Portfolio Management Discussions and Performance Summaries	7

Schedules of Investments	43

Financial Statements	56

Financial Highlights	62

Notes to Financial Statements	72

Report of Independent Registered Public Accounting Firm	89

Other Information	90

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Principal Investment Strategies and Risks

This is not a complete list of risks that may affect the Funds. For additional information concerning the risks applicable to the Funds, please see the Funds’ Prospectus.

The Goldman Sachs Asia Equity Fund invests primarily in a diversified portfolio of equity investments in Asian issuers (excluding Japanese issuers). The Fund is subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Foreign and emerging markets investments may be more volatile than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic or political developments. Because of its exposure to Asian issuers, the Fund is subject to greater risk of loss as a result of adverse securities markets, exchange rates and social, political, regulatory or economic events that may occur in Asian countries. The securities of mid- and small-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. At times, the Fund may be unable to sell certain of its illiquid investments without a substantial drop in price, if at all.

The Goldman Sachs BRIC Fund invests primarily in a portfolio of equity investments in Brazil, Russia, India and China (“BRIC countries”) or in issuers that participate in the markets of the BRIC countries. The Fund is subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Foreign and emerging markets investments may be more volatile than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic or political developments. Because of its exposure to the BRIC countries, the Fund is subject to greater risk of loss as a result of adverse securities markets, exchange rates and social, political, regulatory or economic events that may occur in those countries. Because the Fund may invest heavily in specific sectors, the Fund is subject to greater risk of loss as a result of adverse economic, business or other developments affecting such sectors. At times, the Fund may be unable to sell certain of its illiquid investments without a substantial drop in price, if at all. The Fund is “non-diversified” and may invest a larger percentage of its assets in fewer issuers than “diversified” mutual funds. Accordingly, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and to greater losses resulting from these developments.

The Goldman Sachs China Equity Fund invests primarily in a portfolio of equity investments that are tied economically to China or in issuers that participate in the markets of China. The Fund is subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors or governments and/or general economic conditions. Foreign and emerging markets investments, including Chinese securities, may be more volatile and less liquid than U.S. securities and are subject to the risks of currency fluctuations and adverse economic or political developments. Because of its exposure to China, the Fund is subject to greater risk of loss as a result of adverse securities markets, exchange rates and social, political, regulatory or economic events which may occur in China. Because the Fund may invest heavily in specific sectors, the Fund is subject to greater risk of loss as a result of adverse economic, business or other developments affecting such sectors. The Fund may concentrate its investments in a specific industry (only in the event that that industry represents 20% or more of the Fund’s benchmark index at the time of investment), subjecting it to greater risk of loss as a result of adverse economic, business or other developments affecting that industry. The securities of mid- and small-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. At times, the Fund may be unable to sell certain of its illiquid investments without a substantial drop in price, if at all. The Fund is “non-diversified” and may invest a larger percentage of its assets in fewer issuers than “diversified” mutual funds. Accordingly, the Fund

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

may be more susceptible to adverse developments affecting any single issuer held in its portfolio and to greater losses resulting from these developments.

The Goldman Sachs Emerging Markets Equity Fund invests primarily in a diversified portfolio of equity investments in emerging country issuers. The Fund is subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Foreign and emerging markets investments may be more volatile than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic or political developments. The securities markets of emerging countries have less government regulation and are subject to less extensive accounting and financial reporting requirements than the markets of more developed countries. Because the Fund may invest heavily in specific sectors, the Fund is subject to greater risk of loss as a result of adverse economic, business or other developments affecting such sectors. At times, the Fund may be unable to sell certain of its illiquid investments without a substantial drop in price, if at all.

The Goldman Sachs N-11 Equity Fund invests primarily in a portfolio of equity investments that are tied economically to the “N-11 countries” or in issuers that participate in the markets of the following N-11 countries: Bangladesh, Egypt, Indonesia, Mexico, Nigeria, Pakistan, Philippines, South Korea, Turkey and Vietnam. While Iran is among the N-11 countries, the Fund will not invest in issuers organized under the laws of Iran, or domiciled in Iran, or in certain other issuers as necessary to comply with U.S. economic sanctions against Iran. The Fund is subject to market risk, which means that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular sectors and/or general economic conditions. Foreign and emerging markets investments may be more volatile than investments in U.S. securities and are subject to the risks of currency fluctuations and adverse economic or political developments. Such securities are also subject to foreign custody risk. Because of its exposure to the N-11 countries, the Fund is subject to greater risk of loss as a result of adverse securities markets, exchange rates and social, political, regulatory or economic events that may occur in those countries. The N-11 countries generally have smaller economies or less developed capital markets than traditional emerging markets countries, and, as a result, the risks of investing in these countries are magnified. Because the Fund may invest heavily in specific sectors, the Fund is subject to greater risk of loss as a result of adverse economic, business or other developments affecting such sectors. The Fund may concentrate its investments in a specific industry (only in the event that that industry represents 20% or more of the Fund’s benchmark index at the time of investment), subjecting it to greater risk of loss as a result of adverse economic, business or other developments affecting that industry. At times, the Fund may be unable to sell certain of its illiquid investments without a substantial drop in price, if at all. The Fund is “non-diversified” and may invest a larger percentage of its assets in fewer issuers than “diversified” mutual funds. Accordingly, the Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio and to greater losses resulting from these developments.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

What Differentiates Goldman Sachs’ Fundamental Emerging Markets Equity Investment Process?

Goldman Sachs’ Fundamental Emerging Markets Equity investment process is based on the belief that strong, consistent results are best achieved through expert stock selection, performed by our dedicated Emerging Markets Team that works together on a global scale. Our deep, diverse and experienced team of research analysts and portfolio managers combines local insights with global, industry-specific expertise to identify its best investment ideas.

■	The Emerging Markets Equity research team, based in the United States, United Kingdom, Japan, China, Korea, Singapore, Brazil, India, and Australia focuses on long-term business and management quality

■	Proprietary, bottom-up research is the key driver of our investment process

■	Analysts collaborate regularly to leverage regional and industry-specific research and insights

■	Members of each local investment team are aligned by sector and are responsible for finding ideas with the best risk-adjusted upside in their respective areas of coverage

■	The decision-making process includes active participation in frequent and regular research meetings

■	The Emerging Markets Equity team benefits from the country and currency expertise of our Global Emerging Markets Debt and Currency teams

■	Security selections are aligned with levels of investment conviction and risk-adjusted upside

■	Continual risk monitoring identifies various risks at the stock and portfolio level and assesses whether they are intended and justified

■	Dedicated portfolio construction team assists in ongoing monitoring and adjustment of the Funds

Emerging markets equity portfolios that strive to offer:

■	Access to markets across emerging markets

■	Disciplined approach to stock selection

■	Optimal risk/return profiles

MARKET REVIEW

Goldman Sachs Fundamental Emerging

Markets Equity Funds

Market Review

Emerging markets equities advanced during the 12-month period ended October 31, 2013 (the “Reporting Period”). The MSCI Emerging Markets Index (net, unhedged) (the “MSCI EM Index”) posted a return of 6.53%.* While generating solid positive absolute returns, emerging markets equities significantly lagged developed markets equities, as measured by the MSCI Europe, Australasia, Far East (net) Index (unhedged) (the “MSCI EAFE Index”), as concerns over slowing economic growth in several regions, combined with the prospect that ultra-loose global monetary policies might soon end, weighed on many of the growth and emerging markets during the Reporting Period.

Improving economic data for China lifted the Chinese equity market and others in the region toward the end of 2012, but those same markets pulled back early in 2013 on fears of new regulation and tightening measures in China. Tighter financial conditions, slowing economic growth and rising social unrest weighed on many of the growth and emerging markets through much of the second quarter of 2013. Growth and emerging equity markets reacted particularly negatively in mid-May 2013 to news the U.S. may taper the pace of asset purchases later in 2013, with the program ending by the middle of 2014. In China, a sharp spike in interbank lending rates sparked a sell-off in the local equity market in June 2013, further pressuring global equity markets. Concerns that the tighter conditions would exacerbate an already slowing Chinese economy, as evidenced by weakening Purchasing Managers’ Index readings, pressured commodity prices and weighed on commodity-related stocks. Markets with heavy commodity exposure, such as several in Latin America, were notably impacted. Brazilian equities felt the additional strain of an interest rate hike, implemented despite stagnant economic growth, and rising social unrest. Escalating protests in Turkey and Egypt drove steep declines in those equity markets during the summer months of 2013. Also impacting emerging equity markets during these months was the strengthening of the U.S. dollar against many emerging market currencies, further reducing returns of many emerging equity markets expressed in U.S. dollars.

Equity markets finally got a boost in September 2013 following the U.S. Federal Reserve’s (the “Fed”) decision not to begin tapering asset purchases at that time. The strong rally continued into October 2013 following additional events and/or data releases in the developed market countries that suggested global monetary conditions would likely remain loose. For example, the U.S. added fewer jobs than expected in September 2013; Janet Yellen, a relatively dovish choice, was nominated to succeed Ben Bernanke as Fed Chair; and the European Central Bank (“ECB”) held interest rates at 0.5% due to a “weak, fragile and uneven” recovery in Europe.

For the Reporting Period overall, strong returns in the information technology sector contributed to strong returns in the Taiwanese, South Korean and Philippine equity markets and outperformance of the MSCI EM Index by the Asia ex-Japan region as a whole. Poland and Russia also posted double-digit returns during the Reporting Period, contributing to Europe’s outperformance of the MSCI EM Index as well. Conversely, the materials sector was the weakest performer in the MSCI EM Index during the Reporting Period, posting a steep decline on weaker commodity prices. In turn, the commodity-heavy Latin American region underperformed the MSCI EM Index during the Reporting Period, with Peru, Chile, Colombia and Brazil each posting negative returns.

*	All index returns are expressed in U.S. dollar terms.

MARKET REVIEW

Looking Ahead

During the Reporting Period, emerging markets equities underperformed developed markets equities by a significant margin, as many developing markets faced macroeconomic headwinds, negative headlines and country-specific challenges. We fully acknowledge these near-term to medium-term factors — including inflation, declining commodity prices, growing social unrest, the end of Chinese double-digit economic growth and potential impacts of quantitative easing tapering and the anticipated end to ultra-loose monetary conditions globally on broader equity markets — and incorporate them in our bottom-up fundamental analysis. Upcoming elections in a number of markets may also add to near-term uncertainty and increase market volatility.

The macro concerns that pressured emerging markets equities during the Reporting Period — and may continue to do so over the near-to-medium term — have not changed our longer-term positive view of emerging markets equity fundamentals. We believe the structural story is still intact and the domestically-focused growth of the emerging markets should continue to drive strong returns in their equity markets over the long term. In our view, countries that have prudently made difficult reforms in the good times should be better positioned for a period of slower economic growth and tighter financial conditions ahead. That said, companies and their stocks are also likely, we believe, to show more variation from one another than in previous years, as they can no longer simply ride a wave of economic growth. Policy changes may also lead to more stock price differentiation. Finally, we believe valuation will be an important factor in emerging markets equity share price performance going forward, as wide discrepancies between country markets and sectors already exist and present some compelling investment opportunities. We believe the sell-off amongst emerging markets equities, which, at the end of the Reporting Period, were trading at a significant discount to developed markets on a forward-looking price/earnings ratio basis, forms an attractive entry point for long-term investors.

As bottom-up fundamental investors, we constantly look across a broad range of sectors, countries and market capitalizations to identify what we believe are the most compelling investment opportunities trading at attractive valuations and that may outperform over the market cycle. In particular, we look for companies with strong or improving cash flows and sustainable competitive advantages that should be able to withstand inflationary pressures on their margins while taking advantage of secular growth themes in the growth and emerging markets. Finally, we seek to invest in companies with strong corporate governance track records, especially with respect to their treatment of minority shareholders. With the uncertainty of the markets anticipated to continue, we believe our focus on companies with strong or improving fundamentals and secular growth opportunities should serve our shareholders well.

As always, we maintain our focus on seeking high-quality equity investments trading at compelling valuations and intend to stay true to our long-term discipline as we seek to navigate potentially volatile markets ahead.

MARKET REVIEW

Changes to the Funds’ Portfolio Management Team during the Reporting Period

Effective June 10, 2013, Gabriella Antici, Managing Director, left the firm to pursue a different opportunity based in Brazil. She had portfolio management responsibilities for the Global Emerging Markets Equity and BRIC Equity strategies. Prashant Khemka, Managing Director and head of India Equity, became head of Emerging Markets Equity. He relocated from Mumbai to Singapore and became lead Portfolio Manager of our Global Emerging Markets Equity and BRIC Equity strategies. Prashant continues to work closely with the India Equity team as the lead Portfolio Manager of our India Offshore Equity strategies. Prashant joined GSAM in May 2000 and has 15 years of investment experience. Hiren Dasani, Executive Director, became head of India Equity and lead Portfolio Manager of our India Onshore Equity strategies. Hiren joined the India Equity team in January 2007 and has been a key contributor to the strong performance of our India Equity strategies since this time. He has 12 years of experience. Prashant will also work closely with Kevin Ohn, CFA, Managing Director and head of Asia ex-Japan Equity. Kevin began managing the Goldman Sachs Asia Equity Fund effective March 2013. Edward Perkin, Managing Director, continues as Chief Investment Officer of International and Emerging Markets Equity. Our Emerging Markets Equity business is of great strategic importance to us and we will continue to dedicate the necessary focus and resources to ensure our shareholders’ investment success in these markets.

PORTFOLIO RESULTS

Goldman Sachs Asia Equity Fund

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Fundamental Asia ex Japan Equity Portfolio Management Team discusses the Goldman Sachs Asia Equity Fund’s (the “Fund”) performance and positioning for the 12-month period ended October 31, 2013 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, B, C and Institutional Shares generated average annual total returns, without sales charges, of 8.72%, 7.92%, 7.87% and 9.16%, respectively. These returns compare to the 10.25% average annual total return of the Fund’s benchmark, the MSCI All Country Asia ex-Japan Index (net, USD, unhedged, with dividends reinvested) (the “Index”), during the same time period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund’s performance relative to the Index during the Reporting Period can be primarily attributed to individual stock selection. From a country perspective, having an overweighted position in Indonesia, the worst performing component of the Index during the Reporting Period, and weak stock selection in Taiwan detracted most. Stock selection was strongest in Thailand, South Korea and India.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the Index were positions in Indonesian media broadcasting company Media Nusantara, Indonesian cellular phone retailer Erajaya Swasembada and Indian credit rating company Credit Analysis & Research.

Media Nusantara, a leading free-to-air television network with the largest audience share in Indonesia, detracted. The company derives most of its revenues from advertising and its performance, therefore, is closely correlated with the macroeconomic environment. Indeed, the market turned more cautious on near-term advertising spending as consumption and consumer confidence weakened on the back of higher inflation and slower Gross Domestic Product (“GDP”) growth in Indonesia. Further, when the U.S. Federal Reserve (the “Fed”) announced in May 2013 its intention to taper its quantitative easing program, the Indonesian rupiah depreciated and interest rates rose, both of which negatively impacted advertising spending.

Erajaya Swasembada, the largest handset retailer and distributor in Indonesia, also underperformed the Index during the Reporting Period, detracting from the Fund’s relative results. Its share price weakness was primarily attributable to weaker than expected results for the first half of 2013 due to several factors. These included an unfavorable change in an import rule; unexpected competition from the black market for one of its key brands, Blackberry; depressed sales after flooding; and compressed margins from higher interest costs. Despite the short-term setback, we expect its first half of 2013 results to mark the bottom for the company’s stock, and we were optimistic at the end of the Reporting Period that the action plans put in place by its management should improve its operational performance going forward. We continued to believe the company offered long-term growth potential given the low penetration of smartphones in Indonesia and positive industry trends.

Credit Analysis & Research was impacted by broad macroeconomic trends. Specifically, with interest rate direction uncertain and no imminent revival in corporate capital expenditures, a rebound in the ratings business was getting pushed back, leading to a downgrade in earnings estimates and impacting performance of rating agencies such as Credit Analysis & Research. We sold the Fund’s position in the company by the end of the Reporting Period.

Q	What were some of the Fund’s best-performing individual stocks?

A	The Fund benefited most relative to the Index from holdings in Airports of Thailand, Just Dial and Naver.

The top individual stock contributor to the Fund’s results during the Reporting Period was Airports of Thailand, which owns and operates several airports in Thailand, including the Bangkok, Chiang Mai and Phuket airports. The stock outperformed on robust air travel demand, as passenger volume and aircraft movement continued to exceed investors’ expectations. At the end of the Reporting Period, we maintained high conviction in the stock, as we expected strong air traffic growth to sustain, underpinned by the company’s monopoly position as the gateway to Thailand, a buoyant tourism industry, and aggressive capacity additions

PORTFOLIO RESULTS

by low cost carriers in the region. Given the company’s operating leverage and delivery of better than expected cost controls, we also expected its margins to expand further.

Another significant contributor was Just Dial, India’s leading local business search engine in the information technology sector. The stock performed well during the Reporting Period, as the market began to price in the operating leverage benefits in its business model and value creation from new initiatives the company is pursuing. At the end of the Reporting Period, we believed the company had strong growth prospects due to its market dominance and franchise value, with a first mover advantage and strong brand recall, as well as what we consider to be the strong execution capabilities of its management team.

Naver is a South Korean information technology company engaging in Internet search engines and online computer games. The company’s popular mobile messenger, LINE, has been investors’ focus and contributed to the stock’s strong performance during the Reporting Period. LINE’s valuation rose to between $6 billion and $7 billion, as the messenger is adding one million new users every day and is projected to reach 300 million users within a year. Mobile messenger developers are seeking how they might monetize traffic on their platform, and some of the business models are already successful, drawing investors’ attention.

Q	Which equity market sectors most significantly affected Fund performance during the Reporting Period?

A	The biggest detractors from the Fund’s relative results during the Reporting Period were the consumer discretionary, financials and materials sectors, each due primarily to poor stock selection. The sectors that contributed most positively to the Fund’s performance relative to the Index were information technology, industrials and utilities, each due primarily to effective stock selection. Having an overweight allocation to information technology, which strongly outpaced the Index during the Reporting Period, also added value.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives to hedge positions or as part of an active management strategy, but we used index futures on an opportunistic basis to ensure the Fund remained almost fully exposed to equities following cash inflows or stock sales.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	We established a Fund position in Hyundai Mipo Dockyard, a South Korean industrial company. It is one of the world’s top five shipbuilders and specializes in mid-sized product carriers and chemical tanks. The company benefited during the Reporting Period from rising order flows from one of its main clients. Also, ship prices rebounded from the bottom, and there was industry consolidation in terms of technology and physical capacity. At the time of purchase, we considered the company’s valuation particularly attractive.

We also established a Fund position in ENN Energy Holdings, which operates and manages gas pipeline infrastructure and engages in the sale and distribution of piped and bottled gas in China. We subsequently trimmed the weighting as we grew concerned about its aggressive addition of liquid natural gas stations and believe rising liquid natural gas prices may hurt its near-term margins. Still, we maintained the position, as we remain constructive on ENN Energy Holdings over the longer term, as we believe it should benefit from the rising consumption of natural gas, which provides a clean energy solution for China. With its franchise in 110 cities and plans for expansion, we believe ENN Energy Holdings offers growth prospects with an improving operating cash flow position.

In addition to those sales already mentioned, we eliminated the Fund’s position in Samsung Electronics. Samsung Electronics is one of the world’s largest electronics products manufacturers based in South Korea but with global operations. Along with lingering concerns of oversaturation in the high-end smartphone market after Apple’s iPhone5 missed expectations in the fourth quarter of 2012, a conservative market outlook from Samsung Electronics’ management triggered weak share price performance. Also, a strong South Korean won and fund outflows from South Korea contributed to the company’s weak performance during the Reporting Period. Another reason we sold the Fund’s position in the company’s stock was because we expected its second and third quarter of 2013 shipments of Galaxy S4, its flagship high-end smartphone, to be lower than market expectations and company guidance.

We sold the Fund’s position in CNOOC, a Chinese producer of crude oil and natural gas primarily involved in upstream production activities. (Upstream production activities generally include those operations stages in the oil and gas industry that involve exploration and production.) We had begun to trim the Fund’s position in the stock in November

PORTFOLIO RESULTS

2012, as we expected its operating margin to be pressured by a relatively flat oil price environment amid rising costs. The stock subsequently underperformed the Index in the first quarter of 2013, as the market was concerned about the production growth prospects of offshore China. The stock further underperformed in April 2013, as oil prices were under pressure on concerns of rising supply and rather flat demand growth, and thus we opted to eliminate the Fund’s position in CNOOC.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	Most sector weights are usually established within a relatively narrow range from the Index, as our team prefers to make decisions at the individual stock level, where we believe we can generate more added value. That said, during the Reporting Period, the Fund’s exposure to information technology, materials, utilities and consumer staples increased, and its allocations to financials, telecommunication services and energy decreased.

Similarly, allocations to countries are directly the result of various stock selection decisions. During the Reporting Period, the Fund’s allocations to South Korea and the Philippines increased, and its exposure to Taiwan, Singapore and Malaysia decreased.

Q	How was the Fund positioned relative to the Index at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund had overweighted exposure to South Korea, China, India, the Philippines, Indonesia and Thailand compared to the Index. On the same date, the Fund had underweighted exposure relative to the Index to Hong Kong, Taiwan, Malaysia and Singapore. The Fund also had a modest position in the Cayman Islands, which represented American Depositary Receipts (“ADRs”) for a Chinese company in which we initiated a Fund position toward the end of the Reporting Period.

From a sector allocation perspective, the Fund had overweighted positions relative to the Index in the financials, materials, industrials and consumer discretionary sectors at the end of the Reporting Period. On the same date, the Fund had underweighted positions compared to the Index in the information technology, telecommunication services and energy sectors and was relatively neutrally weighted compared to the Index in health care, utilities and consumer staples.

As always, we remained focused on individual stock selection, with sector and country positioning being a secondary, closely-monitored effect.

FUND BASICS

Asia Equity Fund

as of October 31, 2013

PERFORMANCE REVIEW
November 1, 2012–October 31, 2013	Fund Total Return (based on NAV)[1]	MSCI AC (All Country) Asia ex-Japan Index[2]
Class A	8.72%	10.25%
Class B	7.92	10.25
Class C	7.87	10.25
Institutional	9.16	10.25

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The MSCI AC (All Country) Asia ex-Japan Index (net, USD, unhedged, with dividends reinvested) is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of Asia, excluding Japan. The MSCI AC Asia ex-Japan Index consists of the following 10 developed and emerging market country indices: China, Hong Kong, India, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan, and Thailand. This index is net of dividends reinvested after deduction of withholding taxes, using a tax rate applicable to non-resident institutional investors who do not benefit from double taxation treaties. This series approximates the minimum possible dividend reinvestment. The dividend is reinvested after deduction of withholding tax, applying the rate to nonresident individuals who do not benefit from double taxation treaties. MSCI Barra uses withholding tax rates applicable to Luxembourg holding companies, as Luxembourg applies the highest rates. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 9/30/13	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-2.25%	5.78%	7.69%	1.90%	7/08/94
Class B	-2.32	5.87	7.63	0.87	5/01/96
Class C	1.70	6.17	7.49	1.06	8/15/97
Institutional	3.89	7.42	8.74	1.88	2/02/96

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Class B Shares convert automatically to Class A Shares on or about the fifteenth day of the last month of the calendar quarter that is eight years after purchase. Returns for Class B Shares for the period after conversion reflect the performance of Class A Shares. Because Institutional Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The Fund’s Class B Shares are no longer available for purchase by new or existing shareholders (although current Class B shareholders may continue to reinvest income and capital gains distributions into Class B Shares, and Class B shareholders may continue to exchange their shares for Class B Shares of certain other Goldman Sachs Funds).

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.78%	2.24%
Class B	2.53	2.98
Class C	2.53	2.97
Institutional	1.38	1.79

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. The Fund’s waivers and/or expense limitations will remain in place through at least February 28, 2014, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 10/31/13[5]
Holding	% of Net Assets	Line of Business	Country
Samsung Electronics Co. Ltd.	3.6%	Semiconductors & Semiconductor Equipment	South Korea
Hana Financial Group, Inc.	3.4	Banks	South Korea
Taiwan Semiconductor	3.2	Semiconductors &	Taiwan
Manufacturing Co. Ltd.		Semiconductor Equipment
OCI Co. Ltd.	3.0	Materials	South Korea
Just Dial Ltd.	2.9	Software & Services	India
Industrial & Commercial Bank of China Ltd. Class H	2.6	Banks	China
DBS Group Holdings Ltd.	2.6	Banks	Singapore
Kia Motors Corp.	2.5	Automobiles & Components	South Korea
ENN Energy Holdings Ltd.	2.4	Utilities	China
Airports of Thailand PCL	2.2	Transportation	Thailand

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of October 31, 2013

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. Underlying sector allocations of exchange traded funds or investment companies held by the Fund are not reflected in the graph above. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS ASIA EQUITY FUND

Performance Summary

October 31, 2013

The following graph shows the value, as of October 31, 2013, of a $10,000 investment made on November 1, 2003 in Institutional Shares (at NAV). For comparative purposes, the performance of the Fund’s benchmark, the MSCI All Country Asia ex-Japan Index (net, USD, unhedged, with dividends reinvested) is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class B and Class C Shares will vary from that of Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

Asia Equity Fund’s 10 Year Performance

Performance of a $10,000 Investment, with distributions reinvested, from November 1, 2003 through October 31, 2013.

Average Annual Total Return through October 31, 2013	One Year	Five Years	Ten Years	Since Inception
Class A (Commenced July 8, 1994)
Excluding sales charges	8.72%	14.99%	7.86%	2.43%
Including sales charges	2.77%	13.69%	7.25%	2.13%

Class B (Commenced May 1, 1996)
Excluding contingent deferred sales charges	7.92%	14.12%	7.21%	1.13%
Including contingent deferred sales charges	2.90%	13.88%	7.21%	1.13%

Class C (Commenced August 15, 1997)
Excluding contingent deferred sales charges	7.87%	14.10%	7.05%	1.33%
Including contingent deferred sales charges	6.86%	14.10%	7.05%	1.33%

Institutional (Commenced February 2, 1996)	9.16%	15.45%	8.31%	2.14%

PORTFOLIO RESULTS

Goldman Sachs BRIC Fund

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Fundamental Emerging Markets Equity Portfolio Management Team discusses the Goldman Sachs BRIC Fund’s (the “Fund”) performance and positioning for the 12-month period ended October 31, 2013 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional and IR Shares generated average annual total returns, without sales charges, of 3.83%, 3.06%, 4.26% and 4.09%, respectively. These returns compare to the 5.08% average annual total return of the Fund’s benchmark, the MSCI BRIC Index (net, unhedged, USD) (the “Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund underperformed the Index during the Reporting Period. Weak stock selection and a modest overweighting in the weaker Brazilian equity market and an underweighting in China detracted most. The Fund benefited from effective stock selection in Russia, China and India as well as from having an overweight to Russia and a modest underweight to India.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the Index were positions in Brazilian energy company Petroleo Brasileiro (“Petrobras”), Brazilian appliance retailer Magazine Luiza and Russian precious metal producer Polymetal International.

Leading Brazilian integrated energy company Petrobras saw its shares decline during the Reporting Period. Petrobras suffered from a reduction in its earnings and cash flow guidance, as increases in official set prices were lower than desired. Further, Petrobras had been selling imported fuel at a loss in its domestic market due to capacity constraints at its domestic refineries. Price increases implemented during the Reporting Period were seen as likely not to be sufficient to make Petrobras’ refining segment profitable. We trimmed the Fund’s position in the stock by the end of the Reporting Period. Petrobras’ Board of Directors is currently studying a methodology to align international and domestic prices of oil by-products, the result of which is yet unclear.

Magazine Luiza, one of the largest household appliance retail chains in Brazil, performed poorly, as the company reported weaker than expected fourth quarter 2012 and first quarter 2013 results. The company reported slow sales growth and lack of margin improvements, as the benefits of the integration of the company’s acquisitions were not reflected in its results. Further, the macroeconomic backdrop for the company was challenging, driven by weak consumer sentiment and higher inflation risks. We sold the Fund’s position in Magazine Luiza by the end of the Reporting Period.

Polymetal International had been a high dividend yield company, which was also showing double-digit growth. However, the correction in gold prices and operational issues at its processing plant changed both of these investment theses. Further, we were worried the company might change its merger and acquisition strategy and look for bigger acquisitions outside Russia. We sold the Fund’s position in Polymetal International by the end of the Reporting Period.

Q	What were some of the Fund’s best-performing individual stocks?

A	The strongest contributors to the Fund’s performance during the Reporting Period were Chinese Internet service company Tencent Holdings, Russian retailer Magnit and Chinese automobile manufacturer Great Wall Motors.

Tencent Holdings is an Internet service company in China engaged in social networks, web portals, e-commerce and multiplayer online games. Tencent Holdings’ stock performed well during the Reporting Period, as the company delivered better than expected earnings results on the strong progress of its e-commerce business and well-developed mobile platform. Also, after its introduction of its new version of WeChat — its proprietary social messaging platform, we started to see monetization activities in its mobile platform. Subscriber growth for WeChat was strong in both its domestic and overseas markets.

Magnit, the largest Russian retailer as measured by number of stores, benefited during the Reporting Period from rapid expansion and increased market share, resulting, in turn, in

PORTFOLIO RESULTS

improved profitability. At the end of the Reporting Period, the company remained one of our highest conviction names in the consumer sector, as we believe its strong margins are sustainable going forward. We also expected Magnit to continue enjoying healthy revenue growth, coupled with increased investment, in the months ahead. Magnit’s management was guiding for more than 20% annualized revenue growth over the next five years.

Great Wall Motors is a Chinese automobile manufacturer specializing in the niche sport utility vehicles (“SUV”) segment. Its share price rose as the company reported second quarter of 2013 revenue of 13.7 billion renminbi, a 43% year-over-year increase, driven mainly by a 78% increase in SUV sales. Its profit margin also improved due to better economies of scale and growth in high margin SUV sales. At the end of the Reporting Period, we expected the company’s SUV sales to remain strong given additional production from the completion of its Tianjin and Xushui plants and new models scheduled to be introduced in the coming months.

Q	Which equity market sectors most significantly affected Fund performance during the Reporting Period?

A	Weak stock selection in the financials, consumer discretionary and health care sectors detracted most from the Fund’s performance relative to the Index during the Reporting Period. The key drivers of the underperformance in the financials sector were the Fund’s positions in Credit Analysis & Research, an Indian credit rating company, and Bank of China, a state-owned commercial bank in China. Within consumer discretionary, the Fund’s holdings in Magazine Luiza, mentioned earlier, and Titan Industries, an Indian jewelry company, detracted most from performance during the Reporting Period. In health care, the Fund’s holdings in Sun Pharmaceutical Industries, an Indian manufacturer of pharmaceutical ingredients, and Sinopharm Group, a Chinese pharmaceutical company, detracted most from returns.

Conversely, the sectors that contributed most positively to the Fund’s performance during the Reporting Period were information technology, consumer staples and utilities. Strong stock selection and having an overweight to the strongly performing information technology sector boosted the Fund’s results most. The Fund’s positions in Tencent Holdings, mentioned earlier, and HollySys Automation Technologies, a Chinese provider of automation and control technologies, were the two largest contributors to relative performance within the sector. In consumer staples, stock selection proved effective, more than offsetting the modestly detracting effect of having an overweight to the sector. Within consumer staples, holdings in Magnit, already mentioned, and United Spirits, an Indian beverage company, were particularly strong performers. In utilities, both stock selection and having an underweighted allocation helped. Positions in Sabesp, a Brazilian waste management company, and Transmissora Alianca, a Brazilian company that engages in provision of power transmission lines, were the largest contributors.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, the Fund gained exposure to select stocks through equity-linked notes and participatory notes. We used index futures on an opportunistic basis to ensure the Fund remained almost fully exposed to equities following cash inflows or stock sales.

PORTFOLIO RESULTS

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	We elected to change the Fund’s positioning within the energy sector in China during the Reporting Period. We initiated a Fund position in PetroChina, the largest oil and gas producer in China, and sold out of the Fund’s position in CNOOC, the third largest national oil company. We initiated the position in PetroChina, as we expect its losses from imported gas may have peaked in 2012 as import volume growth appears to have slowed and more gas is being supplied to Southern China, including Hong Kong, where prices are comparatively more market driven. We saw more opportunities for market-based pricing of natural gas to be introduced, at least in certain regions, as inflationary pressures have been relatively benign and China’s import requirement for natural gas has increased. We also expect the refining segment of the company’s business to show improvement. We decided to sell out of the Fund’s position in CNOOC, as we believe its lack of production growth, combined with relatively stable oil prices and escalating costs, is likely to increase operating margin pressures for the company.

In the financials sector, we sold out of Indian bank ICICI Bank, as we have less conviction in this name, and initiated a position in Agricultural Bank of China, one of four state-owned banks with the largest number of branches domestically. We believe Agricultural Bank of China provides exposure to the development of rural China through its expanding business in the central and western regions of China. We also believe its net interest margin is more defensible given its lower loan-to-deposit ratio. Further, the bank showed a strong non-performing loans coverage ratio, which provides us with an additional comfort factor. (The non-performing loans coverage ratio is the amount outstanding of non-performing loans (loans for which principal repayments or interest payments are more than ninety days in arrears or overdrawn) divided by the total outstanding loan portfolio. A higher coverage ratio means the banking system has higher ability to weather the financial impact resulting from their non-performing loans.)

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	Most sector weights are usually established within a narrow range from the Index, as our team prefers to make decisions at the individual stock level, where we believe we can generate more added value. That said, during the Reporting Period, the Fund’s exposure relative to the Index in consumer staples, information technology and utilities increased, and its allocations relative to the Index to energy, consumer discretionary, materials, industrials and telecommunication services decreased.

Resulting from various stock selection decisions, the Fund’s exposure relative to the Index to Brazil decreased, and its allocations relative to the Index to China, India and Russia modestly increased.

Q	How was the Fund positioned relative to the Index at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund had overweighted exposure to Russia, underweighted exposure to Brazil and China and rather neutrally weighted exposure to India relative to the Index.

From a sector perspective, the Fund had overweighted allocations to information technology, consumer staples, financials and consumer discretionary compared to the Index at the end of the Reporting Period. On the same date, the Fund had underweighted exposure to the energy, telecommunication services, materials, utilities and industrials sectors and was rather neutrally weighted relative to the Index in the health care sector.

As always, we remained focused on individual stock selection, with sector and country positioning being a secondary, closely-monitored effect.

FUND BASICS

BRIC Fund

as of October 31, 2013

PERFORMANCE REVIEW
November 1, 2012–October 31, 2013	Fund Total Return (based on NAV)[1]	MSCI BRIC Index[2]
Class A	3.83%	5.08%
Class C	3.06	5.08
Institutional	4.26	5.08
Class IR	4.09	5.08

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The MSCI BRIC Index (net, unhedged, USD) is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the following four emerging market country indices: Brazil, Russia, India and China. This series approximates the minimum possible dividend reinvestment. The dividend is reinvested after deduction of withholding tax, applying the rate to non-resident individuals who do not benefit from double taxation treaties. MSCI Barra uses withholding tax rates applicable to Luxembourg holding companies, as Luxembourg applies the highest rates. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 9/30/13	One Year	Five Years	Since Inception	Inception Date
Class A	-4.58%	2.12%	3.19%	6/30/06
Class C	-0.75	2.52	3.22	6/30/06
Institutional	1.39	3.71	4.42	6/30/06
Class IR	1.23	N/A	-2.47	8/31/10

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Class IR Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.70%	1.96%
Class C	2.45	2.71
Institutional	1.30	1.56
Class IR	1.45	1.71

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. The Fund’s waivers and/or expense limitations will remain in place through at least February 28, 2014, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 10/31/13[5]
Holding	% of Net Assets	Line of Business	Country
Tencent Holdings Ltd.	5.1%	Software & Services	China
Industrial & Commercial Bank of China Ltd. Class H	4.2	Banks	China
China Construction Bank Corp. Class H	3.4	Banks	China
Sberbank of Russia	3.4	Banks	Russia
OAO Lukoil ADR	3.4	Energy	Russia
iShares China Large-Cap Fund	3.2	Exchange Traded Fund	United States
Petroleo Brasilerio SA ADR	3.1	Energy	Brazil
Companhia de Bebidas das Americas	3.1	Food, Beverage & Tobacco	Brazil
Agricultural Bank of China Ltd. Class H	2.9	Banks	China
BB Seguridade Participacoes SA	2.7	Insurance	Brazil

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of October 31, 2013

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. Underlying sector allocations of exchange traded funds held by the Fund are not reflected in the graph above. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS BRIC FUND

Performance Summary

October 31, 2013

The following graph shows the value, as of October 31, 2013, of a $10,000 investment made on June 30, 2006 (commencement of operations) in Institutional Shares (at NAV). For comparative purposes, the performance of the Fund’s benchmark, the MSCI BRIC Index (net, unhedged, USD), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C and Class IR Shares will vary from that of Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

BRIC Fund’s Lifetime Performance

Performance of a $10,000 Investment, with distributions reinvested, from June 30, 2006 through October 31, 2013.

Average Annual Total Return through October 31, 2013	One Year	Five Years	Since Inception
Class A (Commenced June 30, 2006)
Excluding sales charges	3.83%	12.29%	4.55%
Including sales charges	-1.88%	11.03%	3.75%

Class C (Commenced June 30, 2006)
Excluding contingent deferred sales charges	3.06%	11.44%	3.76%
Including contingent deferred sales charges	2.06%	11.44%	3.76%

Institutional (Commenced June 30, 2006)	4.26%	12.73%	4.97%

Class IR (Commenced August 31, 2010)	4.09%	N/A	-1.09%

PORTFOLIO RESULTS

Goldman Sachs China Equity Fund

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Fundamental Emerging Markets Equity Portfolio Management Team discusses the Goldman Sachs China Equity Fund’s (the “Fund”) performance and positioning for the 12-month period ended October 31, 2013 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional and IR Shares generated average annual total returns, without sales charges, of 9.15%, 8.36%, 9.61% and 9.34%, respectively. These returns compare to the 9.28% average annual total return of the Fund’s benchmark, the MSCI China Index (net, unhedged, USD) (the “Index”), during the same time period.

Q	What economic and market factors most influenced China’s equity market as a whole during the Reporting Period?

A	China’s offshore equity market, as measured by the Index, outperformed emerging market peers, as measured by the MSCI Emerging Markets Index, but underperformed developed equity markets broadly, as measured by the MSCI EAFE Index. Mid-cap and small-cap names within the Index significantly outperformed large-cap names during the Reporting Period. From a sector perspective, the mid-cap and small-cap heavy information technology and utilities sectors soared robustly during the Reporting Period, followed by consumer discretionary, consumer staples, financials and industrials, which each also posted solid double-digit gains. Conversely, materials, energy, health care and telecommunication services posted negative returns during the Reporting Period.

Volatility, driven by investor sentiment and economic growth concerns, characterized the roller coaster returns and divergent sector performance within China’s offshore equity market during the Reporting Period. In November 2012, when the Reporting Period began, China completed its once-in-a-decade leadership transition, removing political uncertainty relating to change in China’s top leadership. As the Reporting Period progressed, China’s Gross Domestic Product (“GDP”) growth slowed from 7.9% year-over-year in the fourth quarter of 2012 to 7.7% year-over-year in the first quarter of 2013 and then further down to 7.5% year-over-year in the second quarter of 2013. However, China’s GDP then rebounded to 7.8% year-over-year in the third quarter of 2013.

In June 2013, a sharp spike in Chinese interbank lending rates and a belated response from the People’s Bank of China sparked a sell-off in China’s local equity market. In late July 2013, to many investors’ relief, Premier Li Keqiang set a clear target for the nation’s 2013 GDP growth at an annualized rate of 7.5%. He also set an inflation target at below 3.5%. Together, these targets have been popularly coined as the “Li Keqiang Put” by the market. To support these targets, the Chinese State Council subsequently announced measures such as cutting value added and business taxes or fees, halting renminbi appreciation and building more railways. On September 29, 2013, China officially unveiled the Shanghai Pilot Free Trade Zone (“SHFTZ”) — an experimental area to promote yuan convertibility and the opening up of various services sectors to foreign players — six months after Premier Li introduced the concept during his Shanghai trip. SHFTZ euphoria particularly lifted many related names in the financials sector. At the end of the Reporting Period, the Chinese offshore equity market continued to cautiously wait with great expectation for any new reform policy to be announced in the 3rd Plenium of China’s ruling Communist Party’s (“CPC”) 18th Central Committee, which was scheduled to be held in early November 2013.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund’s underperformance of the Index (with respect to certain of its share classes) during the Reporting Period can be primarily attributed to individual stock selection.

Q	What were some of the Fund’s best-performing individual stocks?

A	Among the Fund’s best-performing individual stocks relative to the Index were holdings in Tencent Holdings, Great Wall Motors and Shimao Property.

Tencent Holdings is an Internet service company in China engaged in social networks, web portals, e-commerce and multiplayer online games. Tencent Holdings’ stock performed well during the Reporting Period, as the company delivered better than expected earnings results on the strong

PORTFOLIO RESULTS

progress of its e-commerce business and well-developed mobile platform. Also, after its introduction of its new version of WeChat — its proprietary social messaging platform, we started to see monetization activities in its mobile platform. Subscriber growth for WeChat was strong in both its domestic and overseas markets.

Great Wall Motors is a Chinese automobile manufacturer specializing in the niche sport utility vehicles (“SUV”) segment. Its share price rose as the company reported second quarter of 2013 revenue of 13.7 billion renminbi, a 43% year-over-year increase, driven mainly by a 78% increase in SUV sales. Its profit margin also improved due to better economies of scale and growth in high margin SUV sales. At the end of the Reporting Period, we expected the company’s SUV sales to remain strong given additional production from the completion of its Tianjin and Xushui plants and new models scheduled to be introduced in the coming months.

Shimao Property is a diversified Chinese developer with residential, commercial and hotel projects. Its shares performed well, as investors appreciated the company’s strong fundamentals and better than expected first half of 2013 results. However, Shimao Property’s stock pulled back significantly in September 2013, partly due to its aggressive land acquisition among a few second-tier cities in China. Also, the market turned cautious toward home sales for the entire sector since certain small banks had slowed down their mortgage approvals. In select cities, mortgage rates also crept up. We trimmed the Fund’s position in Shimao Property to take profits, while continuing to be impressed by what we considered to be the company’s strong management team, business execution and balance sheet.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Among the stocks that detracted most from the Fund’s results relative to the Index were positions in cement producer China National Building Material, life insurance provider New China Life Insurance and information technology company Digital China.

China National Building Material, a new position for the Fund during the Reporting Period, is one of the largest cement producers in China. Its stock performed poorly during the Reporting Period as cement prices declined with slower construction activity, due, in turn, to the summer seasonal low and tightened liquidity. At the end of the Reporting Period, we still believed there would be consolidation in the supply side of the market coupled with re-acceleration of construction activity, supporting improved cement prices going forward.

We initiated a position in New China Life Insurance during the first quarter of 2013, as we believed the company was more attractively priced than its competitor China Life Insurance, which we sold during the Reporting Period, and we expect the discount to close over time. We also expect its premium growth to recover with the introduction of new products. Nevertheless, the stock detracted during the Reporting Period given the general negative sentiment on this industry.

Digital China is an information technology hardware distributor, software developer and solution and servicing provider. Its share price declined through much of the Reporting Period on disappointing results. Toward the end of the Reporting Period, the company announced the approval from the government in swapping its shares with Shenzhen Techo Telecom — its A-Share listed company. The valuation gap between H shares and A shares triggered Digital China’s subsequent share price rebound. Still, we exited the Fund’s position in the stock as we remained concerned about the company’s fundamentals and near-term outlook given the slowdown in China’s personal computer sales and weak information technology service demand.

Q	Which equity market sectors most significantly affected Fund performance during the Reporting Period?

A	The sectors that contributed most positively to the Fund’s performance relative to the Index were information technology, consumer discretionary and energy. Having an overweighted exposure to information technology, which was the best performing sector in the Index by a wide margin during the Reporting Period, helped most. In consumer discretionary and energy, individual stock selection proved most effective.

The only two sectors to detract from the Fund’s relative results during the Reporting Period were materials and utilities. Stock selection was weak in materials. Having a rather neutral weighting to utilities, which was the second best performing sector in the Index during the Reporting Period, hampered results.

PORTFOLIO RESULTS

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, we did not use derivatives to hedge positions or as part of an active management strategy.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	In addition to those purchases already mentioned, we initiated a Fund position in Orient Overseas, a container shipping company. We established the position on expectations of global cargo volume recovery. In our view, compared to its peers, Orient Overseas has a stronger balance sheet and a superior execution track record, which we saw as being underappreciated by the market at the time of purchase.

We also established a Fund position in ENN Energy Holdings, which operates and manages gas pipeline infrastructure and engages in the sale and distribution of piped and bottled gas in China. We subsequently trimmed the weighting as we grew concerned about its aggressive addition of liquid natural gas stations and believe rising liquid natural gas prices may hurt its near-term margins. Still, we maintained the position, as we remain constructive on ENN Energy Holdings over the longer term. We believe ENN Energy Holdings should benefit from the rising consumption of natural gas, which provides a clean energy solution for China. With its franchise in 110 cities and plans for expansion, we believe ENN Energy Holdings offers growth prospects with an improving operating cash flow position.

We added to the Fund’s position in China Overseas Land & Investment, a leading state-owned property developer in China that focuses on residential projects. The company managed to deliver strong contracted sales results despite policy headwinds. In our opinion, China Overseas Land & Investment is among the most established and well-run real estate developers in China and believe its valuation to be at a reasonable level and its balance sheet strong.

We also increased the Fund’s position in Jiangxi Copper, the largest integrated copper producer in China. We believe copper remains the best commodity metal in terms of supply/ demand fundamentals globally and locally in China. We added to the Fund’s position in the stock, as we think the worst time was probably over for the company, and its growth should pick up given the seemingly stabilization of the gold price globally, China’s improving economy and resumption of China’s electricity grid.

The most notable of the Fund’s sales and reduced positions were already mentioned earlier.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	Throughout the Reporting Period, we remained focused on individual stock selection, with sector positioning being a secondary, closely-monitored effect. That said, the Fund’s exposure relative to the Index in information technology, consumer staples and industrials increased, and its allocations relative to the Index to financials and consumer discretionary decreased.

Q	How was the Fund positioned relative to the Index at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund had overweighted positions relative to the Index in information technology and health care. On the same date, the Fund had underweighted positions compared to the Index in the financials and telecommunication services sectors and rather neutral exposure relative to the Index in consumer discretionary, materials, energy, utilities, industrials and consumer staples.

PORTFOLIO RESULTS

Q	What is the Fund’s tactical view and strategy going forward?

A	At the end of the Reporting Period, we expected to see sequential but moderate recovery in levels of economic activity over the next six to 12 months. As China’s new leadership leans toward structural and secular reforms, we expect overall government actions to be based more on pro-growth sustainability rather than on pro-GDP escalation. At the same time, policy execution could remain bumpy and at times lack clarity, which may heighten equity market volatility between anticipation and disappointment. Nonetheless, we believe equity valuation levels in China at the end of the Reporting Period may have been over-pricing the risks and under-pricing the opportunities.

In our view, China’s offshore equity market presents attractive risk-reward opportunities for long-term investors who are able to align their investment time frame with China’s new economic era. In contrast to China’s sometimes indiscriminate expansion in the past, we believe China’s next phase of economic development is likely to be more disciplined and focused on: 1) industrial upgrading; 2) pricing liberalization and reform; 3) deepening its sources of growth into consumption and services and away from fixed asset investments; and 4) strategic infrastructure development of its central and western regions.

We believe China’s impending reform efforts may well expose numerous latent deficiencies in its current economic structure, including excess capacity, weak pricing power and high environmental costs associated with traditional industries. But at the same time, these reform efforts create a conducive environment for new winners to emerge, which presents, in our view, exciting investment opportunities. What looked most interesting to us at the end of the Reporting Period were companies able to ride on what we viewed as the five mega-trends for China in the next decade — 1) modernization of its hinterland, or that area that surrounds a big city or port and on which the city or port depends for economic growth; 2) upgrade of its industrial capabilities; 3) liberalization and reform of its factor pricing, wherein in economic theory, the price of a finished item affects the factors of production, the various costs, and incentives of producing it, so as to ‘attract’ it toward a theoretical factor price. Simply put, factor price is why the price of an item tends to approach the cost of producing it; 4) rebalancing of its sources of growth into consumption and services and away from fixed asset investments; and 5) conservation of its environment. Against this backdrop, we expect corporate winners and losers to be differentiated by their respective franchise strength, product and technology innovation, cost efficiency and, most importantly perhaps, management execution ability.

As always, we continue to look for what we consider to be reasonably priced investment opportunities in companies with healthy balance sheets, strong earnings growth visibility and management quality.

FUND BASICS

China Equity Fund

as of October 31, 2013

PERFORMANCE REVIEW
November 1, 2012–October 31, 2013	Fund Total Return (based on NAV)[1]	MSCI China Index[2]
Class A	9.15%	9.28%
Class C	8.36	9.28
Institutional	9.61	9.28
Class IR	9.34	9.28

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The MSCI China Index (net, unhedged, USD) is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of China. As of December 31, 2012, the MSCI China Index consisted of 148 constituents. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 9/30/13	One Year	Since Inception	Inception Date
Class A	7.10%	-7.13%	4/29/11
Class C	11.50	-5.66	4/29/11
Institutional	13.92	-4.54	4/29/11
Class IR	13.64	-4.73	4/29/11

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Class IR Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.89%	4.83%
Class C	2.64	4.98
Institutional	1.50	4.66
Class IR	1.65	5.06

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. The Fund’s waivers and/or expense limitations will remain in place through at least February 28, 2014, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 10/31/13[5]
Holding	% of Net Assets	Line of Business
Tencent Holdings Ltd.	9.5%	Internet Software & Services
China Construction Bank Corp. Class H	9.0	Commercial Banks
Industrial and Commercial Bank of China Ltd. Class H	7.9	Commercial Banks
China Petroleum and Chemical Corp. (Sinopec) Class H	5.2	Oil, Gas & Consumable Fuels
China Mobile Ltd.	5.1	Wireless Telecommunication Services
PetroChina Co. Ltd. Class H	4.6	Oil, Gas & Consumable Fuels
Agricultural Bank of China Ltd. Class H	4.2	Commercial Banks
China Oilfield Services Ltd. Class H	3.2	Energy Equipment & Services
China Overseas Land & Investment Ltd.	2.9	Real Estate Management & Development
Great Wall Motor Co. Ltd. Class H	2.8	Automobiles

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of October 31, 2013

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The above graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The above graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS CHINA EQUITY FUND

Performance Summary

October 31, 2013

The following graph shows the value, as of October 31, 2013, of a $10,000 investment made on April 29, 2011 (commencement of operations) in Institutional Shares at NAV. For comparative purposes, the performance of the Fund’s benchmark, the MSCI China Index (net, unhedged, USD), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C and Class IR Shares will vary from that of Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

China Equity Fund’s Lifetime Performance

Performance of a $10,000 Investment, with distributions reinvested, from April 29, 2011 through October 31, 2013.

Average Annual Total Return through October 31, 2013	One Year	Since Inception
Class A (Commenced April 29, 2011)
Excluding sales charges	9.15%	-3.92%
Including sales charges	3.14%	-6.05%

Class C (Commenced April 29, 2011)
Excluding contingent deferred sales charges	8.36%	-4.65%
Including contingent deferred sales charges	7.36%	-4.65%

Institutional (Commenced April 29, 2011)	9.61%	-3.53%

Class IR (Commenced April 29, 2011)	9.34%	-3.71%

PORTFOLIO RESULTS

Goldman Sachs Emerging Markets Equity Fund

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Fundamental Emerging Markets Equity Portfolio Management Team discusses the Goldman Sachs Emerging Markets Equity Fund’s (the “Fund”) performance and positioning for the 12-month period ended October 31, 2013 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, B, C, Institutional, Service and IR Shares generated average annual total returns, without sales charges, of 4.04%, 3.23%, 3.35%, 4.49%, 4.02% and 4.37%, respectively. These returns compare to the 6.53% average annual total return of the Fund’s benchmark, the MSCI Emerging Markets Index (net, unhedged, USD) (the “Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund underperformed the Index during the Reporting Period. While the Fund benefited from effective stock selection in Russia, Thailand and Turkey, such positives were offset by the detracting effect of its weak stock selection and allocation positioning in South Korea, Brazil and Taiwan.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the Index were positions in Brazilian energy company Petroleo Brasileiro (“Petrobras”), South African gold producer Anglogold Ashanti and South Korean auto manufacturer Hyundai Motor.

Leading Brazilian integrated energy company Petrobras saw its shares decline during the Reporting Period. Petrobras suffered from a reduction in its earnings and cash flow guidance, as increases in official set prices were lower than desired. Further, Petrobras had been selling imported fuel at a loss in its domestic market due to capacity constraints at its domestic refineries. Price increases implemented during the Reporting Period were seen as likely not to be sufficient to make Petrobras’ refining segment profitable. We trimmed the Fund’s position in the stock by the end of the Reporting Period. Petrobras’ Board of Directors is currently studying a methodology to align international and domestic prices of oil by-products, the result of which is yet unclear.

Anglogold Ashanti, one of South Africa’s top gold producers, performed poorly, suffering from several operational issues in South Africa throughout the Reporting Period, including safety stops and labor strikes. As a result, the company had to revise its production targets downwards. Our original investment case was based on the assumption that current prices would be justified, even assigning no value to South Africa operations. However, the company started to have operational problems in South Africa as well. The collapse in gold prices added to our concerns, as the company was close to breaching its debt covenants. Finally, its Chief Executive Officer, who was instrumental in its turnaround, left the company, and finding his replacement took longer than expected. With these factors combined, we decided to sell the Fund’s position in Anglogold Ashanti.

Hyundai Motor detracted from the Fund’s results, as the Fund held an underweighted position in the stock when it surged on the back of easing concerns over fierce competition from Japanese carmakers. We sold the Fund’s position in Hyundai Motor, as we saw greater opportunities in the South Korean auto industry, such as Kia Motors.

Q	What were some of the Fund’s best-performing individual stocks?

A	The strongest contributors to the Fund’s performance during the Reporting Period were Airports of Thailand, Magnit and Tencent Holdings.

The top individual stock contributor to the Fund’s results during the Reporting Period was Airports of Thailand, which owns and operates several airports in Thailand, including the Bangkok, Chiang Mai and Phuket airports. The stock outperformed on robust air travel demand, as passenger volume and aircraft movement continued to exceed investors’ expectations. At the end of the Reporting Period, we maintained high conviction in the stock, as we expected strong air traffic growth to sustain, underpinned by the company’s monopoly position as the gateway to Thailand, a buoyant tourism industry, and aggressive capacity additions by low cost carriers in the region. Given the company’s operating leverage and delivery of better than expected cost controls, we also expected its margins to expand further.

PORTFOLIO RESULTS

Magnit, the largest Russian retailer as measured by number of stores, benefited during the Reporting Period from rapid expansion and increased market share, resulting, in turn, in improved profitability. At the end of the Reporting Period, the company remained one of our highest conviction names in the consumer sector, as we believe its strong margins are sustainable going forward. We also expected Magnit to continue enjoying healthy revenue growth, coupled with increased investment, in the months ahead. Magnit’s management was guiding for more than 20% revenue growth over the next five years.

Tencent Holdings is an Internet service company in China engaged in social networks, web portals, e-commerce and multiplayer online games. Tencent Holdings’ stock performed well during the Reporting Period, as the company delivered better than expected earnings results on the strong progress of its e-commerce business and well-developed mobile platform. Also, after its introduction of its new version of WeChat — its proprietary social messaging platform, we started to see monetization activities in its mobile platform. Subscriber growth for WeChat was strong in both its domestic and overseas markets.

Q	Which equity market sectors most significantly affected Fund performance during the Reporting Period?

A	Relative to the Index, weak stock selection in consumer discretionary and financials detracted most from the Fund’s performance during the Reporting Period. To a more modest degree, stock selection in energy detracted as well. Underperformance in the consumer discretionary sector was mainly driven by positions in Magazine Luiza, a Brazilian retail company focused on consumer durable goods, and Titan Industries, an Indian jewelry company. In financials, holdings in Credit Analysis & Research, a credit rating agency in India, and Bajaj Finance, a non-banking finance company in India, were the largest individual detractors within the sector. In energy, positions in Petrobras, already mentioned, and PetroChina, an oil and gas producer, were the biggest disappointments.

Conversely, strong stock selection within the industrials, information technology and consumer staples sectors contributed most positively to the Fund’s relative performance. The Fund’s holding in Airports of Thailand, already mentioned, was the greatest positive contributor within the industrials sector. In information technology, an overweighted allocation relative to the Index to the strongly performing sector and positions in Tencent Holdings, mentioned earlier, and Just Dial, a market leader in local business search through voice, Internet and mobile platforms in India, boosted Fund results. In consumer staples, effective stock selection more than offset the detracting impact of having an underweight relative to the Index in the strongly performing sector. The Fund’s holding in Magnit, already mentioned, was an outstanding performer.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, the Fund used equity-linked notes and participatory notes to gain exposure to select stocks. We used index futures on an opportunistic basis to ensure the Fund remained almost fully exposed to equities following cash inflows or stock sales.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	We elected to change the Fund’s positioning within the energy sector in China during the Reporting Period. We initiated a Fund position in PetroChina, the largest oil and gas producer in China, and sold out of the Fund’s position in CNOOC, the third largest national oil company. We initiated the position in PetroChina, as we expect its losses from imported gas may have peaked in 2012 as import volume growth appears to have slowed and more gas is being supplied to Southern China, including Hong Kong, where prices are comparatively more market driven. We saw more opportunities for market-based pricing of natural gas to be introduced, at least in certain regions, as inflationary pressures have been relatively benign and China’s import requirement for natural gas has increased. We also expect the refining segment of the company’s business to show improvement. We decided to sell out of the Fund’s position in CNOOC, as we believe its lack of production growth, combined with relatively stable oil prices and escalating costs, is likely to increase operating margin pressures for the company.

In the financials sector, we sold out of Indian bank ICICI Bank, as we have less conviction in this name, and initiated a position in Agricultural Bank of China, one of four state-owned banks with the largest number of branches domestically. We believe Agricultural Bank of China provides exposure to the development of rural China through its expanding business in the central and western regions of China. We also believe its net interest margin is more defensible given its lower loan-to-deposit ratio. Further, the

PORTFOLIO RESULTS

bank showed a strong non-performing loans coverage ratio, which provides us with an additional comfort factor. (The non-performing loans coverage ratio is the amount outstanding of non-performing loans (loans for which principal repayments or interest payments are more than ninety days in arrears or overdrawn) divided by the total outstanding loan portfolio. A higher coverage ratio means the banking system has higher ability to weather the financial impact resulting from their non-performing loans.)

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	Most sector weights are usually established within a narrow range from the Index, as our team prefers to make decisions at the individual stock level, where we believe we can generate more added value. That said, during the Reporting Period, the Fund’s exposure relative to the Index to consumer staples, utilities and information technology increased, and its allocations relative to the Index to materials, telecommunication services, energy, consumer discretionary and financials decreased.

Similarly, allocations to countries are the direct result of various stock selection decisions. As such, the Fund’s exposure relative to the Index in Indonesia, Malaysia, Peru, Thailand, the Philippines, South Korea and India increased, and its allocations relative to the Index to Mexico, Brazil, Chile and China decreased.

Q	How was the Fund positioned relative to the Index at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund had overweighted exposures to Russia, India, Turkey and Peru and underweighted exposures to Malaysia, Taiwan and South Africa relative to the Index. On the same date, the Fund was relatively neutrally weighted to the Index in the remaining components of the Index, with the exceptions of Chile, Colombia, the Czech Republic, Hungary, Morocco and Poland, where the Fund had no exposure at all at the end of the Reporting Period.

From a sector allocation perspective, the Fund had overweighted positions relative to the Index in information technology, consumer staples and health care at the end of the Reporting Period. The Fund had underweighted positions compared to the Index in the energy, financials, telecommunication services, materials and utilities sectors and rather neutral positions relative to the Index in the industrials and consumer discretionary sectors at the end of the Reporting Period.

As always, we remained focused on individual stock selection, with sector and country positioning being a secondary, closely-monitored effect.

FUND BASICS

Emerging Markets Equity Fund

as of October 31, 2013

PERFORMANCE REVIEW
November 1, 2012–October 31, 2013	Fund Total Return (based on NAV)[1]	MSCI Emerging Markets Index[2]
Class A	4.04%	6.53%
Class B	3.23	6.53
Class C	3.35	6.53
Institutional	4.49	6.53
Service	4.02	6.53
Class IR	4.37	6.53

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The MSCI Emerging Markets Index (net, unhedged, USD) is a free float-adjusted market capitalization index that is designed to measure equity market performance of emerging markets. As of December 31, 2012 the MSCI Emerging Markets Index consisted of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey. This Index offers an exhaustive representation of the emerging markets by targeting all companies with a market capitalization within the top 85% of their investable equity universe, subject to a global minimum size requirement. It is based on the Global Investable Market Indices methodology. This series approximates the minimum possible dividend reinvestment. The dividend is reinvested after deduction of withholding tax, applying the rate to non-resident individuals who do not benefit from double taxation treaties. MSCI Barra uses withholding tax rates applicable to Luxembourg holding companies, as Luxembourg applies the highest rates. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 9/30/13	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-6.66%	3.38%	9.54%	5.93%	12/15/97
Class B	-6.84	3.35	9.52	6.04	12/15/97
Class C	-2.90	3.77	9.36	5.64	12/15/97
Institutional	-0.78	4.98	10.61	6.86	12/15/97
Service	-1.33	4.46	10.06	6.19	12/15/97
Class IR	-0.92	N/A	N/A	0.98	8/31/10

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Class B Shares convert automatically to Class A Shares on or about the fifteenth day of the last month of the calendar quarter that is eight years after purchase. Returns for Class B Shares for the period after conversion reflect the performance of Class A Shares. Because Institutional, Service and Class IR Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The Fund’s Class B Shares are no longer available for purchase by new or existing shareholders (although current Class B shareholders may continue to reinvest income and capital gains distributions into Class B Shares, and Class B shareholders may continue to exchange their shares for Class B Shares of certain other Goldman Sachs Funds).

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.76%	1.94%
Class B	2.51	2.69
Class C	2.51	2.69
Institutional	1.36	1.54
Service	1.85	2.03
Class IR	1.50	1.68

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. The Fund’s waivers and/or expense limitations will remain in place through at least February 28, 2014, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 10/31/13[5]
Holding	% of Net Assets	Line of Business	Country
iShares MSCI South Korea Capped Fund	5.8%	Exchange Traded Fund	United States
Taiwan Semiconductor	3.6	Semiconductors &	Taiwan
Manufacturing Co. Ltd.		Semiconductor Equipment
Vale SA ADR	2.2	Materials	Brazil
OAO Lukoil ADR	2.1	Energy	Russia
Tencent Holdings Ltd.	2.0	Software & Services	China
Companhia de Bebidas das Americas	1.9	Food, Beverage & Tobacco	Brazil
Samsung Electronics Co. Ltd.	1.9	Semiconductors & Semiconductor Equipment	South Korea
Kia Motors Corp.	1.8	Automobiles & Components	South Korea
iShares MSCI Taiwan Fund	1.8	Exchange Traded Fund	United States
NAVER Corp.	1.7	Software & Services	South Korea

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of October 31, 2013

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. Underlying sector allocations of exchange traded funds held by the Fund are not reflected in the graph above. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Performance Summary

October 31, 2013

The following graph shows the value, as of October 31, 2013, of a $10,000 investment made on November 1, 2003 in Institutional Shares (at NAV). For comparative purposes, the performance of the Fund’s benchmark, the MSCI Emerging Markets Index (net, unhedged, USD), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class B, Class C, Service and Class IR Shares will vary from that of Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

Emerging Markets Equity Fund’s 10 Year Performance

Performance of a $10,000 Investment, with distributions reinvested, from November 1, 2003 through October 31, 2013.

Average Annual Total Return through October 31, 2013	One Year	Five Years	Ten Years	Since Inception
Class A (Commenced December 15, 1997)
Excluding sales charges	4.04%	12.59%	9.90%	6.58%
Including sales charges	-1.65%	11.32%	9.29%	6.20%

Class B (Commenced December 15, 1997)
Excluding contingent deferred sales charges	3.23%	11.74%	9.26%	6.31%
Including contingent deferred sales charges	-1.77%	11.37%	9.26%	6.31%

Class C (Commenced December 15, 1997)
Excluding contingent deferred sales charges	3.35%	11.77%	9.09%	5.91%
Including contingent deferred sales charges	2.35%	11.77%	9.09%	5.91%

Institutional (Commenced December 15, 1997)	4.49%	13.04%	10.36%	7.13%

Service (Commenced December 15, 1997)	4.02%	12.49%	9.81%	6.47%

Class IR (Commenced August 31, 2010)	4.37%	N/A	N/A	2.42%

PORTFOLIO RESULTS

Goldman Sachs N-11 Equity Fund

Portfolio Management Discussion and Analysis

Below, the Goldman Sachs Fundamental Emerging Markets Equity Portfolio Management Team discusses the Goldman Sachs N-11 Equity Fund’s (the “Fund”) performance and positioning for the 12-month period ended October 31, 2013 (the “Reporting Period”).

Q	How did the Fund perform during the Reporting Period?

A	During the Reporting Period, the Fund’s Class A, C, Institutional and IR Shares generated average annual total returns, without sales charges, of 6.31%, 5.46%, 6.73% and 6.48%, respectively. These returns compare to the 5.33% cumulative total return of the Fund’s benchmark, the MSCI GDP Weighted Next 11 ex-Iran Index (net, unhedged, USD) (the “Index”), during the same period.

Q	What key factors were responsible for the Fund’s performance during the Reporting Period?

A	The Fund outperformed the Index during the Reporting Period. The Fund benefited most from effective positioning in Indonesia, Mexico and Egypt, which more than offset the detracting effect of its positioning in Bangladesh.

Q	What were some of the Fund’s best-performing individual stocks?

A	The strongest contributors to the Fund’s performance during the Reporting Period were Orascom Construction Industries, Alliance Global and Promotora y Operadora de Infraestructura (“Pinfra”).

Orascom Construction Industries, an Egyptian company with fertilizer and construction businesses listed in the Netherlands, performed well during the Reporting Period and was the largest individual contributor to the Fund’s relative results. The company’s stock rose after a successful completion of a tender offer, which resulted in the stock’s inclusion in the Euro Stoxx benchmark. Additionally, the stock was boosted by the fact that Orascom Construction Industries reached a preliminary agreement on gas supply with GASCO, the Egyptian natural gas company. Furthermore, its fertilizer plant in Algeria started commercial operations.

Alliance Global, a conglomerate based in the Philippines with businesses in real estate development, food and beverage, and gaming and tourism, was another strong contributor to the Fund’s results during the Reporting Period. We believe the company’s exposure to growing domestic and Association of Southeast Asian Nations (“ASEAN”) consumption, driven by rising affluence of the middle class, resulted in the strong performance of the company’s stock. At the end of the Reporting Period, we remained positive about the company’s ability to gain market share in its domestic liquor business and based on increased contribution from its gaming division as the ASEAN population becomes more mobile, thus driving regional demand for tourism.

Pinfra, a Mexican infrastructure construction and operation company, also performed well during the Reporting Period. Pinfra is, in our opinion, a direct investment in Mexican Gross Domestic Product (“GDP”) growth, on which we remain constructive. We particularly view prospects for Mexico’s GDP growth favorably given potential improvements in the U.S. economy and as a beneficiary of a supportive reform agenda under new President Nieto. Finally, we have seen clear improvements, in our view, in the quality of Pinfra’s management team and believe it can continue to drive the business forward in the months ahead.

Q	Which stocks detracted significantly from the Fund’s performance during the Reporting Period?

A	Detracting most from the Fund’s results relative to the Index were positions in Haci Omer Sabanci, Media Nusantara and Commercial International Bank.

Haci Omer Sabanci, a Turkish bank, performed poorly during the Reporting Period, as the entire sector came under pressure at the end of May 2013 when what started as a small protest to contest an urban development plan escalated to country-wide riots. Despite these events and this position’s performance, the Fund’s holdings in Turkey overall contributed positively to its overall relative returns.

Media Nusantara, a leading free-to-air television network with the largest audience share in Indonesia, detracted. The company derives most of its revenues from advertising, and its performance, therefore, is closely correlated with the macroeconomic environment. Indeed, the market turned more cautious on near-term advertising spending as consumption and consumer confidence weakened on the back of higher inflation and slower GDP growth in Indonesia. Further, when

PORTFOLIO RESULTS

the U.S. Federal Reserve (the “Fed”) announced in May 2013 its intention to taper its quantitative easing program, the Indonesian rupiah depreciated and interest rates rose, both of which negatively impacted advertising spending.

Commercial International Bank is an Egyptian bank. It detracted from the Fund’s relative results because the Fund held an underweight position in its stock, and the stock rallied as the political situation in Egypt appeared to stabilize.

Q	Which equity market sectors most significantly affected Fund performance during the Reporting Period?

A	Strong stock selection within industrials, consumer staples and materials contributed most positively to the Fund’s performance. In industrials, holdings within the capital goods industry performed particularly well, with Egyptian construction company Orascom Construction Industries and Filipino conglomerate Alliance Global, each already mentioned, the largest individual contributors to relative returns. In consumer staples, holdings within the food, beverage and tobacco industry helped most, with Pakistani food and dairy producer Engro Foods and Turkish food manufacturer Ulker boosting results. In materials, the Fund’s holding in Mexican company Industrias Penoles was an especially outstanding performer.

Conversely, relative to the Index, weak stock selection within the financials and consumer discretionary sectors detracted most from the Fund’s performance during the Reporting Period, more than offsetting effective allocation positioning within each sector. Notable individual drivers of underperformance in the financials sector were holdings in the banks industry. The Fund’s holdings in Turkish bank Haci Omer Sabanci and Egyptian bank Commercial International Bank, each already mentioned, were the largest detractors from performance. In consumer discretionary, holdings in the media industry hurt most, with a position in Indonesian company Media Nusantara, already mentioned, especially disappointing.

Q	How did the Fund use derivatives and similar instruments during the Reporting Period?

A	During the Reporting Period, the Fund gained exposure to select stocks through equity-linked notes and participatory notes. We used index futures on an opportunistic basis to ensure the Fund remained almost fully exposed to equities following cash inflows or stock sales.

Q	Did the Fund make any significant purchases or sales during the Reporting Period?

A	During the Reporting Period, we elected to change the Fund’s positioning within the consumer staples sector in Mexico. We initiated a Fund position in Arca Continental, a Coca-Cola bottler and snack producer in Mexico. We believe Arca Continental may benefit from stronger profit growth driven by its improving margins, higher volume and pricing — as well as from delivery of synergies following acquisitions made prior to the Reporting Period. In addition, we expect the company’s earnings to benefit from a stronger domestic currency. We reduced the Fund’s position in Grupo Bimbo, a Mexican baking company, as we saw other consumer names that we believe to have better valuations and earnings growth prospects.

Similarly, we changed the Fund’s positioning in Indonesia during the Reporting Period. We sold the Fund’s position in Gudang Garam, a cigarette manufacturer, after strong performance by the stock, as we believe the company has a structurally disadvantaged product mix. We added to the Fund’s position in Kalbe Farma, an Indonesian pharmaceutical company, as we believe it should benefit from increasing health care expenditure domestically. At the end of the Reporting Period, Indonesia’s drug expenditure per capita was quite low relative to its regional peers. We believe a new law proposing a doubling of the government’s health care expenditure to approximately 5% of GDP should result in higher earnings for pharmaceutical companies. We also believe Kalbe Farma has an attractive product portfolio, exposure to high-growth categories and a superior distribution network.

Q	Were there any notable changes in the Fund’s weightings during the Reporting Period?

A	Most sector weights are usually established within a narrow range from the Index, as our team prefers to make decisions at the individual stock level, where we believe we can generate more added value. That said, during the Reporting Period, the Fund’s exposure relative to the Index to consumer discretionary and industrials increased, and its allocations relative to the Index to financials and energy decreased.

Similarly, allocations to countries are the direct result of various stock selection decisions. As such, the Fund’s allocations relative to the Index to Mexico and Turkey increased, and its exposure relative to the Index in Bangladesh and Vietnam decreased.

PORTFOLIO RESULTS

Q	How was the Fund positioned relative to the Index at the end of the Reporting Period?

A	At the end of the Reporting Period, the Fund was relatively neutrally weighted to the Index in all of the country components of the Index.

From a sector allocation perspective, the Fund had an overweighted position relative to the Index in consumer discretionary at the end of the Reporting Period. The Fund had an underweighted position compared to the Index in the financials sector and rather neutral positions relative to the Index in the information technology, utilities, energy, materials, telecommunication services, industrials, consumer staples and health care sectors at the end the Reporting Period.

As always, we remained focused on individual stock selection, with sector and country positioning being a secondary, closely-monitored effect.

FUND BASICS

N-11 Equity Fund

as of October 31, 2013

PERFORMANCE REVIEW
November 1, 2012–October 31, 2013	Fund Total Return (based on NAV)[1]	MSCI GDP Weighted Next 11 ex Iran Index[2]
Class A	6.31%	5.33%
Class C	5.46	5.33
Institutional	6.73	5.33
Class IR	6.48	5.33

[1]	The net asset value (“NAV”) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges.

[2]	The Fund’s benchmark index is the MSCI GDP Weighted Next 11 ex Iran Index (net, unhedged, USD). The MSCI GDP Weighted Next-11 ex Iran Index comprises the following 10 emerging and frontier market indices: Bangladesh, Egypt, Indonesia, Mexico, Nigeria, Pakistan, Philippines, South Korea, Turkey and Vietnam. The index is designed to reflect the performance of the N-11 ex Iran countries based on the size of each country’s economy rather than the size of its equity market, by using country weights based on a country’s gross domestic product (GDP). Each country is divided into large- and mid-cap segments and provides exhaustive coverage of these size segments by targeting a coverage range around 85% of free float-adjusted market capitalization in that market. It is not possible to invest directly in an index.

STANDARDIZED TOTAL RETURNS[3]
For the period ended 9/30/13	One Year	Since Inception	Inception Date
Class A	-3.18%	-0.24%	2/28/11
Class C	0.68	1.18	2/28/11
Institutional	2.93	2.36	2/28/11
Class IR	2.76	2.21	2/28/11

[3]	The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Class IR Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.

The returns set forth in the tables above represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our web site at www.GSAMFUNDS.com to obtain the most recent month-end returns. Performance reflects applicable fee waivers and/or expense limitations in effect during the periods shown. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS

EXPENSE RATIOS[4]
	Net Expense Ratio (Current)	Gross Expense Ratio (Before Waivers)
Class A	1.73%	2.35%
Class C	2.48	3.12
Institutional	1.33	1.94
Class IR	1.48	2.05

[4]	The expense ratios of the Fund, both current (net of applicable fee waivers and/or expense limitations) and before waivers (gross of applicable fee waivers and/or expense limitations) are as set forth above according to the most recent publicly available Prospectus for the Fund and may differ from the expense ratios disclosed in the Financial Highlights in this report. The Fund’s waivers and/or expense limitations will remain in place through at least February 28, 2014, and prior to such date the Investment Adviser may not terminate the arrangements without the approval of the Fund’s Board of Trustees. If these arrangements are discontinued in the future, the expense ratios may change without shareholder approval.

TOP TEN HOLDINGS AS OF 10/31/13[5]
Holding	% of Net Assets	Line of Business	Country
Samsung Electronics Co. Ltd	6.1%	Semiconductors & Semiconductor Equipment	South Korea
America Movil SAB de CV Series L ADR	4.5	Telecommunication Services	Mexico
Grupo Financiero Banorte SAB de CV Class O	2.1	Banks	Mexico
Wal-Mart de Mexico SAB de CV Series V	2.0	Food & Staples Retailing	Mexico
Turkiye Garanti Bankasi AS	1.9	Banks	Turkey
PT Bank Central Asia Tbk	1.9	Banks	Indonesia
Fomento Economico Mexicano SAB de CV ADR	1.9	Food, Beverage & Tobacco	Mexico
Hyundai Motor Co.	1.8	Automobiles & Components	South Korea
Oil & Gas Development Co. Ltd.	1.7	Energy	Pakistan
Commercial International Bank Egypt SAE	1.7	Banks	Egypt

[5]	The top 10 holdings may not be representative of the Fund’s future investments.

FUND BASICS

FUND VS. BENCHMARK SECTOR ALLOCATIONS[6]
As of October 31, 2013

[6]	The Fund is actively managed and, as such, its composition may differ over time. Consequently, the Fund’s overall sector allocations may differ from percentages contained in the graph above. The graph categorizes investments using Global Industry Classification Standard (“GICS”), however, the sector classifications used by the portfolio management team may differ from GICS. The percentage shown for each investment category reflects the value of investments in that category as a percentage of market value. The graph depicts the Fund’s investments but may not represent the Fund’s market exposure due to the exclusion of certain derivatives, if any, as listed in the Additional Investment Information section of the Schedule of Investments.

GOLDMAN SACHS N-11 EQUITY FUND

Performance Summary

October 31, 2013

The following graph shows the value, as of October 31, 2013, of a $10,000 investment made on February 28, 2011 (commencement of operations) in Institutional Shares (at NAV). For comparative purposes, the performance of the Fund’s benchmark, the MSCI GDP Weighted Next 11 ex-Iran Index (net, unhedged, USD), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects applicable fee waivers and/or expense limitations in effect and in their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class C and Class IR Shares will vary from that of Institutional Shares due to differences in class specific fees and any applicable sales charges. In addition to the Investment Adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover and subscription and redemption cash flows affecting the Fund.

N-11 Equity Fund’s Lifetime Performance

Performance of a $10,000 Investment from February 28, 2011 through October 31, 2013.

Average Annual Total Return through October 31, 2013	One Year	Since Inception
Class A (Commenced February 28, 2011)
Excluding sales charges	6.31%	3.75%
Including sales charges	0.51%	1.59%

Class C (Commenced February 28, 2011)
Excluding contingent deferred sales charges	5.46%	2.95%
Including contingent deferred sales charges	4.46%	2.95%

Institutional (Commenced February 28, 2011)	6.73%	4.16%

Class IR (Commenced February 28, 2011)	6.48%	3.99%

GOLDMAN SACHS ASIA EQUITY FUND

Schedule of Investments

October 31, 2013

Shares	Description	Value
Common Stocks – 98.5%
Canada – 1.5%
39,052	Canadian Solar, Inc. (Semiconductors & Semiconductor Equipment)*	$898,196

China – 18.1%
751	58.Com, Inc. ADR (Software & Services)*	18,114
192,000	Anhui Conch Cement Co. Ltd. Class H (Materials)	670,036
527,500	Bloomage Biotechnology Corp. Ltd. (Materials)	1,109,027
1,483,110	China Construction Bank Corp. Class H (Banks)	1,153,900
858,000	China Huishan Dairy Holdings Co. Ltd. (Food, Beverage & Tobacco)*	340,854
284,000	China Oilfield Services Ltd. Class H (Energy)	793,691
1,030,000	China Petroleum & Chemical Corp. Class H (Energy)	833,793
242,000	ENN Energy Holdings Ltd. (Utilities)	1,434,793
58,000	Hengan International Group Co. Ltd. (Household & Personal Products)	710,184
31,541	Hollysys Automation Technologies Ltd. (Technology Hardware & Equipment)*	528,943
2,274,635	Industrial & Commercial Bank of China Ltd. Class H (Banks)	1,594,578
174,000	Shenzhou International Group Holdings Ltd. (Consumer Durables & Apparel)	599,952
20,300	Tencent Holdings Ltd. (Software & Services)	1,106,968

		10,894,833

Hong Kong – 10.5%
169,436	AIA Group Ltd. (Insurance)	860,368
36,000	Cheung Kong Holdings Ltd. (Real Estate)	562,213
34,000	Cheung Kong Infrastructure Holdings Ltd. (Utilities)	236,597
115,000	China Mengniu Dairy Co. Ltd. (Food, Beverage & Tobacco)	505,875
140,000	China Overseas Land & Investment Ltd. (Real Estate)	433,863
270,000	China Unicom Hong Kong Ltd. (Telecommunication Services)	422,419
151,000	Galaxy Entertainment Group Ltd. (Consumer Services)*	1,127,197
67,000	Hutchison Whampoa Ltd. (Capital Goods)	834,865
1,960,000	Peace Mark Holdings Ltd. (Consumer Durables & Apparel)*	—
255,000	Shimao Property Holdings Ltd. (Real Estate)	640,881
424,000	Sino Biopharmaceutical (Pharmaceuticals, Biotechnology & Life Sciences)	299,675

Common Stocks – (continued)
Hong Kong – (continued)
33,555	Sun Hung Kai Properties Ltd. (Real Estate)	$439,528

		6,363,481

India – 8.6%
15,123	Bajaj Finance Ltd. (Diversified Financials)	333,647
2,624	Bosch Ltd. (Automobiles & Components)	374,802
22,161	HCL Technologies Ltd. (Software & Services)	395,088
61,531	HDFC Bank Ltd. (Banks)	685,198
30,951	IndusInd Bank Ltd. (Banks)	223,971
10,762	Infosys Ltd. (Software & Services)	575,116
87,018	Just Dial Ltd. (Software & Services)*	1,764,836
3,657	Oracle Financial Services Software Ltd. (Software & Services)*	190,756
80,518	Prestige Estates Projects Ltd. (Real Estate)	186,975
10,857	United Spirits Ltd. (Food, Beverage & Tobacco)	454,536

		5,184,925

Indonesia – 4.4%
554,000	PT Bank Central Asia Tbk (Banks)	513,286
4,106,000	PT Erajaya Swasembada Tbk (Technology Hardware & Equipment)	495,008
2,575,000	PT Media Nusantara Citra Tbk (Media)	570,277
685,000	PT MNC Sky Vision Tbk (Media)*	141,208
9,077,000	PT Sumber Alfaria Trijaya Tbk (Food & Staples Retailing)	434,826
1,612,000	PT Telekomunikasi Indonesia (Persero) Tbk (Telecommunication Services)	335,313
54,500	PT Unilever Indonesia Tbk (Household & Personal Products)	144,914

		2,634,832

Malaysia – 3.0%
193,620	Genting Berhad (Consumer Services)	642,823
66,400	Public Bank Bhd (Banks)	385,378
144,800	Tenaga Nasional Berhad (Utilities)	432,708
476,500	UEM Sunrise Bhd (Real Estate)	353,067

		1,813,976

Philippines – 2.5%
1,957,700	Emperador, Inc. (Software & Services)*	532,806
1,919,900	Lafarge Republic, Inc. (Materials)	413,455
191,270	Universal Robina Corp. (Food, Beverage & Tobacco)	564,559

		1,510,820

Singapore – 5.3%
114,230	DBS Group Holdings Ltd. (Banks)	1,539,988
599,000	Hutchison Port Holdings Trust Class U (Transportation)	452,245

The accompanying notes are an integral part of these financial statements.	43

GOLDMAN SACHS ASIA EQUITY FUND

Schedule of Investments (continued)

October 31, 2013

Shares	Description	Value
Common Stocks – (continued)
Singapore – (continued)
388,000	Singapore Telecommunications Ltd. (Telecommunication Services)	$1,178,272

		3,170,505

South Korea – 28.3%
53,180	Hana Financial Group, Inc. (Banks)	2,044,893
4,900	Hankook Tire Co. Ltd. (Automobiles & Components)	287,456
8,620	Hanssem Co. Ltd. (Consumer Durables & Apparel)	349,254
3,213	Hyundai Department Store Co. Ltd. (Retailing)	511,616
44,000	Hyundai Development Co. - Engineering & Construction (Capital Goods)	978,046
8,270	Hyundai Mipo Dockyard (Capital Goods)	1,316,259
25,863	Kia Motors Corp. (Automobiles & Components)	1,502,672
26,680	KT Skylife Co. Ltd. (Media)	706,333
2,866	Kumho Petro Chemical Co. Ltd. (Materials)	280,560
1,071	LG Chem Ltd. (Materials)	302,110
16,190	LMS Co. Ltd. (Semiconductors & Semiconductor Equipment)	259,003
1,135	NAVER Corp. (Software & Services)	636,925
4,495	NCSoft Corp. (Software & Services)	871,289
9,891	OCI Co. Ltd. (Materials)	1,789,967
6,954	Samsung C&T Corp. (Capital Goods)	412,636
1,565	Samsung Electronics Co. Ltd. (Semiconductors & Semiconductor Equipment)	2,158,228
31,271	Seoul Semiconductor Co. Ltd. (Semiconductors & Semiconductor Equipment)	1,301,181
1,908	SK Holdings Co. Ltd. (Capital Goods)	345,806
33,300	SK Hynix, Inc. (Semiconductors & Semiconductor Equipment)*	1,002,027

		17,056,261

Taiwan – 12.0%
364,000	Epistar Corp. (Semiconductors & Semiconductor Equipment)*	631,209
423,000	Fubon Financial Holding Co. Ltd. (Diversified Financials)	619,932
52,000	Ginko International Co. Ltd. (Health Care Equipment & Services)	986,520
319,600	Hon Hai Precision Industry Co. Ltd. (Technology Hardware & Equipment)	812,518
80,000	MediaTek, Inc. (Semiconductors & Semiconductor Equipment)	1,093,755
636,195	Mega Financial Holding Co. Ltd. (Banks)	550,874
57,899	PChome Online, Inc. (Software & Services)	336,432

Common Stocks – (continued)
Taiwan – (continued)
67,286	Radiant Opto-Electronics Corp. (Semiconductors & Semiconductor Equipment)	$251,784
530,338	Taiwan Semiconductor Manufacturing Co. Ltd. (Semiconductors & Semiconductor Equipment)	1,954,595

		7,237,619

Thailand – 3.5%
199,200	Airports of Thailand PCL (Transportation)	1,355,680
45,600	Bangkok Bank PCL NVDR (Banks)	302,623
79,753	PTT Exploration & Production PCL (Energy)	431,536

		2,089,839

United States – 0.8%
5,393	Cognizant Technology Solutions Corp. Class A (Software & Services)*	468,813

TOTAL COMMON STOCKS
(Cost $52,857,473)		$59,324,100

Investment Company – 0.8%
Thailand – 0.8%
1,593,800	BTS Rail Mass Transit Growth Infrastructure Fund, Class F	$493,560
(Cost $563,859)

Units	Description	Expiration Month	Value
Right – 0.0%
Taiwan – 0.0%
50,648	Mega Financial Holding Co. Ltd. (Banks)*	12/13	$6,791
(Cost $0)

TOTAL INVESTMENTS – 99.3%
(Cost $53,421,332)			$59,824,451

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.7%			439,301

NET ASSETS – 100.0%			$60,263,752

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.

Investment Abbreviations:
ADR	—American Depositary Receipt
NVDR	—Non-Voting Depositary Receipt

44	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS BRIC FUND

Schedule of Investments

October 31, 2013

Shares	Description	Value
Common Stocks – 87.4%
Brazil – 16.7%
654,471	BB Seguridade Participacoes SA (Insurance)	$7,148,873
876,429	BM&FBovespa SA (Diversified Financials)	4,924,060
214,574	BRF SA (Food, Beverage & Tobacco)	5,038,207
238,199	CETIP SA - Mercados Organizados (Diversified Financials)	2,632,416
98,056	Cia Hering (Retailing)	1,424,749
787,309	Odontoprev SA (Health Care Equipment & Services)	3,254,389
462,880	Petroleo Brasileiro SA ADR (Energy)	8,067,998
248,006	Vale SA (Materials)	3,943,410
439,717	Vale SA ADR (Materials)	7,039,869

		43,473,971

China – 32.8%
3,238	58.Com, Inc. ADR (Software & Services)*	78,100
15,483,800	Agricultural Bank of China Ltd. Class H (Banks)	7,461,566
593,500	Anhui Conch Cement Co. Ltd. Class H (Materials)	2,071,179
11,377,360	China Construction Bank Corp. Class H (Banks)	8,851,896
1,143,000	China Oilfield Services Ltd. Class H (Energy)	3,194,327
1,728,400	China Pacific Insurance Group Co. Ltd. Class H (Insurance)	6,245,795
2,676,400	China Petroleum & Chemical Corp. Class H (Energy)	2,166,566
828,000	ENN Energy Holdings Ltd. (Utilities)	4,909,128
860,000	Great Wall Motor Co. Ltd. Class H (Automobiles & Components)	5,054,841
342,000	Haitian International Holdings Ltd. (Capital Goods)	824,381
414,500	Hengan International Group Co. Ltd. (Household & Personal Products)	5,075,367
252,010	Hollysys Automation Technologies Ltd. (Technology Hardware & Equipment)*	4,226,208
15,769,050	Industrial & Commercial Bank of China Ltd. Class H (Banks)	11,054,515
552,700	New China Life Insurance Co. Ltd. Class H (Insurance)*	1,561,624
5,178,000	PetroChina Co. Ltd. Class H (Energy)	5,896,610
59,352	TAL Education Group ADR (Consumer Services)	1,138,965
242,800	Tencent Holdings Ltd. (Software & Services)	13,239,989
659,000	Zhuzhou CSR Times Electric Co. Ltd. Class H (Capital Goods)	2,365,436

		85,416,493

Common Stocks – (continued)
Cyprus – 0.6%
99,284	Globaltrans Investment PLC GDR (Transportation)	$1,509,117

Hong Kong – 6.8%
562,000	China Mengniu Dairy Co. Ltd. (Food, Beverage & Tobacco)	2,472,189
726,000	China Overseas Land & Investment Ltd. (Real Estate)	2,249,890
3,230,000	China Unicom Hong Kong Ltd. (Telecommunication Services)	5,053,381
431,000	Galaxy Entertainment Group Ltd. (Consumer Services)*	3,217,364
1,250,000	Shimao Property Holdings Ltd. (Real Estate)	3,141,574
2,364,000	Sino Biopharmaceutical (Pharmaceuticals, Biotechnology & Life Sciences)	1,670,829

		17,805,227

India – 13.9%
208,137	Bajaj Corp. Ltd. (Household & Personal Products)	828,970
82,760	Bajaj Finance Ltd. (Diversified Financials)	1,825,869
14,396	Bosch Ltd. (Automobiles & Components)	2,056,271
117,490	Credit Analysis & Research Ltd. (Diversified Financials)	1,272,211
80,570	CRISIL Ltd. (Diversified Financials)	1,467,579
35,166	Grasim Industries Ltd. GDR (Materials)	1,611,600
191,111	HCL Technologies Ltd. (Software & Services)	3,407,138
347,281	HDFC Bank Ltd. (Banks)	3,867,260
50,323	Hero MotoCorp Ltd. (Automobiles & Components)	1,700,549
232,126	IndusInd Bank Ltd. (Banks)	1,679,737
53,811	Infosys Ltd. ADR (Software & Services)	2,855,212
144,312	Just Dial Ltd. (Software & Services)*	2,926,831
39,720	Oracle Financial Services Software Ltd. (Software & Services)*	2,071,864
575,653	Prestige Estates Projects Ltd. (Real Estate)	1,336,756
293,415	Thermax Ltd. (Capital Goods)	3,044,201
389,031	Titan Industries Ltd. (Consumer Durables & Apparel)	1,689,634
61,286	United Spirits Ltd. (Food, Beverage & Tobacco)	2,565,784

		36,207,466

Russia – 15.4%
1,191,707	Alrosa AO (Materials)	1,345,850
97,570	DIXY Group OJSC (Food & Staples Retailing)*	1,294,220

The accompanying notes are an integral part of these financial statements.	45

GOLDMAN SACHS BRIC FUND

Schedule of Investments (continued)

October 31, 2013

Shares	Description	Value
Common Stocks – (continued)
Russia – (continued)
24,383	Magnit OJSC (Food & Staples Retailing)	$6,564,945
688,731	OAO Gazprom ADR (Energy)	6,437,850
134,491	OAO Lukoil ADR (Energy)	8,808,336
751,156	OAO Moscow Exchange MICEX-RTS (Diversified Financials)	1,434,119
411,065	OAO Rosneft GDR (Energy)	3,243,204
89,199	OJSC Mobile Telesystems ADR (Telecommunication Services)	2,033,737
2,752,797	Sberbank of Russia (Banks)	8,827,828

		39,990,089

United States – 1.2%
35,434	Cognizant Technology Solutions Corp. Class A (Software & Services)*	3,080,277

TOTAL COMMON STOCKS
(Cost $214,848,486)		$227,482,640

Preferred Stocks – 8.3%
Brazil – 8.3%
408,658	Banco Bradesco SA (Banks)	$5,887,509
59,182	Cia Brasileira de Distribuicao Grupo Pao de Acucar (Food & Staples Retailing)	2,940,169
214,605	Companhia de Bebidas das Americas (Food, Beverage & Tobacco)	7,984,133
310,015	Itau Unibanco Holding SA (Banks)	4,796,815

TOTAL PREFERRED STOCKS
(Cost $22,063,959)		$21,608,626

Exchange Traded Fund – 3.2%
United States – 3.2%
222,987	iShares China Large-Cap Fund	$8,377,622
(Cost $8,471,151)

TOTAL INVESTMENTS – 98.9%
(Cost $245,383,596)		$257,468,888

OTHER ASSETS IN EXCESS OF LIABILITIES – 1.1%		2,869,342

NET ASSETS – 100.0%		$260,338,230

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.

Investment Abbreviations:
ADR	—American Depositary Receipt
GDR	—Global Depositary Receipt

46	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CHINA EQUITY FUND

Schedule of Investments

October 31, 2013

Shares	Description	Value
Common Stocks – 98.0%
Automobiles – 2.8%
109,500	Great Wall Motor Co. Ltd. Class H	$643,610

Beverages – 1.0%
878,000	Guangdong Land Holdings Ltd.	234,588

Commercial Banks – 21.1%
2,009,000	Agricultural Bank of China Ltd. Class H	968,127
2,666,000	China Construction Bank Corp. Class H	2,074,219
2,609,000	Industrial and Commercial Bank of China Ltd. Class H	1,828,977

		4,871,323

Construction & Engineering – 1.0%
341,000	China Machinery Engineering Corp. Class H	233,028

Construction Materials – 1.8%
436,000	China National Building Material Co. Ltd. Class H	426,292

Diversified Consumer Services – 0.7%
8,435	TAL Education Group ADR	161,868

Diversified Telecommunication Services – 2.3%
342,000	China Unicom Hong Kong Ltd.	535,063

Electrical Equipment – 2.1%
134,000	Zhuzhou CSR Times Electric Co. Ltd. Class H	480,984

Electronic Equipment, Instruments & Components – 4.4%
468,000	FIH Mobile Ltd.*	263,622
27,522	Hollysys Automation Technologies Ltd.*	461,544
386,000	Ju Teng International Holdings Ltd.	280,813

		1,005,979

Energy Equipment & Services – 3.5%
266,000	China Oilfield Services Ltd. Class H	743,386
101,000	Hilong Holding Ltd.	67,179

		810,565

Food Products – 3.0%
505,000	China Huishan Dairy Holdings Co. Ltd.*	200,619
114,000	China Mengniu Dairy Co. Ltd.	501,476

		702,095

Gas Utilities – 1.8%
70,000	ENN Energy Holdings Ltd.	415,023

Independent Power Producers & Energy Traders – 1.8%
396,000	Huaneng Power International Inc. Class H	413,349

Common Stocks – (continued)
Insurance – 4.6%
171,200	China Pacific Insurance (Group) Co. Ltd. Class H	$618,653
161,600	New China Life Insurance Co., Ltd.	456,592

		1,075,245

Internet Software & Services – 9.5%
284	58.Com Inc. ADR*	6,850
40,100	Tencent Holdings Ltd.	2,186,670

		2,193,520

Machinery – 3.0%
162,100	China International Marine Containers Co., Ltd.	303,160
163,000	Haitian International Holdings Ltd.	392,907

		696,067

Marine – 1.0%
46,000	Orient Overseas International Ltd.	237,595

Metals & Mining – 2.1%
249,000	Jiangxi Copper Co. Ltd. Class H	477,382

Oil, Gas & Consumable Fuels – 12.1%
1,476,800	China Petroleum and Chemical Corp. (Sinopec) Class H	1,195,481
102,000	China Shenhua Energy Co. Ltd. Class H	310,271
654,000	China Suntien Green Energy Corp. Ltd. Class H	228,645
926,000	PetroChina Co. Ltd. Class H	1,054,511

		2,788,908

Personal Products – 2.5%
47,000	Hengan International Group Co., Ltd.	575,494

Pharmaceuticals – 2.5%
192,000	Dawnrays Pharmaceutical Holdings Ltd.	95,096
93,000	Shanghai Fosun Pharmaceutical Group Co. Ltd. Class H	210,580
396,000	Sino Biopharmaceutical	279,885

		585,561

Real Estate Management & Development – 5.2%
216,000	China Overseas Land & Investment Ltd.	669,389
216,500	Shimao Property Holdings Ltd.	544,120

		1,213,509

Semiconductors & Semiconductor Equipment* – 1.5%
199,000	Epistar Corp.	345,084

Specialty Retail – 1.6%
254,000	Belle International Holdings Ltd.	358,146

The accompanying notes are an integral part of these financial statements.	47

GOLDMAN SACHS CHINA EQUITY FUND

Schedule of Investments (continued)

October 31, 2013

Shares	Description	Value
Common Stocks – (continued)
Wireless Telecommunication Services – 5.1%
114,000	China Mobile Ltd.	$1,184,648

TOTAL COMMON STOCKS – 98.0%
(Cost $20,540,977)		$22,664,926

Shares	Rate		Value
Investment Company(a) – 1.9%
SSgA U.S. Government Money Market Fund
$452,274	0.000%	11/01/13	$452,274
(Cost $452,274)

TOTAL INVESTMENTS – 99.9%
(Cost $20,993,251)			$23,117,200

OTHER ASSETS IN EXCESS OF LIABILITIES – 0.1%			20,896

NET ASSETS – 100.0%			$23,138,096

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Variable rate security. Interest rate disclosed is that which is in effect at October 31, 2013.

48	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Schedule of Investments

October 31, 2013

Shares	Description	Value
Common Stocks – 86.8%
Brazil – 8.6%
653,246	BB Seguridade Participacoes SA (Insurance)	$7,135,492
393,300	BM&FBovespa SA (Diversified Financials)	2,209,686
260,200	BRF SA (Food, Beverage & Tobacco)	6,109,508
267,881	CETIP SA - Mercados Organizados (Diversified Financials)	2,960,442
150,635	Cia Hering (Retailing)	2,188,719
1,364,878	Odontoprev SA (Health Care Equipment & Services)	5,641,805
164,721	Petroleo Brasileiro SA ADR (Energy)	2,871,087
632,619	Vale SA ADR (Materials)	10,128,230

		39,244,969

China – 13.5%
5,727	58.Com, Inc. ADR (Software & Services)*	138,135
8,487,000	Agricultural Bank of China Ltd. Class H (Banks)	4,089,843
817,500	Anhui Conch Cement Co. Ltd. Class H (Materials)	2,852,888
5,188,420	China Construction Bank Corp. Class H (Banks)	4,036,732
946,000	China Oilfield Services Ltd. Class H (Energy)	2,643,774
1,090,800	China Pacific Insurance Group Co. Ltd. Class H (Insurance)	3,941,745
888,000	ENN Energy Holdings Ltd. (Utilities)	5,264,862
491,000	Great Wall Motor Co. Ltd. Class H (Automobiles & Components)	2,885,962
472,000	Haitian International Holdings Ltd. (Capital Goods)	1,137,742
488,000	Hengan International Group Co. Ltd. (Household & Personal Products)	5,975,342
226,191	Hollysys Automation Technologies Ltd. (Technology Hardware & Equipment)*	3,793,223
10,571,505	Industrial & Commercial Bank of China Ltd. Class H (Banks)	7,410,900
3,354,000	PetroChina Co. Ltd. Class H (Energy)	3,819,473
103,266	TAL Education Group ADR (Consumer Services)	1,981,675
166,200	Tencent Holdings Ltd. (Software & Services)	9,062,958
622,000	Zhuzhou CSR Times Electric Co. Ltd. Class H (Capital Goods)	2,232,627

		61,267,881

Cyprus – 0.4%
116,605	Globaltrans Investment PLC GDR (Transportation)	1,772,396

Common Stocks – (continued)
Hong Kong – 3.4%
523,000	China Mengniu Dairy Co. Ltd. (Food, Beverage & Tobacco)	$2,300,632
418,000	China Overseas Land & Investment Ltd. (Real Estate)	1,295,391
1,890,000	China Unicom Hong Kong Ltd. (Telecommunication Services)	2,956,932
488,000	Galaxy Entertainment Group Ltd. (Consumer Services)*	3,642,862
1,361,500	Shimao Property Holdings Ltd. (Real Estate)	3,421,802
2,428,000	Sino Biopharmaceutical (Pharmaceuticals, Biotechnology & Life Sciences)	1,716,063

		15,333,682

India – 8.0%
351,494	Bajaj Corp. Ltd. (Household & Personal Products)	1,399,933
193,861	Bajaj Finance Ltd. (Diversified Financials)	4,277,004
13,063	Bosch Ltd. (Automobiles & Components)	1,865,871
169,843	Credit Analysis & Research Ltd. (Diversified Financials)	1,839,102
27,598	Grasim Industries Ltd. GDR (Materials)	1,264,771
186,800	HCL Technologies Ltd. (Software & Services)	3,330,281
266,115	HDFC Bank Ltd. (Banks)	2,963,410
278,996	IndusInd Bank Ltd. (Banks)	2,018,903
17,684	Infosys Ltd. (Software & Services)	945,024
26,833	Infosys Ltd. ADR (Software & Services)	1,423,759
285,354	Just Dial Ltd. (Software & Services)*	5,787,341
64,579	Oracle Financial Services Software Ltd. (Software & Services)*	3,368,553
737,214	Prestige Estates Projects Ltd. (Real Estate)	1,711,926
220,509	Sobha Developers Ltd. (Real Estate)	1,118,913
120,372	Thermax Ltd. (Capital Goods)	1,248,868
485,745	Titan Industries Ltd. (Consumer Durables & Apparel)	2,109,681

		36,673,340

Indonesia – 3.0%
6,219,000	PT Bank Central Asia Tbk (Banks)	5,761,954
7,602,000	PT Media Nusantara Citra Tbk (Media)	1,683,589
8,970,000	PT Surya Citra Media Tbk (Media)	1,869,514
9,745,000	PT Telekomunikasi Indonesia (Persero) Tbk (Telecommunication Services)	2,027,063
960,500	PT Unilever Indonesia Tbk (Household & Personal Products)	2,553,950

		13,896,070

The accompanying notes are an integral part of these financial statements.	49

GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Schedule of Investments (continued)

October 31, 2013

Shares	Description	Value
Common Stocks – (continued)
Malaysia – 1.7%
581,300	Genting Berhad (Consumer Services)	$1,929,930
717,300	Public Bank Bhd (Banks)	4,163,122
2,232,500	UEM Sunrise Bhd (Real Estate)	1,654,189

		7,747,241

Mexico – 5.0%
2,724,523	Compartamos SAB de CV (Diversified Financials)	5,308,197
1,901,000	Grupo Sanborns SA de CV (Retailing)	3,941,218
426,000	Infraestructura Energetica Nova SAB de CV (Utilities)	1,680,851
1,047,100	Macquarie Mexico Real Estate Management SA de CV (REIT)*	1,924,502
1,067,568	Mexichem SAB de CV (Materials)	4,458,547
1,090,700	Organizacion Cultiba SAB de CV (Food, Beverage & Tobacco)	2,257,096
304,600	Promotora y Operadora de Infraestructura SAB de CV (Capital Goods)*	3,090,532

		22,660,943

Netherlands – 0.5%
59,789	OCI (Capital Goods)*	2,298,975

Peru – 1.5%
49,800	Credicorp Ltd. (Banks)	6,802,680

Philippines – 1.2%
15,298,300	Emperador, Inc. (Software & Services)*	4,163,574
457,950	Universal Robina Corp. (Food, Beverage & Tobacco)	1,351,701

		5,515,275

Russia – 8.6%
2,099,422	Alrosa AO (Materials)	2,370,976
137,510	DIXY Group OJSC (Food & Staples Retailing)*	1,824,005
24,578	Magnit OJSC (Food & Staples Retailing)	6,617,447
287,684	OAO Gazprom ADR (Energy)	2,689,100
142,443	OAO Lukoil ADR (Energy)	9,329,143
1,133,871	OAO Moscow Exchange MICEX-RTS (Diversified Financials)	2,164,805
579,337	OAO Rosneft GDR (Energy)	4,570,829
98,214	OJSC Mobile Telesystems ADR (Telecommunication Services)	2,239,279
564,597	Sberbank of Russia ADR (Banks)	7,199,958

		39,005,542

South Africa – 6.0%
361,159	JSE Ltd. (Diversified Financials)	3,158,736
371,400	MTN Group Ltd. (Telecommunication Services)	7,382,377

Common Stocks – (continued)
South Africa – (continued)
1,477,922	Nampak Ltd. (Materials)	$4,885,923
1,604,816	Netcare Ltd. (Health Care Equipment & Services)	3,982,257
1,068,343	PPC Ltd. (Materials)	3,378,896
609,053	Woolworths Holdings Ltd. (Retailing)	4,580,882

		27,369,071

South Korea – 10.1%
103,440	Hana Financial Group, Inc. (Banks)	3,977,505
57,830	Hanssem Co. Ltd. (Consumer Durables & Apparel)	2,343,082
142,844	Kia Motors Corp. (Automobiles & Components)	8,299,411
178,080	KT Skylife Co. Ltd. (Media)	4,714,533
19,673	Kumho Petro Chemical Co. Ltd. (Materials)	1,925,842
7,793	LG Chem Ltd. (Materials)	2,198,267
13,895	NAVER Corp. (Software & Services)	7,797,423
45,955	Samsung C&T Corp. (Capital Goods)	2,726,877
6,179	Samsung Electronics Co. Ltd. (Semiconductors & Semiconductor Equipment)	8,521,206
109,580	SK Hynix, Inc. (Semiconductors & Semiconductor Equipment)*	3,297,361

		45,801,507

Taiwan – 8.8%
745,000	Epistar Corp. (Semiconductors & Semiconductor Equipment)*	1,291,899
166,000	Ginko International Co. Ltd. (Health Care Equipment & Services)	3,149,274
2,055,963	Hon Hai Precision Industry Co. Ltd. (Technology Hardware & Equipment)	5,226,865
567,000	MediaTek, Inc. (Semiconductors & Semiconductor Equipment)	7,751,990
446,000	PChome Online, Inc. (Software & Services)	2,591,559
225,000	President Chain Store Corp. (Food & Staples Retailing)	1,641,143
501,177	Radiant Opto-Electronics Corp. (Semiconductors & Semiconductor Equipment)	1,875,403
4,457,883	Taiwan Semiconductor Manufacturing Co. Ltd. (Semiconductors & Semiconductor Equipment)	16,429,818

		39,957,951

Thailand – 2.0%
1,008,300	Airports of Thailand PCL (Transportation)	6,862,108
414,400	PTT Exploration & Production PCL (Energy)	2,242,278

		9,104,386

50	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Shares			Description		Value
	Common Stocks – (continued)
	Turkey – 3.2%
	552,620		Aselsan Elektronik Sanayi Ve Ticaret AS (Capital Goods)		$2,605,491
	86,897		BIM Birlesik Magazalar AS (Food & Staples Retailing)		1,818,051
	288,544		TAV Havalimanlari Holding AS (Transportation)		2,087,821
	557,712		Turkiye Garanti Bankasi AS (Banks)		2,236,332
	298,291		Turkiye Halk Bankasi AS (Banks)		2,396,848
	444,026		Ulker Biskuvi Sanayi AS (Food, Beverage & Tobacco)		3,387,125

					14,531,668

	United Kingdom – 0.7%
	106,737		Bank of Georgia Holdings PLC (Banks)		3,374,620

	United States – 0.6%
	29,603		Cognizant Technology Solutions Corp. Class A (Software & Services)*		2,573,389

	TOTAL COMMON STOCKS
	(Cost $366,925,105)				$394,931,586

	Preferred Stocks – 3.6%
	Brazil – 3.6%
	253,599		Banco Bradesco SA (Banks)		$3,653,584
	78,582		Cia Brasileira de Distribuicao Grupo Pao de Acucar (Food & Staples Retailing)		3,903,963
	232,496		Companhia de Bebidas das Americas (Food, Beverage & Tobacco)		8,649,748

	TOTAL PREFERRED STOCKS
	(Cost $15,755,244)				$16,207,295

	Exchange Traded Funds – 8.4%
	United States – 8.4%
	104,065		iShares China Large-Cap Fund		$3,909,722
	413,141		iShares MSCI South Korea Capped Fund		26,403,841
	561,507		iShares MSCI Taiwan Fund*		8,147,467

	TOTAL EXCHANGE TRADED FUNDS
	(Cost $38,083,357)				$38,461,030

	Investment Company – 0.1%
	Thailand – 0.1%
	961,500		BTS Rail Mass Transit Growth Infrastructure Fund, Class F		$297,753
	(Cost $357,954)

Notional Shares		Description	Maturity Month			Value
Participation Notes*(a) – 0.0%
India – 0.0%
9,763		Credit Analysis & Research Ltd. (Issuer Citigroup) (Diversified Financials)		02/14		$105,716
7,977		Credit Analysis & Research Ltd. (Issuer Morgan Stanley) (Diversified Financials)		12/17		86,377

TOTAL PARTICIPATION NOTES
(Cost $283,447)						$192,093

TOTAL INVESTMENTS – 98.9%
(Cost $421,405,107)						$450,089,757

OTHER ASSETS IN EXCESS OF LIABILITIES – 1.1%						4,809,128

NET ASSETS – 100.0%						$454,898,885

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the investment adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $192,093, which represents approximately 0.0% of net assets as of October 31, 2013.

Investment Abbreviations:
ADR	—American Depositary Receipt
GDR	—Global Depositary Receipt
REIT	—Real Estate Investment Trust

The accompanying notes are an integral part of these financial statements.	51

GOLDMAN SACHS N-11 EQUITY FUND

Schedule of Investments

October 31, 2013

Shares	Description	Value
Common Stocks – 98.0%
Bangladesh – 2.4%
965,600	GrameenPhone Ltd. (Telecommunication Services)	$2,385,885
6,360,413	Islami Bank Bangladesh Ltd. (Banks)	3,013,869
498,850	Power Grid Co. of Bangladesh Ltd. (Utilities)	335,755
3,707,175	Prime Bank Ltd. (Banks)	1,102,062
1,278,379	Square Pharmaceuticals Ltd. (Pharmaceuticals, Biotechnology & Life Sciences)	2,959,660
139,800	Summit Power Ltd. (Utilities)*	58,610
1,725,275	Titas Gas Transmission & Distribution Co. Ltd. (Energy)	1,745,147

		11,600,988

Egypt – 5.6%
1,278,614	Commercial International Bank Egypt SAE (Banks)	7,920,180
746,526	Commercial International Bank Egypt SAE GDR (Banks)	4,317,608
52,084	Eastern Tobacco (Food, Beverage & Tobacco)*	777,823
3,355,623	Global Telecom Holding (Telecommunication Services)*	2,297,856
959,324	Global Telecom Holding GDR (Telecommunication Services)*	3,246,524
147,282	Oriental Weavers (Consumer Durables & Apparel)	641,444
4,303,614	Talaat Moustafa Group (Real Estate)*	3,450,102
2,053,597	Telecom Egypt Co. (Telecommunication Services)	4,028,767

		26,680,304

France – 0.0%
41,356	MPI (Energy)	180,245

Indonesia – 13.5%
10,576,500	PT Astra International Tbk (Automobiles & Components)	6,235,788
9,964,500	PT Bank Central Asia Tbk (Banks)	9,232,191
8,804,000	PT Bank Mandiri (Persero) Tbk (Banks)	6,722,727
8,402,000	PT Bank Negara Indonesia (Persero) Tbk (Banks)	3,581,667
5,609,000	PT Bank Rakyat Indonesia (Persero) Tbk (Banks)	3,936,549
1,129,000	PT Bumi Serpong Damai (Real Estate)	156,614
2,655,000	PT Charoen Pokphand Indonesia Tbk (Food, Beverage & Tobacco)	917,605
5,665,000	PT Erajaya Swasembada Tbk (Technology Hardware & Equipment)	682,956
8,110,500	PT Global Mediacom Tbk (Media)	1,373,741
340,000	PT Gudang Garam Tbk (Food, Beverage & Tobacco)	1,111,635

Common Stocks – (continued)
Indonesia – (continued)
662,500	PT Indo Tambangraya Megah Tbk (Energy)	$1,756,637
732,500	PT Indocement Tunggal Prakarsa Tbk (Materials)	1,357,473
3,926,000	PT Indofood Sukses Makmur Tbk (Food, Beverage & Tobacco)	2,312,911
3,512,935	PT Jasa Marga (Persero) Tbk (Transportation)	1,635,411
8,130,500	PT Kalbe Farma Tbk (Pharmaceuticals, Biotechnology & Life Sciences)	936,091
5,006,000	PT Lippo Karawaci Tbk (Real Estate)*	501,262
10,212,000	PT Media Nusantara Citra Tbk (Media)	2,261,617
4,242,500	PT MNC Sky Vision Tbk (Media)*	874,564
9,739,500	PT Perusahaan Gas Negara (Persero) Tbk (Utilities)	4,405,108
898,500	PT Semen Indonesia (Persero) Tbk (Materials)	1,143,156
1,255,500	PT Tambang Batubara Bukit Asam (Persero) Tbk (Energy)	1,353,374
38,047,500	PT Telekomunikasi Indonesia (Persero) Tbk (Telecommunication Services)	7,914,282
961,000	PT Unilever Indonesia Tbk (Household & Personal Products)	2,555,279
1,037,500	PT United Tractors Tbk (Capital Goods)	1,610,279

		64,568,917

Jersey – 0.3%
91,234	Genel Energy PLC (Energy)*	1,390,676

Mexico – 23.4%
1,226,100	Alfa SAB de CV Class A (Capital Goods)	3,362,383
500,800	Alpek SA de CV (Materials)	1,086,639
1,012,748	America Movil SAB de CV Series L ADR (Telecommunication Services)	21,682,935
374,900	Arca Continental SAB de CV (Food, Beverage & Tobacco)	2,225,450
697,826	Cemex SAB de CV ADR (Materials)*	7,382,999
102,758	Coca-Cola Femsa SAB de CV Series L (Food, Beverage & Tobacco)	1,252,415
872,843	Compartamos SAB de CV (Diversified Financials)	1,700,563
280,600	El Puerto de Liverpool SAB de CV (Retailing)	3,030,474
98,900	Fomento Economico Mexicano SAB de CV ADR (Food, Beverage & Tobacco)	9,227,370
182,603	Gruma SAB de CV Class B (Food, Beverage & Tobacco)*	1,251,479

52	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS N-11 EQUITY FUND

Shares	Description	Value
Common Stocks – (continued)
Mexico – (continued)
161,604	Grupo Aeroportuario del Sureste SAB de CV Class B (Transportation)	$1,931,606
1,335,400	Grupo Bimbo SAB de CV Series A (Food, Beverage & Tobacco)	4,486,047
1,558,715	Grupo Financiero Banorte SAB de CV Class O (Banks)	9,949,207
1,352,700	Grupo Financiero Inbursa SAB de CV Class O (Banks)	3,484,585
173,380	Grupo Financiero Santander Mexico SAB de CV Class B ADR (Banks)	2,449,859
2,210,250	Grupo Mexico SAB de CV Series B (Materials)	6,981,119
829,500	Grupo Sanborns SA de CV (Retailing)	1,719,747
231,718	Grupo Televisa SAB ADR (Media)	7,053,496
51,205	Industrias Penoles SAB de CV (Materials)	1,498,209
472,600	Infraestructura Energetica Nova SAB de CV (Utilities)	1,864,718
522,300	Kimberly-Clark de Mexico SAB de CV Class A (Household & Personal Products)	1,588,047
1,067,370	Mexichem SAB de CV (Materials)	4,457,720
653,389	OHL Mexico SAB de CV (Transportation)*	1,679,138
575,700	Organizacion Cultiba SAB de CV (Food, Beverage & Tobacco)	1,191,355
3,696,555	Wal-Mart de Mexico SAB de CV Series V (Food & Staples Retailing)	9,610,236

		112,147,796

Nigeria – 4.9%
15,208,681	Access Bank PLC (Banks)	928,036
1,014,680	Cadbury Nigeria PLC (Food, Beverage & Tobacco)	352,431
1,719,656	Dangote Cement PLC (Materials)	2,057,523
3,023,095	Dangote Flour Mills PLC (Food, Beverage & Tobacco)*	184,851
4,745,996	Dangote Sugar Refinery PLC (Food, Beverage & Tobacco)	327,342
21,460,029	FBN Holdings PLC (Banks)	2,189,524
19,354,999	Guaranty Trust Bank PLC (Banks)	3,083,637
1,035,944	Guinness Nigeria PLC (Food, Beverage & Tobacco)	1,643,941
3,245,415	Intercontinental Wapic Insurance PLC (Insurance)*	18,393
1,711,583	Lafarge Cement WAPCO Nigeria PLC (Materials)	1,099,487
389,664	Nestle Nigeria PLC (Food, Beverage & Tobacco)	2,699,184
4,222,108	Nigerian Breweries PLC (Food, Beverage & Tobacco)	4,651,935
634,807	Unilever Nigeria PLC (Household & Personal Products)	243,849

Common Stocks – (continued)
Nigeria – (continued)
14,519,431	United Bank for Africa PLC (Banks)	$719,388
22,841,806	Zenith Bank PLC (Banks)	3,089,520

		23,289,041

Pakistan – 4.6%
1,461,833	Engro Corp. Ltd. (Materials)*	1,734,045
3,058,500	Fatima Fertilizer Co. Ltd. (Materials)	737,856
619,300	Fauji Fertilizer Co. Ltd. (Materials)	628,176
257,900	Lucky Cement Ltd. (Materials)	608,161
1,996,170	MCB Bank Ltd. (Banks)	5,260,352
3,176,700	Oil & Gas Development Co. Ltd. (Energy)	8,026,412
529,700	Pakistan Oilfields Ltd. (Energy)	2,371,398
581,520	Pakistan Petroleum Ltd. (Energy)	1,109,908
1,824,000	The HUB Power Co. Ltd. (Utilities)	1,069,112
547,000	United Bank Ltd. (Banks)	631,138

		22,176,558

Philippines – 4.6%
1,264,980	Aboitiz Equity Ventures, Inc. (Capital Goods)	1,489,996
949,900	Aboitiz Power Corp. (Utilities)	747,798
3,750,600	Alliance Global Group, Inc. (Capital Goods)	2,288,515
105,220	Ayala Corp. (Diversified Financials)	1,469,088
4,105,200	Ayala Land, Inc. (Real Estate)	2,794,699
399,216	Bank of the Philippine Islands (Banks)	923,786
316,760	BDO Unibank, Inc. (Banks)	594,265
2,950,900	Energy Development Corp. (Utilities)	396,020
20,270	Globe Telecom, Inc. (Telecommunication Services)	816,595
319,340	Jollibee Foods Corp. (Consumer Services)	1,311,619
6,302,100	Metro Pacific Investments Corp. (Diversified Financials)	711,499
598,988	Metropolitan Bank & Trust (Banks)	1,235,021
7,340	Philippine Long Distance Telephone Co. (Telecommunication Services)	487,068
67,657	SM Investments Corp. (Capital Goods)	1,340,293
4,223,200	SM Prime Holdings, Inc. (Real Estate)	1,870,773
1,151,490	Universal Robina Corp. (Food, Beverage & Tobacco)	3,398,778

		21,875,813

South Korea – 24.2%
650	Amorepacific Corp. (Household & Personal Products)	533,113
13,710	Cheil Worldwide, Inc. (Media)*	337,797
1,800	CJ CheilJedang Corp. (Food, Beverage & Tobacco)	436,846

The accompanying notes are an integral part of these financial statements.	53

GOLDMAN SACHS N-11 EQUITY FUND

Schedule of Investments (continued)

October 31, 2013

Shares	Description	Value
Common Stocks – (continued)
South Korea – (continued)
4,256	Daelim Industrial Co. Ltd. (Capital Goods)	$395,056
7,170	Doosan Heavy Industries & Construction Co. Ltd. (Capital Goods)	292,633
3,600	E-Mart Co. Ltd. (Food & Staples Retailing)	861,467
12,940	GS Holdings (Energy)	712,569
119,930	Hana Financial Group, Inc. (Banks)	4,611,583
12,800	Hankook Tire Co. Ltd. (Automobiles & Components)	750,905
18,270	Hanssem Co. Ltd. (Consumer Durables & Apparel)	740,241
17,824	Hyundai Department Store Co. Ltd. (Retailing)	2,838,171
120,210	Hyundai Development Co. - Engineering & Construction (Capital Goods)	2,672,065
14,609	Hyundai Engineering & Construction Co. Ltd. (Capital Goods)	838,120
3,376	Hyundai Heavy Industries Co. Ltd. (Capital Goods)	806,179
17,011	Hyundai Mipo Dockyard (Capital Goods)	2,707,482
6,699	Hyundai Mobis (Automobiles & Components)	1,889,656
35,766	Hyundai Motor Co. (Automobiles & Components)	8,521,029
10,407	Hyundai Wia Corp. (Automobiles & Components)	1,791,722
96,740	KB Financial Group, Inc. (Banks)	3,809,958
90,328	Kia Motors Corp. (Automobiles & Components)	5,248,167
57,380	KT Corp. (Telecommunication Services)	1,896,540
94,290	KT Skylife Co. Ltd. (Media)	2,496,256
21,043	Kumho Petro Chemical Co. Ltd. (Materials)	2,059,956
9,372	LG Chem Ltd. (Materials)	2,643,674
21,098	LG Electronics, Inc. (Consumer Durables & Apparel)	1,351,453
10,818	Lotte Chemical Corp. (Materials)	2,216,604
2,690	Lotte Shopping Co. Ltd. (Retailing)	1,020,716
9,001	NAVER Corp. (Software & Services)	5,051,069
12,373	NCSoft Corp. (Software & Services)	2,398,324
5,635	NHN Entertainment Corp. (Software & Services)*	602,944
3,311	OCI Co. Ltd. (Materials)	599,189
12,766	POSCO (Materials)	3,811,176
49,056	Samsung C&T Corp. (Capital Goods)	2,910,884
21,031	Samsung Electronics Co. Ltd. (Semiconductors & Semiconductor Equipment)	29,002,992
7,178	Samsung Fire & Marine Insurance Co. Ltd. (Insurance)	1,678,531
11,900	Samsung Life Insurance Co. Ltd. (Insurance)	1,171,730

Common Stocks – (continued)
South Korea – (continued)
84,650	Shinhan Financial Group Co. Ltd. (Banks)	$3,691,048
12,764	SK Holdings Co. Ltd. (Capital Goods)	2,313,347
170,450	SK Hynix, Inc. (Semiconductors & Semiconductor Equipment)*	5,128,994
7,800	SK Telecom Co. Ltd. (Telecommunication Services)	1,699,778
7,757	S-Oil Corp. (Energy)	566,043
28,780	Sung Kwang Bend Co. Ltd. (Capital Goods)	787,887

		115,893,894

Turkey – 12.2%
1,089,958	Akbank TAS (Banks)	4,260,232
55,705	Anadolu Efes Biracilik Ve Malt Sanayii AS (Food, Beverage & Tobacco)	709,391
213,078	Arcelik AS (Consumer Durables & Apparel)	1,356,893
244,814	Aselsan Elektronik Sanayi Ve Ticaret AS (Capital Goods)	1,154,248
239,613	Aygaz AS (Utilities)	1,090,738
246,387	BIM Birlesik Magazalar AS (Food & Staples Retailing)	5,154,885
16,159	Coca-Cola Icecek AS (Food, Beverage & Tobacco)	462,116
1,990,806	Dogan Sirketler Grubu Holding AS (Capital Goods)*	895,805
768,206	Enka Insaat ve Sanayi AS (Capital Goods)	2,246,145
1,158,288	Haci Omer Sabanci Holding AS (Diversified Financials)	5,479,663
574,791	KOC Holding AS (Capital Goods)	2,815,192
95,277	Koza Altin Isletmeleri AS (Materials)	1,685,377
311,714	TAV Havalimanlari Holding AS (Transportation)	2,255,472
880,976	Turkcell Iletisim Hizmetleri AS (Telecommunication Services)*	5,467,016
2,318,589	Turkiye Garanti Bankasi AS (Banks)	9,297,156
738,985	Turkiye Halk Bankasi AS (Banks)	5,937,941
987,416	Turkiye Is Bankasi Class C (Banks)	2,697,506
1,224,000	Turkiye Vakiflar Bankasi T.A.O. Class D (Banks)	2,928,720
309,367	Ulker Biskuvi Sanayi AS (Food, Beverage & Tobacco)	2,359,918

		58,254,414

Vietnam – 2.3%
713,710	Bank for Foreign Trade of Vietnam JSC (Banks)	998,724
65,810	Bao Viet Holdings (Insurance)	123,922
864,002	HAGL JSC (Diversified Financials)*	929,519
387,640	Masan Group Corp. (Food, Beverage & Tobacco)*	1,499,082

54	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS N-11 EQUITY FUND

Shares	Description	Value
Common Stocks – (continued)
Vietnam – (continued)
178,020	PetroVietnam Drilling and Well Services JSC (Energy)*	$537,023
732,150	Petrovietnam Fertilizer & Chemicals JSC (Materials)	1,450,420
382,170	PetroVietnam Gas JSC (Utilities)	1,160,219
302,601	Saigon Thuong Tin Commercial JSB (Banks)	240,933
406,192	Vietnam Joint Stock Commercial Bank for Industry and Trade (Banks)	334,964
1,099,313	Vingroup JSC (Real Estate)*	3,516,743

		10,791,549

TOTAL COMMON STOCKS
(Cost $446,803,727)		$468,850,195

Preferred Stock – 0.8%
South Korea – 0.8%
4,152	Samsung Electronics Co. Ltd. (Semiconductors & Semiconductor Equipment)	$4,002,401
(Cost $3,095,611)

Notional Shares	Description	Maturity Month	Value
Participation Note*(a) – 0.0%
Bangladesh – 0.0%
46,750	Power Grid Co. of Bangladesh Ltd. (Issuer Deutsche Bank AG) (Utilities)	02/21	$31,465
(Cost $43,920)

TOTAL INVESTMENTS – 98.8%
(Cost $449,943,258)			$472,884,061

OTHER ASSETS IN EXCESS OF LIABILITIES – 1.2%			5,723,473

NET ASSETS – 100.0%			$478,607,534

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.
*	Non-income producing security.
(a)	Exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the investment adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $31,465, which represents approximately 0.0% of net assets as of October 31, 2013.

Investment Abbreviations:
ADR	—American Depositary Receipt
GDR	—Global Depositary Receipt

The accompanying notes are an integral part of these financial statements.	55

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Statements of Assets and Liabilities

October 31, 2013

Asia Equity Fund
Assets:
Investments, at value (cost $53,421,332, $245,383,596, $20,993,251, $421,405,107 and $449,943,258)	$59,824,451
Cash	147,842
Due from custodian	—
Foreign currencies, at value (cost $96,494, $67,270, $2,996, $104,864 and $723,916)	94,493
Receivables:
Investments sold	807,164
Dividends	70,371
Reimbursement from investment adviser	25,564
Fund shares sold	16,238
Foreign tax reclaims	—
Other assets	19,215
Total assets	61,005,338

Liabilities:
Payables:
Investments purchased	318,103
Foreign capital gains taxes	147,777
Fund shares redeemed	87,448
Amounts owed to affiliates	60,566
Accrued expenses	127,692
Total liabilities	741,586

Net Assets:
Paid-in capital	74,101,255
Undistributed (distributions in excess of) net investment income	72,950
Accumulated net realized loss	(20,176,544)
Net unrealized gain	6,266,091
NET ASSETS	$60,263,752
Net Assets:
Class A	$14,097,045
Class B	627,977
Class C	2,330,963
Institutional	43,207,767
Service	—
Class IR	—
Total Net Assets	$60,263,752
Shares outstanding $0.001 par value (unlimited shares authorized):
Class A	733,666
Class B	34,448
Class C	129,382
Institutional	2,146,290
Service	—
Class IR	—
Net asset value, offering and redemption price per share:(a)
Class A	$19.21
Class B	18.23
Class C	18.02
Institutional	20.13
Service	—
Class IR	—

(a)	Maximum public offering price per share for Class A shares of the Asia Equity, BRIC, China Equity, Emerging Markets Equity and N-11 Equity Funds is $20.33, $13.86, $9.44, $16.08 and $11.67, respectively. At redemption, Class B and Class C Shares may be subject to a contingent deferred sales charge assessed on the amount equal to the lesser of the current NAV or the original purchase price of the shares.

56	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

BRIC Fund	China Equity Fund	Emerging Markets Equity Fund	N-11 Equity Fund

$257,468,888	$23,117,200	$450,089,757	$472,884,061
1,627,148	—	2,765,085	4,082,201
970,237	—	1,709,262	—
63,214	2,996	101,863	732,728

2,739,097	151,988	4,142,981	1,244,904
482,588	113,246	470,850	527,167
—	15,041	—	75,248
35,787	—	305,183	449,198
—	—	7,906	363
38,230	2,460	26,547	45,618
263,425,189	23,402,931	459,619,434	480,041,488

1,550,354	153,295	2,706,619	—
—	—	586,365	184,442
970,253	—	730,255	376,641
328,475	22,492	442,593	534,709
237,877	89,048	254,717	338,162
3,086,959	264,835	4,720,549	1,433,954

483,340,984	22,111,260	903,035,071	466,504,202
2,591,051	416,443	2,712,792	1,435,775
(237,633,679)	(1,513,578)	(478,743,638)	(12,161,193)
12,039,874	2,123,971	27,894,660	22,828,750
$260,338,230	$23,138,096	$454,898,885	$478,607,534

$90,652,346	$18,091	$36,577,848	$114,658,047
—	—	3,491,550	—
57,123,514	8,870	11,869,410	19,018,459
111,711,770	23,102,039	388,046,420	308,501,596
—	—	14,584,213	—
850,600	9,096	329,444	36,429,432
$260,338,230	$23,138,096	$454,898,885	$478,607,534

6,917,536	2,028	2,406,156	10,396,139
—	—	253,637	—
4,575,104	1,003	855,971	1,758,863
8,336,634	2,570,215	23,930,182	27,749,146
—	—	989,486	—
63,149	1,014	20,411	3,287,234

$13.10	$8.92	$15.20	$11.03
—	—	13.77	—
12.49	8.84	13.87	10.81
13.40	8.99	16.22	11.12
—	—	14.74	—
13.47	8.97	16.14	11.08

The accompanying notes are an integral part of these financial statements.	57

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Statements of Operations

For the Fiscal Year Ended October 31, 2013

Asia Equity Fund
Investment income:
Dividends (net of foreign taxes withheld of $112,297, $413,481, $53,879, $706,964 and $847,980)	$1,186,533

Expenses:
Management fees	610,893
Custody, accounting and administrative services	257,721
Professional fees	82,711
Registration fees	70,723
Distribution and Service fees(a)	68,787
Transfer Agent fees(a)	50,969
Printing and mailing costs	38,158
Trustee fees	17,051
Service Share fees — Service Plan	—
Service Share fees — Shareholder Administration Plan	—
Other	27,460
Total expenses	1,224,473
Less — expense reductions	(320,647)
Net expenses	903,826
NET INVESTMENT INCOME	282,707

Realized and unrealized gain (loss):
Net realized gain (loss) from:
Investments	5,947,967
Futures contracts	15,130
Foreign currency transactions	(125,965)
Net change in unrealized gain (loss) on:
Investments (including the effects of the net change in the foreign capital gains tax liability of $84,028, $0, $0, $426,933 and $74,038)	(858,549)
Futures contracts	3,939
Foreign currency translation	(26,342)
Net realized and unrealized gain	4,956,180
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$5,238,887

(a)	Class specific Distribution and Service, and Transfer Agent fees were as follows:

	Distribution and Service Fees			Transfer Agent Fees
Fund	Class A	Class B	Class C	Class A	Class B	Class C	Institutional	Service	Class IR
Asia Equity	$36,034	$7,385	$25,368	$27,386	$1,403	$4,820	$17,360	$—	$—
BRIC	277,329	—	692,285	210,771	—	131,535	59,627	—	3,267
China Equity Fund	146	—	369	111	—	70	6,923	—	16
Emerging Markets Equity	94,266	41,422	137,876	71,643	7,870	26,197	145,809	6,681	515
N-11 Equity Fund	205,814	—	145,292	156,420	—	27,606	93,058	—	46,661

58	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

BRIC Fund	China Equity Fund	Emerging Markets Equity Fund	N-11 Equity Fund

$8,543,844	$692,111	$9,250,988	$6,341,375

4,302,292	191,531	5,245,547	4,602,740
446,494	84,393	759,428	993,325
103,307	75,142	101,600	109,117
80,395	68,655	105,035	101,517
969,614	515	273,564	351,106
405,200	7,120	258,715	323,745
71,704	22,915	72,655	94,291
17,666	16,921	17,952	17,800
—	—	41,755	—
—	—	41,755	—
45,765	14,263	40,326	25,520
6,442,437	481,455	6,958,332	6,619,161
(710,674)	(214,602)	(713,116)	(1,317,858)
5,731,763	266,853	6,245,216	5,301,303
2,812,081	425,258	3,005,772	1,040,072

17,861,074	(338,734)	17,442,761	(2,022,418)
1,580,506	—	2,812,128	(1,490,737)
(220,047)	(3,782)	83,670	(77,234)

(15,936,646)	1,647,738	(8,428,624)	8,739,670
—	—	20,635	(824)
(3,729)	22	(113,402)	(13,840)
3,281,158	1,305,244	11,817,168	5,134,617
$6,093,239	$1,730,502	$14,822,940	$6,174,689

The accompanying notes are an integral part of these financial statements.	59

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Statements of Changes in Net Assets

	Asia Equity Fund		BRIC Fund
	For the Fiscal Year Ended October 31, 2013	For the Fiscal Year Ended October 31, 2012	For the Fiscal Year Ended October 31, 2013	For the Fiscal Year Ended October 31, 2012
From operations:
Net investment income	$282,707	$525,888	$2,812,081	$3,429,196
Net realized gain (loss)	5,837,132	(2,890,252)	19,221,533	(44,159,436)
Net change in unrealized gain (loss)	(880,952)	4,364,664	(15,940,375)	17,008,691
Net increase (decrease) in net assets resulting from operations	5,238,887	2,000,300	6,093,239	(23,721,549)

Distributions to shareholders:
From net investment income
Class A Shares	(95,521)	(164,466)	(1,017,354)	—
Class B Shares	(2,425)	—	—	—
Class C Shares	(12,432)	—	—	—
Institutional Shares	(646,294)	(229,346)	(2,044,696)	—
Service Shares	—	—	—	—
Class IR Shares	—	—	(25,542)	—
Total distributions to shareholders	(756,672)	(393,812)	(3,087,592)	—

From share transactions:
Proceeds from sales of shares	3,564,748	27,771,924	50,945,290	105,848,840
Reinvestment of distributions	747,985	382,672	2,829,897	—
Cost of shares redeemed	(11,525,428)	(37,909,268)	(185,568,666)	(254,972,502)
Net increase (decrease) in net assets resulting from share transactions	(7,212,695)	(9,754,672)	(131,793,479)	(149,123,662)
TOTAL INCREASE (DECREASE)	(2,730,480)	(8,148,184)	(128,787,832)	(172,845,211)

Net assets:
Beginning of year	62,994,232	71,142,416	389,126,062	561,971,273
End of year	$60,263,752	$62,994,232	$260,338,230	$389,126,062
Undistributed (distributions in excess of) net investment income	$72,950	$445,592	$2,591,051	$3,086,609

60	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

China Equity Fund		Emerging Markets Equity Fund		N-11 Equity Fund
For the Fiscal Year Ended October 31, 2013	For the Fiscal Year Ended October 31, 2012	For the Fiscal Year Ended October 31, 2013	For the Fiscal Year Ended October 31, 2012	For the Fiscal Year Ended October 31, 2013	For the Fiscal Year Ended October 31, 2012

$425,258	$74,482	$3,005,772	$2,652,251	$1,040,072	$378,752
(342,516)	(711,405)	20,338,559	(8,797,086)	(3,590,389)	(5,955,678)
1,647,760	1,215,205	(8,521,391)	4,815,759	8,725,006	16,731,368
1,730,502	578,282	14,822,940	(1,329,076)	6,174,689	11,154,442

(340)	(45)	(190,220)	—	(20,076)	—
—	—	—	—	—	—
(41)	(7)	—	—	—	—
(87,132)	(43,483)	(2,931,010)	(1,112,635)	(369,180)	—
—	—	(77,760)	—	—	—
(58)	(51)	(1,945)	(1,097)	(27,660)	—
(87,571)	(43,586)	(3,200,935)	(1,113,732)	(416,916)	—

15,088,891	3,327,137	181,644,756	74,097,897	430,326,569	117,432,028
87,571	43,586	2,915,644	1,017,714	412,563	—
(2,107,332)	(1,132,474)	(126,231,261)	(131,118,019)	(121,352,608)	(31,173,449)
13,069,130	2,238,249	58,329,139	(56,002,408)	309,386,524	86,258,579
14,712,061	2,772,945	69,951,144	(58,445,216)	315,144,297	97,413,021

8,426,035	5,653,090	384,947,741	443,392,957	163,463,237	66,050,216
$23,138,096	$8,426,035	$454,898,885	$384,947,741	$478,607,534	$163,463,237
$416,443	$82,538	$2,712,792	$2,227,054	$1,435,775	$379,581

The accompanying notes are an integral part of these financial statements.	61

GOLDMAN SACHS ASIA EQUITY FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions	Increase from regulatory settlements
FOR THE FISCAL YEARS ENDED OCTOBER 31,
2013 - A	$17.78	$0.04		$1.51	$1.55	$(0.12)	$—	$(0.12)	$—
2013 - B	16.94	(0.10)		1.44	1.34	(0.05)	—	(0.05)	—
2013 - C	16.77	(0.10)		1.43	1.33	(0.08)	—	(0.08)	—
2013 - Institutional	18.71	0.12		1.58	1.70	(0.28)	—	(0.28)	—
2012 - A	17.33	0.11		0.41	0.52	(0.07)	—	(0.07)	—
2012 - B	16.56	(0.03)		0.41	0.38	—	—	—	—
2012 - C	16.39	(0.03)		0.41	0.38	—	—	—	—
2012 - Institutional	18.24	0.19		0.43	0.62	(0.15)	—	(0.15)	—
2011 - A	19.14	0.12		(1.69)	(1.57)	(0.24)	—	(0.24)	—
2011 - B	18.28	(0.03)		(1.60)	(1.63)	(0.09)	—	(0.09)	—
2011 - C	18.12	(0.03)		(1.59)	(1.62)	(0.11)	—	(0.11)	—
2011 - Institutional	20.12	0.23		(1.80)	(1.57)	(0.31)	—	(0.31)	—
2010 - A	15.39	0.07	(d)	3.84	3.91	(0.16)	—	(0.16)	—
2010 - B	14.75	(0.06	)(d)	3.68	3.62	(0.09)	—	(0.09)	—
2010 - C	14.64	(0.05	)(d)	3.64	3.59	(0.11)	—	(0.11)	—
2010 - Institutional	16.16	0.14	(d)	4.03	4.17	(0.21)	—	(0.21)	—
2009 - A	10.11	0.12		5.32	5.44	(0.22)	(0.02)	(0.24)	0.08
2009 - B	9.58	0.02		5.11	5.13	(0.02)	(0.02)	(0.04)	0.08
2009 - C	9.51	0.02		5.07	5.09	(0.02)	(0.02)	(0.04)	0.08
2009 - Institutional	10.70	0.17		5.59	5.76	(0.36)	(0.02)	(0.38)	0.08

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.10% of average net assets.
(e)	Total returns reflects the impact of payments for regulatory settlements entitled to be received during the year and recorded as an increase to capital by the Fund. Excluding such payments, the total return would have been:

	Class A	Class B	Class C	Institutional
For the Fiscal Year Ended October 31, 2009	55.33%	54.06%	54.16%	55.93%

62	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASIA EQUITY FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets	Ratio of total expenses to average net assets	Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$19.21	8.72%	$14,097	1.72%	2.25%	0.21%		102%
18.23	7.92	628	2.47	2.99	(0.56)		102
18.02	7.87	2,331	2.47	2.99	(0.56)		102
20.13	9.16	43,208	1.32	1.85	0.62		102
17.78	3.05	15,136	1.60	2.24	0.66		83
16.94	2.29	829	2.35	2.98	(0.20)		83
16.77	2.31	2,684	2.35	2.97	(0.18)		83
18.71	3.50	44,345	1.20	1.79	1.03		83
17.33	(8.33)	39,688	1.60	2.17	0.61		107
16.56	(8.95)	1,164	2.35	2.92	(0.18)		107
16.39	(9.00)	3,219	2.35	2.92	(0.18)		107
18.24	(7.94)	27,071	1.20	1.77	1.15		107
19.14	25.59	47,238	1.60	2.32	0.40	(d)	85
18.28	24.66	1,622	2.35	3.07	(0.38	)(d)	85
18.12	24.53	4,986	2.35	3.07	(0.32	)(d)	85
20.12	26.05	24,864	1.20	1.92	0.82	(d)	85
15.39	55.89 (e)	43,833	1.60	2.36	0.97		117
14.75	54.55 (e)	1,807	2.35	3.11	0.19		117
14.64	54.64 (e)	4,160	2.35	3.11	0.20		117
16.16	56.48 (e)	20,575	1.20	1.96	1.35		117

The accompanying notes are an integral part of these financial statements.	63

GOLDMAN SACHS BRIC FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	Distributions to shareholders from net investment income
FOR THE FISCAL YEARS ENDED OCTOBER 31,
2013 - A	$12.71	$0.10		$0.39	$0.49	$(0.10)
2013 - C	12.11	—	(d)	0.38	0.38	—
2013 - Institutional	13.01	0.17		0.38	0.55	(0.16)
2013 - IR	13.08	0.12		0.41	0.53	(0.14)
2012 - A	13.13	0.09		(0.51)	(0.42)	—
2012 - C	12.60	—	(d)	(0.49)	(0.49)	—
2012 - Institutional	13.38	0.15		(0.52)	(0.37)	—
2012 - IR	13.47	0.15		(0.54)	(0.39)	—
2011 - A	15.78	0.03		(2.68)	(2.65)	—
2011 - C	15.26	(0.06)		(2.60)	(2.66)	—
2011 - Institutional	16.04	0.18		(2.81)	(2.63)	(0.03)
2011 - IR	16.19	0.03		(2.72)	(2.69)	(0.03)
2010 - A	13.12	(0.03	)(e)	2.69	2.66	—
2010 - C	12.79	(0.13	)(e)	2.60	2.47	—
2010 - Institutional	13.29	0.05	(e)	2.70	2.75	—
2010 - IR (Commenced August 31, 2010)	14.12	(0.02	)(e)	2.09	2.07	—
2009 - A	7.39	0.02		5.71	5.73	—
2009 - C	7.26	(0.05)		5.58	5.53	—
2009 - Institutional	7.46	0.05		5.78	5.83	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Amount is less than $0.005 per share.
(e)	Reflects income recognized from special dividends which amounted to $0.02 per share and 0.12% of average net assets.
(f)	Annualized.

64	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS BRIC FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$13.10	3.83%	$90,652	1.76%		1.97%		0.77%		94%
12.49	3.06	57,124	2.50		2.72		0.04		94
13.40	4.26	111,712	1.36		1.57		1.29		94
13.47	4.09	851	1.51		1.72		0.93		94
12.71	(3.19)	140,354	1.82		1.96		0.69		82
12.11	(3.88)	81,879	2.57		2.71		(0.02)		82
13.01	(2.76)	164,600	1.42		1.56		1.20		82
13.08	(2.89)	2,292	1.57		1.71		1.19		82
13.13	(16.79)	227,178	1.86		1.92		0.16		91
12.60	(17.43)	114,773	2.61		2.67		(0.41)		91
13.38	(16.45)	219,820	1.46		1.52		1.15		91
13.47	(16.66)	200	1.60		1.66		0.18		91
15.78	20.27	474,512	1.89		1.92		(0.22	)(e)	87
15.26	19.31	178,404	2.64		2.67		(0.96	)(e)	87
16.04	20.69	158,912	1.49		1.52		0.36	(e)	87
16.19	14.66	23	1.64	(f)	1.64	(f)	(0.83	)(e)(f)	87
13.12	77.54	367,897	1.97		2.00		0.19		117
12.79	76.17	141,614	2.72		2.75		(0.54)		117
13.29	78.15	30,269	1.57		1.60		0.46		117

The accompanying notes are an integral part of these financial statements.	65

GOLDMAN SACHS CHINA EQUITY FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of year	Net investment income(a)	Net realized and unrealized gain (loss)	Total from investment operations	Distributions to shareholder from net investment income
FOR THE FISCAL YEARS ENDED OCTOBER 31,
2013 - A	$8.24	$0.16	$0.58	$0.74	$(0.06)
2013 - C	8.18	0.05	0.62	0.67	(0.01)
2013 - Institutional	8.27	0.21	0.58	0.79	(0.07)
2013 - IR	8.26	0.12	0.65	0.77	(0.06)
2012 - A	7.76	0.11	0.41	0.52	(0.04)
2012 - C	7.73	0.06	0.40	0.46	(0.01)
2012 - Institutional	7.78	0.09	0.46	0.55	(0.06)
2012 - IR	7.77	0.08	0.46	0.54	(0.05)

FOR THE PERIOD ENDED OCTOBER 31,
2011 - A (Commenced April 29, 2011)	10.00	0.09	(2.33)	(2.24)	—
2011 - C (Commenced April 29, 2011)	10.00	0.06	(2.33)	(2.27)	—
2011 - Institutional (Commenced April 29, 2011)	10.00	0.07	(2.29)	(2.22)	—
2011 - IR (Commenced April 29, 2011)	10.00	0.10	(2.33)	(2.23)	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Annualized.

66	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CHINA EQUITY FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income to average net assets		Portfolio turnover rate(c)

$8.92	9.15%	$18	1.92%		3.28%		1.87%		55%
8.84	8.36	9	2.67		3.97		0.61		55
8.99	9.61	23,102	1.53		2.76		2.45		55
8.97	9.34	9	1.71		3.02		1.44		55
8.24	6.75	21	1.89		6.89		1.36		57
8.18	5.91	25	2.64		7.04		0.80		57
8.27	7.12	8,371	1.50		6.72		1.20		57
8.26	7.03	8	1.65		7.12		1.01		57

7.76	(22.40)	9	1.90	(d)	10.09	(d)	2.10	(d)	37
7.73	(22.70)	8	2.65	(d)	10.84	(d)	1.36	(d)	37
7.78	(22.20)	5,629	1.50	(d)	9.69	(d)	1.69	(d)	37
7.77	(22.30)	8	1.65	(d)	9.84	(d)	2.37	(d)	37

The accompanying notes are an integral part of these financial statements.	67

GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from investment operations				Distributions to shareholders
Year - Share Class	Net asset value, beginning of year	Net investment income (loss)(a)		Net realized and unrealized gain (loss)	Total from investment operations	From net investment income	From net realized gains	Total distributions
FOR THE FISCAL YEARS ENDED OCTOBER 31,
2013 - A	$14.68	$0.05		$0.54	$0.59	$(0.07)	$—	$(0.07)
2013 - B	13.33	(0.06)		0.50	0.44	—	—	—
2013 - C	13.42	(0.06)		0.51	0.45	—	—	—
2013 - Institutional	15.65	0.13		0.58	0.71	(0.14)	—	(0.14)
2013 - Service	14.24	0.04		0.53	0.57	(0.07)	—	(0.07)
2013 - IR	15.58	0.10		0.58	0.68	(0.12)	—	(0.12)
2012 - A	14.66	0.06		(0.04)	0.02	—	—	—
2012 - B	13.41	(0.05)		(0.03)	(0.08)	—	—	—
2012 - C	13.51	(0.05)		(0.04)	(0.09)	—	—	—
2012 - Institutional	15.63	0.12		(0.05)	0.07	(0.05)	—	(0.05)
2012 - Service	14.24	0.05		(0.05)	— (d)	—	—	—
2012 - IR	15.59	0.12		(0.07)	0.05	(0.06)	—	(0.06)
2011 - A	16.38	0.04		(1.73)	(1.69)	(0.03)	—	(0.03)
2011 - B	15.09	(0.08)		(1.58)	(1.66)	(0.02)	—	(0.02)
2011 - C	15.20	(0.07)		(1.60)	(1.67)	(0.02)	—	(0.02)
2011 - Institutional	17.48	0.11		(1.84)	(1.73)	(0.12)	—	(0.12)
2011 - Service	15.95	0.02		(1.68)	(1.66)	(0.05)	—	(0.05)
2011 - IR	17.56	0.02		(1.87)	(1.85)	(0.12)	—	(0.12)
2010 - A	13.37	(0.02	)(e)	3.03	3.01	—	—	—
2010 - B	12.41	(0.10	)(e)	2.78	2.68	—	—	—
2010 - C	12.50	(0.10	)(e)	2.80	2.70	—	—	—
2010 - Institutional	14.22	0.07	(e)	3.20	3.27	(0.01)	—	(0.01)
2010 - Service	13.03	(0.01	)(e)	2.93	2.92	—	—	—
2010 - IR (Commenced August 31, 2010)	15.24	(0.01	)(e)	2.33	2.32	—	—	—
2009 - A	11.97	0.15		4.64	4.79	(0.26)	(3.13)	(3.39)
2009 - B	11.30	0.07		4.31	4.38	(0.14)	(3.13)	(3.27)
2009 - C	11.31	0.07		4.34	4.41	(0.09)	(3.13)	(3.22)
2009 - Institutional	12.60	0.21		4.93	5.14	(0.39)	(3.13)	(3.52)
2009 - Service	11.80	0.15		4.51	4.66	(0.30)	(3.13)	(3.43)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Amount is less than $0.005 per share.
(e)	Reflects income recognized from non-recurring special dividends which amounted to $0.02 per share and 0.12% of average net assets.
(f)	Annualized.

68	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Net asset value, end of year	Total return(b)	Net assets, end of year (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$15.20	4.04%	$36,578	1.73%		1.89%		0.32%		159%
13.77	3.23	3,492	2.48		2.64		(0.46)		159
13.87	3.35	11,869	2.48		2.64		(0.44)		159
16.22	4.49	388,046	1.33		1.49		0.80		159
14.74	4.02	14,584	1.83		1.99		0.25		159
16.14	4.37	329	1.48		1.64		0.62		159
14.68	0.14	38,889	1.82		1.94		0.39		119
13.33	(0.59)	4,788	2.57		2.69		(0.37)		119
13.42	(0.66)	15,418	2.57		2.69		(0.35)		119
15.65	0.49	310,167	1.41		1.54		0.80		119
14.24	0.00	15,446	1.91		2.03		0.36		119
15.58	0.35	240	1.55		1.68		0.78		119
14.66	(10.33)	51,221	1.90		1.93		0.24		121
13.41	(11.02)	6,841	2.65		2.68		(0.53)		121
13.51	(11.01)	18,896	2.65		2.68		(0.49)		121
15.63	(9.98)	351,982	1.50		1.53		0.61		121
14.24	(10.43)	14,432	2.00		2.03		0.15		121
15.59	(10.21)	21	1.65		1.68		0.16		121
16.38	22.51	68,118	1.91		1.91		(0.16	)(e)	147
15.09	21.60	10,335	2.66		2.66		(0.75	)(e)	147
15.20	21.60	23,226	2.66		2.66		(0.73	)(e)	147
17.48	23.04	472,994	1.51		1.51		0.43	(e)	147
15.95	22.41	13,954	2.01		2.01		(0.10	)(e)	147
17.56	15.22	1	1.66	(f)	1.66	(f)	(0.09	)(e)(f)	147
13.37	58.12	256,648	1.89		1.89		1.43		179
12.41	56.96	10,350	2.64		2.64		0.73		179
12.50	57.03	17,637	2.64		2.64		0.70		179
14.22	58.76	347,017	1.49		1.49		1.88		179
13.03	57.99	10,273	1.99		1.99		1.38		179

The accompanying notes are an integral part of these financial statements.	69

GOLDMAN SACHS N-11 EQUITY FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Period

		Income (loss) from investment operations
Year - Share Class	Net asset value, beginning of period	Net investment income (loss)(a)	Net realized and unrealized gain (loss)	Total from investment operations	Distributions to shareholders from net investment income
FOR THE FISCAL YEARS ENDED OCTOBER 31,
2013 - A	$10.38	$0.01	$0.65	$0.66	$(0.01)
2013 - C	10.25	(0.07)	0.63	0.56	—
2013 - Institutional	10.45	0.05	0.65	0.70	(0.03)
2013 - IR	10.42	0.03	0.65	0.68	(0.02)
2012 - A	9.57	0.01	0.80	0.81	—
2012 - C	9.52	(0.06)	0.79	0.73	—
2012 - Institutional	9.60	0.05	0.80	0.85	—
2012 - IR	9.59	0.02	0.81	0.83	—

FOR THE PERIOD ENDED OCTOBER 31,
2011 - A (Commenced February 28, 2011)	10.00	(0.03)	(0.40)	(0.43)	—
2011 - C (Commenced February 28, 2011)	10.00	(0.08)	(0.40)	(0.48)	—
2011 - Institutional (Commenced February 28, 2011)	10.00	0.02	(0.42)	(0.40)	—
2011 - IR (Commenced February 28, 2011)	10.00	(0.02)	(0.39)	(0.41)	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total returns would be reduced if a sales or redemption charge was taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Total returns for periods less than one full year are not annualized.
(c)	The Fund’s portfolio turnover rate is calculated in accordance with regulatory requirements, without regard to transactions involving short term investments and certain derivatives. If such transactions were included, the Fund’s portfolio turnover rate may be higher.
(d)	Annualized.

70	The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS N-11 EQUITY FUND

Net asset value, end of period	Total return(b)	Net assets, end of period (in 000s)	Ratio of net expenses to average net assets		Ratio of total expenses to average net assets		Ratio of net investment income (loss) to average net assets		Portfolio turnover rate(c)

$11.03	6.31%	$114,658	1.74%		2.12%		0.07%		53%
10.81	5.46	19,018	2.49		2.87		(0.66)		53
11.12	6.73	308,502	1.35		1.72		0.44		53
11.08	6.48	36,429	1.49		1.87		0.26		53
10.38	8.33	35,417	1.79		2.35		0.09		90
10.25	7.53	6,720	2.54		3.12		(0.57)		90
10.45	8.83	111,826	1.39		1.94		0.52		90
10.42	8.73	9,500	1.54		2.05		0.22		90

9.57	(4.20)	18,335	1.82	(d)	3.92	(d)	(0.40	)(d)	73
9.52	(4.70)	3,528	2.57	(d)	4.67	(d)	(1.29	)(d)	73
9.60	(4.00)	42,740	1.42	(d)	3.52	(d)	0.24	(d)	73
9.59	(4.10)	1,448	1.57	(d)	3.67	(d)	(0.28	)(d)	73

The accompanying notes are an integral part of these financial statements.	71

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Notes to Financial Statements

October 31, 2013

1. ORGANIZATION

Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company. The following table lists those series of the Trust that are included in this report (collectively, the “Funds” or individually a “Fund”), along with their corresponding share classes and respective diversification status under the Act:

Fund	Share Classes Offered*	Diversified/ Non-diversified
Asia Equity	A, B, C and Institutional	Diversified
BRIC, China Equity and N-11 Equity	A, C, Institutional and IR	Non-diversified
Emerging Markets Equity	A, B, C, Institutional, Service and IR	Diversified

*	Class B Shares are generally no longer available for purchase by current or prospective investors.

Class A Shares are sold with a front-end sales charge of up to 5.50%. Class B Shares were sold with a contingent deferred sales charge (“CDSC”) that declines from 5.00% to zero, depending upon the period of time the shares are held. Class C Shares are sold with a CDSC of 1.00%, which is imposed on redemptions made within 12 months of purchase. Institutional, Service and Class IR Shares are not subject to a sales charge.

Goldman Sachs Asset Management International (“GSAMI”), an affiliate of Goldman, Sachs & Co. (“Goldman Sachs”), serves as investment adviser to the Funds pursuant to a management agreement (the “Agreement”) with the Trust.

2. SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and require management to make estimates and assumptions that may affect the reported amounts and disclosures. Actual results may differ from those estimates and assumptions.

A.  Investment Valuation — The Funds’ valuation policy is to value investments at fair value.

B.  Investment Income and Investments — Investment income includes interest income and dividend income, net of any foreign withholding taxes, less any amounts reclaimable. Interest income is accrued daily and adjusted for amortization of premiums and accretion of discounts. Dividend income is recognized on ex-dividend date or, for certain foreign securities, as soon as such information is obtained subsequent to the ex-dividend date. Investment transactions are reflected on trade date. Realized gains and losses are calculated using identified cost. Investment transactions are recorded on the following business day for daily net asset value (“NAV”) calculations. Any foreign capital gains tax is accrued daily based upon net unrealized gains, and is payable upon sale of such investments.

For derivative contracts, realized gains and losses are recorded upon settlement of the contract.

C.  Class Allocations and Expenses — Investment income, realized and unrealized gain (loss), and non-class specific expenses of each Fund are allocated daily based upon the proportion of net assets of each class. Class specific expenses, where applicable, are borne by the respective share classes and include Distribution and Service, Transfer Agent and Service and Shareholder Administration fees. Non-class specific expenses directly incurred by a Fund are charged to that Fund, while such expenses incurred by the Trust are allocated across the respective Funds on a straight-line and/or pro-rata basis depending upon the nature of the expenses.

D.  Federal Taxes and Distributions to Shareholders — It is each Fund’s policy to comply with the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to regulated investment companies (mutual funds) and to distribute each year substantially all of its investment company taxable income and capital gains to its shareholders. Accordingly, the Funds are not required to make any provisions for the payment of federal income tax. Distributions to shareholders are recorded on the ex-dividend date. Income and capital gains distributions, if any, are declared and paid annually.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

Net capital losses are carried forward to future fiscal years and may be used to the extent allowed by the Code to offset any future capital gains. Utilization of capital loss carryforwards will reduce the requirement of future capital gains distributions.

Under the Regulated Investment Company Modernization Act of 2010, the Funds are permitted to carry forward capital losses incurred in taxable years beginning after December 22, 2010 for an unlimited period. However, any losses incurred during those future taxable years will be required to be utilized prior to the losses incurred in pre-enactment taxable years. As a result of this ordering rule, pre-enactment capital loss carryforwards may be more likely to expire unused. Additionally, post-enactment capital losses that are carried forward will retain their character as either short-term or long-term capital losses rather than being considered all short-term as under previous law.

The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with federal income tax rules, which may differ from GAAP. The source of each Fund’s distributions may be shown in the accompanying financial statements as either from net investment income, net realized gain or capital. Certain components of the Funds’ net assets on the Statements of Assets and Liabilities reflect permanent GAAP/tax differences based on the appropriate tax character.

E.  Foreign Currency Translation — The accounting records and reporting currency of the Funds are maintained in United States (“U.S.”) dollars. Assets and liabilities denominated in foreign currencies are translated into U.S. dollars using the current exchange rates at the close of each business day. The effect of changes in foreign currency exchange rates on investments is included within net realized and unrealized gain (loss) on investments. Changes in the value of other assets and liabilities as a result of fluctuations in foreign exchange rates are included in the Statements of Operations within net change in unrealized gain (loss) on foreign currency transactions. Transactions denominated in foreign currencies are translated into U.S. dollars on the date the transaction occurred, the effects of which are included within net realized gain (loss) on foreign currency transactions.

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS

The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (i.e., the exit price). GAAP establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The levels used for classifying investments are not necessarily an indication of the risk associated with investing in these investments. The three levels of the fair value hierarchy are described below:

Level 1 — Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 — Quoted prices in markets that are not active or financial instruments for which significant inputs are observable (including, but not limited to, quoted prices for similar investments, interest rates, foreign exchange rates, volatility and credit spreads), either directly or indirectly;

Level 3 — Prices or valuations that require significant unobservable inputs (including GSAMI’s assumptions in determining fair value measurement).

The Trustees have adopted Valuation Procedures that govern the valuation of the portfolio investments held by the Funds, including investments for which market quotations are not readily available. The Trustees have delegated to GSAMI day-to-day responsibility for implementing and maintaining internal controls and procedures related to the valuation of the Funds’ portfolio investments. To assess the continuing appropriateness of pricing sources and methodologies, GSAMI regularly performs price verification procedures and issues challenges as necessary to third party pricing vendors or brokers, and any differences are reviewed in accordance with the Valuation Procedures.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Notes to Financial Statements (continued)

October 31, 2013

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

A.  Level 1 and Level 2 Fair Value Investments — The valuation techniques and significant inputs used in determining the fair values for investments classified as Level 1 and Level 2 are as follows:

Equity Securities — Equity securities and investment companies traded on a U.S securities exchange or the NASDAQ system, or those located on certain foreign exchanges, including but not limited to the Americas, are valued daily at their last sale price or official closing price on the principal exchange or system on which they are traded. If no sale occurs, equity securities and exchange traded investment companies are valued at the last bid price for long positions and at the last ask price for short positions. Investments in investment companies (other than those that are exchange traded) are valued at the NAV on the valuation date. To the extent these investments are actively traded, they are classified as Level 1 of the fair value hierarchy.

Unlisted equity securities for which market quotations are available are valued at the last sale price on the valuation date, or if no sale occurs, at the last bid price. Securities traded on certain foreign securities exchanges are valued daily at fair value determined by an independent fair value service (if available) under Valuation Procedures approved by the Trustees and consistent with applicable regulatory guidance. The independent fair value service takes into account multiple factors including, but not limited to, movements in the securities markets, certain depositary receipts, futures contracts and foreign currency exchange rates that have occurred subsequent to the close of the foreign securities exchange. These investments are generally classified as Level 2 of the fair value hierarchy.

Debt Securities — Debt securities for which market quotations are readily available, are valued daily on the basis of quotations supplied by dealers or an independent pricing service approved by the Trustees. The pricing services may use valuation models or matrix pricing, which consider: (i) yield or price with respect to bonds that are considered comparable in characteristics such as rating, interest rate and maturity date or (ii) quotations from securities dealers to determine current value. Short-term debt obligations that mature in sixty days or less and that do not exhibit signs of credit deterioration are valued at amortized cost, which approximates fair value. With the exception of treasury securities, which are generally classified as Level 1, these investments are generally classified as Level 2 of the fair value hierarchy.

i.  Structured Notes — The values of structured notes are based on the price movements of a reference security or index. Upon termination, a Fund will receive a payment from the issuer based on the value of the referenced instrument (notional amount multiplied by price of the referenced instrument) and record a realized gain or loss.

Derivative Contracts — A derivative is an instrument whose value is derived from underlying assets, indices, reference rates or a combination of these factors. Exchange-traded derivatives, including futures contracts, typically fall within Level 1 of the fair value hierarchy.

i.  Futures Contracts — Futures contracts are contracts to buy or sell a standardized quantity of a specified commodity or security and are valued based on exchanged settlement prices or independent market quotes. Futures contracts are valued at the last settlement price, or in the absence of a sale, the last bid price for long positions and at the last ask price for short positions, at the end of each day on the board of trade or exchange upon which they are traded. Upon entering into a futures contract, a Fund deposits cash or securities in an account on behalf of the broker in an amount sufficient to meet the initial margin requirement. Subsequent payments are made or received by a Fund equal to the daily change in the contract value and are recorded as variation margin receivable or payable with a corresponding offset to unrealized gains or losses.

Short Term Investments — Short-term investments having a maturity of 60 days or less are generally valued at amortized cost which approximates fair market value. These investments are classified as Level 2 of the fair value hierarchy.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

B.  Level 3 Fair Value Investments — To the extent that the aforementioned significant inputs are unobservable, or if quotations are not readily available, or if GSAMI believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined under Valuation Procedures approved by the Trustees. GSAMI, consistent with its procedures and applicable regulatory guidance, may make an adjustment to the most recent valuation prices of either domestic or foreign securities in light of significant events to reflect what it believes to be the fair value of the securities at the time of determining a Fund’s NAV. Significant events which could affect a large number of securities in a particular market may include, but are not limited to: significant fluctuations in U.S. or foreign markets; market dislocations; market disruptions; or unscheduled market closings. Significant events which could also affect a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; ratings downgrades; and bankruptcies.

C.  Fair Value Hierarchy — The following is a summary of the Funds’ investments and derivatives classified in the fair value hierarchy as of October 31, 2013:

ASIA EQUITY

Investment Type	Level 1	Level 2		Level 3
Assets
Common Stock and/or Other Equity Investments
North and South America	$1,367,009	$—		$—
Other	999,302	57,458,140	(a)	—
	$2,366,311	$57,458,140		$—

BRIC

Investment Type	Level 1	Level 2		Level 3
Assets
Common Stock and/or Other Equity Investments
North and South America	$26,565,767	$49,974,729	(a)	$—
Other	10,332,222	170,596,170	(a)	—
Total	$36,897,989	$220,570,899		$—

CHINA EQUITY

Investment Type	Level 1	Level 2		Level 3
Assets
Common Stock and/or Other Equity Investments	$925,977	$21,738,949	(a)	$—
Investment Companies	452,274	—		—
Total	$1,378,251	$21,738,949		$—

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Notes to Financial Statements (continued)

October 31, 2013

3. INVESTMENTS AND FAIR VALUE MEASUREMENTS (continued)

EMERGING MARKETS EQUITY

Investment Type	Level 1	Level 2		Level 3
Assets
Common Stock and/or Other Equity Investments
North and South America	$83,497,359	$42,452,947	(a)	$—
Other	9,576,071	314,563,380	(a)	—
Total	$93,073,430	$357,016,327		$—

N-11 EQUITY

Investment Type	Level 1	Level 2		Level 3
Assets
Common Stock and/or Other Equity Investments
North and South America	$112,147,796	$—		$—
Other	—	360,736,265	(a)	—
Total	$112,147,796	$360,736,265		$—

(a)	To adjust for the time difference between local market close and the calculation of net asset value, the Funds utilize fair value model prices for certain international equities provided by an independent fair value service resulting in a Level 2 classification.

For further information regarding security characteristics, see the Schedules of Investments.

4. INVESTMENTS IN DERIVATIVES

The following table sets forth, by certain risk types, the Funds’ gains (losses) related to these derivatives and their indicative volumes for the fiscal year ended October 31, 2013. These gains (losses) should be considered in the context that these derivative contracts may have been executed to economically hedge certain investments, and accordingly, certain gains (losses) on such derivative contracts may offset certain (losses) gains attributable to investments. These gains (losses) are included in “Net realized gain (loss)” or “Net change in unrealized gain (loss)” on the Statements of Operations:

Fund	Risk	Statements of Operations	Net Realized Gain (Loss)	Net Change in Unrealized Gain (Loss)	Average Number of Contracts(a)
Asia Equity	Equity	Net realized gain (loss) from futures contracts/Net change in unrealized gain (loss) on futures contracts	$15,130	$3,939	1
BRIC	Equity	Net realized gain (loss) from futures contracts/Net change in unrealized gain (loss) on futures contracts	1,580,506	—	29
Emerging Markets Equity	Equity	Net realized gain (loss) from futures contracts/Net change in unrealized gain (loss) on futures contracts	2,812,128	20,635	52
N-11 Equity	Equity	Net realized gain (loss) from futures contracts/Net change in unrealized gain (loss) on futures contracts	(1,490,737)	(824)	183

(a)	Average number of contracts is based on the average of month end balances for the fiscal year ended October 31, 2013.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

5. AGREEMENTS AND AFFILIATED TRANSACTIONS

A. Management Agreement — Under the Agreement, GSAMI manages the Funds, subject to the general supervision of the Trustees.

As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administration of the Funds’ business affairs, including providing facilities, GSAMI is entitled to a management fee, accrued daily and paid monthly, equal to an annual percentage rate of each Fund’s average daily net assets.

For the fiscal year ended October 31, 2013, contractual and effective net management fees with GSAMI were at the following rates:

	Contractual Management Rate						Effective Net Management Rate
Fund	First $1 billion	Next $1 billion	Next $3 billion	Next $3 billion	Over $8 billion	Effective Rate
Asia Equity	1.00%	0.90%	0.86%	0.84%	0.82%	1.00%	1.00%
BRIC	1.30	1.30	1.17	1.11	1.09	1.30	1.09	*
China Equity	1.10	0.99	0.94	0.92	0.90	1.10	1.10
Emerging Markets Equity	1.20	1.20	1.08	1.03	1.01	1.20	1.04	*
N-11 Equity	1.30	1.30	1.24	1.21	1.19	1.30	1.14	*

*	GSAMI has agreed to waive a portion of its management fee in order to achieve net management rates, as defined in the funds’ most recent prospectuses. These waivers will be effective through at least February 28, 2014, and prior to such date GSAM may not terminate the arrangement without approval of the Trustees. The Effective Net Management Rates above are calculated based on management rates before and after the waivers had been adjusted, if applicable.

B. Distribution and Service Plans — The Trust, on behalf of each Fund, has adopted Distribution and Service Plans (the “Plans”). Under the Plans, Goldman Sachs, which serves as distributor (the “Distributor”), is entitled to a fee accrued daily and paid monthly, for distribution services and personal and account maintenance services, which may then be paid by Goldman Sachs to authorized dealers, at the following annual rates calculated on a Fund’s average daily net assets of each respective share class:

	Distribution and Service Plan Rates
	Class A*	Class B	Class C
Distribution Plan	0.25%	0.75%	0.75%
Service Plan	—	0.25	0.25

*	With respect to Class A Shares, the Distributor at its discretion may use compensation for distribution services paid under the Distribution Plan to compensate service organizations for personal and account maintenance services and expenses as long as such total compensation does not exceed the maximum cap on “service fees” imposed by the Financial Industry Regulatory Authority.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Notes to Financial Statements (continued)

October 31, 2013

5. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

C. Distribution Agreement — Goldman Sachs, as Distributor of the shares of the Funds pursuant to a Distribution Agreement, may retain a portion of the Class A front end sales charge and Class B and Class C Shares’ CDSC. During the fiscal year ended October 31, 2013, Goldman Sachs advised that it retained the following amounts:

	Front End Sales Charge	Contingent Deferred Sales Charge*
Fund	Class A	Class C
Asia Equity	$3,850	$—
BRIC	14,804	162
China Equity	47	—
Emerging Markets Equity	6,625	2
N-11 Equity	37,471	—

*	Goldman Sachs did not retain any contingent deferred sales charges for Class B Shares.

D.  Service Plan and Shareholder Administration Plan — The Trust, on behalf of each Fund that offers Service Shares, has adopted a Service Plan and a Shareholder Administration Plan. These plans allow for service organizations to provide varying levels of personal and account maintenance and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan and Shareholder Administration Plan each provide for compensation to the service organizations which is accrued daily and paid monthly at an annual rate of 0.25% (0.50% in aggregate) of the average daily net assets of the Service Shares.

E.  Transfer Agency Agreement — Goldman Sachs also serves as the transfer agent of the Funds for a fee pursuant to Transfer Agency Agreement. The fees charged for such transfer agency services are accrued daily and paid monthly at annual rates as follows: 0.19% of the average daily net assets of Class A, Class B, Class C, and Class IR Shares; and 0.04% of the average daily net assets of Institutional and Service Shares.

F.  Other Expense Agreements and Affiliated Transactions — GSAMI has agreed to limit certain “Other Expense” of the Funds (excluding transfer agent fees and expenses, service fees and shareholder administration fees (as applicable), taxes, interest, brokerage fees, litigation, indemnification, shareholder meetings and other extraordinary expenses) to the extent such expenses exceed, on an annual basis, a percentage rate of the average daily net assets of each Fund. Such Other Expense reimbursements, if any, are accrued daily and paid monthly. In addition, the Funds are not obligated to reimburse GSAMI for prior fiscal year expense reimbursements, if any. The Other Expense limitations as an annual percentage rate of average daily net assets for the Asia Equity, BRIC, China Equity, Emerging Markets Equity and N-11 Equity Funds are 0.344%, 0.264%, 0.364%, 0.354% and 0.164%, respectively. Prior to February 28, 2013, the Other Expense limitation for the Asia Equity Fund was 0.164%. These Other Expense limitations will remain in place through at least February 28, 2014 and prior to such date GSAMI may not terminate the arrangements without the approval of the Trustees. The Funds are amortizing their respective share of costs related to proxy and shareholder meetings, and GSAM has agreed to reimburse each Fund to the extent such expenses exceed a specified percentage of the Fund’s net assets. In addition, the Funds have entered into certain offset arrangements with the custodian and the transfer agent, which may result in a reduction of the Funds’ expenses and are received irrespective of the application of the “Other Expense” limitations described above.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

5. AGREEMENTS AND AFFILIATED TRANSACTIONS (continued)

For the fiscal year ended October 31, 2013, these expense reductions, including any fee waivers and Other Expense reimbursements, were as follows:

Fund	Management Fee Waiver	Other Expense Reimbursement	Custody Fee Credits	Total Expense Reductions
Asia Equity	$—	$319,405	$1,242	$320,647
BRIC	707,223	—	3,451	710,674
China Equity	—	214,582	20	214,602
Emerging Markets Equity	704,634	—	8,482	713,116
N-11 Equity	559,202	751,557	7,099	1,317,858

As of October 31, 2013, the amounts owed to affiliates of the Funds were as follows:

Fund	Management Fees	Distribution and Service Fees	Transfer Agent Fees	Total
Asia Equity	$50,955	$5,429	$4,182	$60,566
BRIC	231,845	68,618	28,012	328,475
China Equity	21,688	11	793	22,492
Emerging Markets Equity	393,255	27,220	22,118	442,593
N-11 Equity	456,759	40,212	37,738	534,709

G.  Line of Credit Facility — As of October 31, 2013, the Funds participated in a $780,000,000 committed, unsecured revolving line of credit facility (the “facility”) together with other funds of the Trust and registered investment companies having management agreements with GSAMI or its affiliates (“Other Borrowers”). Pursuant to the terms of the facility, the Funds and Other Borrowers could increase the credit amount by an additional $220,000,000, for a total of up to $1,000,000,000. This facility is to be used solely for temporary or emergency purposes, which may include the funding of redemptions. The interest rate on borrowings is based on the federal funds rate. The facility also requires a fee to be paid by the Funds based on the amount of the commitment that has not been utilized. For the fiscal year ended October 31, 2013, the Funds did not have any borrowings under the facility. Prior to May 8, 2013, the committed amount available through the facility was $630,000,000.

H.  Other Transactions with Affiliates — For the fiscal year ended October 31, 2013, Goldman Sachs earned $190 and $138 in brokerage commissions from portfolio transactions, including futures transactions executed with Goldman Sachs as the Futures Commission Merchant, on behalf of the Asia Equity and Emerging Markets Equity Funds, respectively.

As of October 31, 2013 the Goldman Sachs Satellite Strategies Portfolio was the beneficial owner of 17% or more of total outstanding shares of the Emerging Markets Equity Fund.

As of October 31, 2013, the Goldman Sachs Group, Inc. was the beneficial owner of approximately 50%, 100% and 100% of the Class A, Class C, and Class IR Shares of the China Equity Fund, respectively.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Notes to Financial Statements (continued)

October 31, 2013

6. PORTFOLIO SECURITIES TRANSACTIONS

The cost of purchases and proceeds from sales and maturities of long-term securities for the fiscal year ended October 31, 2013, were as follows:

Fund	Purchases	Sales and Maturities
Asia Equity	$60,909,075	$68,631,295
BRIC	303,508,083	436,824,602
China Equity	22,089,461	9,123,360
Emerging Markets Equity	737,794,685	676,099,444
N-11 Equity	485,518,439	182,564,827

7. TAX INFORMATION

The tax character of distributions paid during the fiscal year ended October 31, 2013 was as follows:

	Asia Equity	BRIC	China Equity	Emerging Markets Equity	N-11 Equity
Distributions paid from:
Ordinary income	$756,672	$3,087,592	$87,571	$3,200,935	$416,916

The tax character of distributions paid during the fiscal year ended October 31, 2012 was as follows:

	Asia Equity	China Equity	Emerging Markets Equity
Distributions paid from:
Ordinary income	$393,812	$43,586	$1,113,732

As of October 31, 2013, the components of accumulated earnings (losses) on a tax-basis were as follows:

	Asia Equity	BRIC	China Equity	Emerging Markets Equity	N-11 Equity
Undistributed ordinary income — net	$371,326	$2,591,051	$416,443	$2,713,830	$2,219,540
Capital loss carryforwards:
Expiring 2016(1)	$—	$(46,894,391)	$—	$(30,277,067)	$—
Expiring 2017(1)	(19,951,704)	(151,677,917)	—	(445,745,035)	—
Perpetual Long-term	—	(13,813,501)	(514,813)	—	(1,628,149)
Perpetual Short-term	—	(23,042,349)	(688,621)	(979,173)	(5,130,977)
Total capital loss carryforwards	$(19,951,704)	$(235,428,158)	$(1,203,434)	$(477,001,275)	$(6,759,126)
Unrealized gains — net	5,742,879	9,834,353	1,813,827	26,151,259	16,642,918
Total accumulated gains (losses) — net	$(13,837,499)	$(223,002,754)	$1,026,836	$(448,136,186)	$12,103,332

(1)	Expiration occurs on October 31 of the year indicated. The Asia Equity, BRIC, China Equity and Emerging Markets Equity Funds utilized $5,005,682, $8,188,652, $44,409 and $12,331,763, respectively, of capital losses in the current fiscal year.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

7. TAX INFORMATION (continued)

As of October 31, 2013, the Funds’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes were as follows:

	Asia Equity	BRIC	China Equity	Emerging Markets Equity	N-11 Equity
Tax cost	$53,944,548	$247,589,117	$21,303,395	$423,148,508	$456,129,090
Gross unrealized gain	10,468,230	29,414,747	3,137,542	45,443,957	44,708,530
Gross unrealized loss	(4,588,327)	(19,534,976)	(1,323,737)	(18,502,708)	(27,953,559)
Net unrealized security gain	$5,879,903	$9,879,771	$1,813,805	$26,941,249	$16,754,971
Net unrealized gain (loss) on other investments	(137,024)	(45,418)	22	(789,990)	(112,053)
Net unrealized gain	$5,742,879	$9,834,353	$1,813,827	$26,151,259	$16,642,918

The difference between GAAP-basis and tax-basis unrealized gains (losses) is attributable primarily to wash sales and differences in the tax treatment of passive foreign investment company investments.

In order to present certain components of the Funds’ capital accounts on a tax-basis, certain reclassifications have been recorded to the Funds’ accounts. These reclassifications have no impact on the net asset value of the Funds’ and result primarily from differences in the tax treatment of foreign currency transactions and passive foreign investment company investments.

Fund	Accumulated Net Realized Gain (Loss)	Undistributed Net Investment Income (Loss)
Asia Equity	$(101,323)	$101,323
BRIC	220,047	(220,047)
China Equity	3,782	(3,782)
Emerging Markets Equity	(680,901)	680,901
N-11 Equity	(433,038)	433,038

GSAMI has reviewed the Funds’ tax positions for all open tax years (the current and prior three years, as applicable) and has concluded that no provision for income tax is required in the Funds’ financial statements. Such open tax years remain subject to examination and adjustment by tax authorities.

8. OTHER RISKS

The Funds’ risks include, but are not limited to, the following:

Foreign Custody Risk — A Fund that invests in foreign securities may hold such securities and foreign currency with foreign banks, agents, and securities depositories appointed by the Fund’s custodian (each a “Foreign Custodian”). In some countries, Foreign Custodians may be subject to little or no regulatory oversight or independent evaluation of their operations. Further, the laws of certain countries may place limitations on a Fund’s ability to recover its assets if a Foreign Custodian enters into bankruptcy. Investments in emerging markets may be subject to greater custody risks than investments in more developed markets. Custody services in emerging market countries are often undeveloped and may be less regulated than in more developed countries, and thus may not afford the same level of investor protection as would apply in developed countries.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Notes to Financial Statements (continued)

October 31, 2013

8. OTHER RISKS (continued)

Shareholder Concentration Risk — Certain funds, accounts, individuals or Goldman Sachs affiliates may from time to time own (beneficially or of record) or control a significant percentage of the Funds’ shares. Redemptions by these entities of their holdings in the Funds may impact the Funds’ liquidity and NAV. These redemptions may also force the Funds to sell securities.

Investments in Other Investment Companies — As a shareholder of another investment company, including an exchange traded fund (“ETF”), a Fund will directly bear its proportionate share of any management fees and other expenses paid by such other investment companies, in addition to the fees and expenses regularly borne by the Fund. ETFs are subject to risks that do not apply to conventional mutual funds, including but not limited to the following: (i) the market price of the ETF’s shares may trade at a premium or a discount to their NAV; and (ii) an active trading market for an ETF’s shares may not develop or be maintained.

Geographic Risk — Concentration of the investments of a Fund in issuers located in a particular country or region will subject the Fund, to a greater extent than if investments were less concentrated, to the risks of adverse securities markets, exchange rates and social, political, regulatory or economic events which may occur in a given country or region. The Asia Equity Fund invests primarily in equity investments in Asian issuers. The BRIC Fund invests primarily in equity investments in Brazil, Russia, India and China issuers. The China Equity Fund invests primarily in equity investments in China. The N-11 Equity Fund invests primarily in equity investments in the N-11 countries, and may invest up to 50% of its assets in any one N-11 country.

Liquidity Risk — The Funds may make investments that are illiquid or that may become less liquid in response to market developments or adverse investor perceptions. Illiquid investments may be more difficult to value. Liquidity risk may also refer to the risk that a Fund will not be able to pay redemption proceeds within the allowable time period because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. To meet redemption requests, a Fund may be forced to sell investments at an unfavorable time and/or under unfavorable conditions.

Market and Credit Risks — In the normal course of business, the Funds trade financial instruments and enter into financial transactions where risk of potential loss exists due to changes in the market (market risk). Additionally, the Funds may also be exposed to credit risk in the event that an issuer fails to perform or that an institution or entity with which the Funds have unsettled or open transactions defaults.

Investing in foreign markets may involve special risks and considerations not typically associated with investing in the U.S. These risks include revaluation of currencies, high rates of inflation, repatriation restrictions on income and capital, and adverse political and economic developments. Moreover, securities issued in these markets may be less liquid, be subject to government ownership controls, have delayed settlements and their prices may be more volatile than those of comparable securities in the U.S.

Non-Diversification Risk — The BRIC, China Equity and N-11 Equity Funds are non-diversified, meaning that they are permitted to invest a larger percentage of their assets in fewer issuers than diversified mutual funds. Thus, a Fund may be more susceptible to adverse developments affecting any single issuer held in its portfolio, and may be more susceptible to greater losses because of these developments.

9. INDEMNIFICATIONS

Under the Trust’s organizational documents, its Trustees, officers, employees and agents are indemnified, to the extent permitted by the Act and State law, against certain liabilities that may arise out of performance of their duties to the Funds. Additionally, in the course of business, the Funds enter into contracts that contain a variety of indemnification clauses. The Funds’ maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Funds that have not yet occurred. However, GSAMI believes the risk of loss under these arrangements to be remote.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

10. OTHER MATTERS

New Accounting Pronouncement — In December 2011, the Financial Accounting Standards Board issued an Accounting Standards Update No. 2011-11: Disclosures about offsetting Assets and Liabilities (“ASU”) to enhance disclosures about financial instruments and derivative instruments that are subject to offsetting (“netting”) on the Statements of Assets and Liabilities. This information will enable users of the Funds’ financial statements to evaluate the effect or potential effect of netting arrangements on the Funds’ financial position. The ASU is effective for financial statements with fiscal years beginning on or after January 1, 2013, and interim periods within those fiscal years. At this time, GSAMI is evaluating the implications of these changes on the financial statements.

11. SUBSEQUENT EVENTS

Subsequent events after the Statement of Assets and Liabilities date have been evaluated through the date the financial statements were issued. GSAMI has concluded that there is no impact requiring adjustment or disclosure in the financial statements.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Notes to Financial Statements (continued)

October 31, 2013

12. SUMMARY OF SHARE TRANSACTIONS

Share activity is as follows:

	Asia Equity Fund

	For the Fiscal Year Ended October 31, 2013		For the Fiscal Year Ended October 31, 2012

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	48,908	$904,805	545,177	$9,346,039
Shares converted from Class B(a)	805	14,712	1,680	28,015
Reinvestment of distributions	5,101	94,117	9,943	160,777
Shares redeemed	(172,410)	(3,143,752)	(1,995,478)	(33,619,430)
	(117,596)	(2,130,118)	(1,438,678)	(24,084,599)
Class B Shares
Shares sold	1,489	26,519	103	1,785
Shares converted to Class A(a)	(845)	(14,712)	(1,757)	(28,015)
Reinvestment of distributions	93	1,635	—	—
Shares redeemed	(15,235)	(269,068)	(19,693)	(317,227)
	(14,498)	(255,626)	(21,347)	(343,457)
Class C Shares
Shares sold	20,039	350,387	17,474	282,677
Reinvestment of distributions	608	10,581	—	—
Shares redeemed	(51,355)	(887,537)	(53,771)	(875,759)
	(30,708)	(526,569)	(36,297)	(593,082)
Institutional Shares
Shares sold	117,645	2,283,037	1,041,457	18,141,423
Reinvestment of distributions	33,315	641,652	13,091	221,895
Shares redeemed	(374,927)	(7,225,071)	(168,164)	(3,096,852)
	(223,967)	(4,300,382)	886,384	15,266,466
NET DECREASE	(386,769)	$(7,212,695)	(609,938)	$(9,754,672)

(a)	Class B Shares automatically convert into Class A Shares on or about the fifteenth day of the last month of the calendar quarter that is eight years after the initial purchase date of either the Fund or another Goldman Sachs Fund.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

12. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	BRIC Fund

	For the Fiscal Year Ended October 31, 2013		For the Fiscal Year Ended October 31, 2012

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	1,142,685	$14,903,715	2,556,156	$32,849,258
Reinvestment of distributions	69,332	906,863	—	—
Shares redeemed	(5,337,106)	(67,703,737)	(8,818,548)	(110,184,382)
	(4,125,089)	(51,893,159)	(6,262,392)	(77,335,124)
Class C Shares
Shares sold	352,073	4,270,279	445,293	5,395,270
Shares redeemed	(2,537,381)	(30,561,235)	(2,791,028)	(33,298,416)
	(2,185,308)	(26,290,956)	(2,345,735)	(27,903,146)
Institutional Shares
Shares sold	2,359,241	31,462,752	4,895,097	63,765,469
Reinvestment of distributions	142,348	1,897,492	—	—
Shares redeemed	(6,818,804)	(85,565,784)	(8,668,487)	(109,742,620)
	(4,317,215)	(52,205,540)	(3,773,390)	(45,977,151)
Class IR Shares
Shares sold	23,044	308,544	298,139	3,838,843
Reinvestment of distributions	1,903	25,542	—	—
Shares redeemed	(137,097)	(1,737,910)	(137,719)	(1,747,084)
	(112,150)	(1,403,824)	160,420	2,091,759
NET DECREASE	(10,739,762)	$(131,793,479)	(12,221,097)	$(149,123,662)

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Notes to Financial Statements (continued)

October 31, 2013

12. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	China Equity Fund

	For the Fiscal Year Ended October 31, 2013		For the Fiscal Year Ended October 31, 2012

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	12,362	$106,367	1,444	$11,639
Reinvestment of distributions	40	340	6	45
Shares redeemed	(12,928)	(100,215)	(1)	(5)
	(526)	6,492	1,449	11,679
Class C Shares
Shares sold	2,344	20,948	2,599	19,978
Reinvestment of distributions	5	41	1	7
Shares redeemed	(4,447)	(38,455)	(499)	(4,117)
	(2,098)	(17,466)	2,101	15,868
Institutional Shares
Shares sold	1,785,452	14,961,576	429,161	3,295,520
Reinvestment of distributions	10,263	87,132	5,916	43,483
Shares redeemed	(237,553)	(1,968,662)	(146,363)	(1,128,352)
	1,558,162	13,080,046	288,714	2,210,651
Class IR Shares
Reinvestment of distributions	7	58	7	51
NET INCREASE	1,555,545	$13,069,130	292,271	$2,238,249

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

12. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	Emerging Markets Equity Fund

	For the Fiscal Year Ended October 31, 2013		For the Fiscal Year Ended October 31, 2012

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	568,041	$8,500,222	599,634	$8,627,318
Shares converted from Class B(a)	5,209	78,747	4,257	62,338
Reinvestment of distributions	12,073	184,480	—	—
Shares redeemed	(829,122)	(12,376,906)	(1,448,562)	(20,789,324)
	(243,799)	(3,613,457)	(844,671)	(12,099,668)
Class B Shares
Shares sold	2,924	39,354	4,120	56,443
Shares converted to Class A(a)	(5,727)	(78,747)	(4,668)	(62,338)
Shares redeemed	(102,860)	(1,392,253)	(150,344)	(1,978,371)
	(105,663)	(1,431,646)	(150,892)	(1,984,266)
Class C Shares
Shares sold	150,214	2,081,408	184,616	2,478,998
Shares redeemed	(442,875)	(5,973,906)	(434,921)	(5,683,789)
	(292,661)	(3,892,498)	(250,305)	(3,204,791)
Institutional Shares
Shares sold	10,131,460	161,225,599	3,740,868	57,119,248
Reinvestment of distributions	163,167	2,651,459	70,112	1,016,617
Shares redeemed	(6,178,223)	(95,880,633)	(6,518,534)	(98,132,129)
	4,116,404	67,996,425	(2,707,554)	(39,996,264)
Service Shares
Shares sold	642,685	9,497,267	391,357	5,503,512
Reinvestment of distributions	5,244	77,760	—	—
Shares redeemed	(742,772)	(10,391,730)	(320,412)	(4,436,383)
	(94,843)	(816,703)	70,945	1,067,129
Class IR Shares
Shares sold	18,949	300,906	20,573	312,378
Reinvestment of distributions	120	1,945	76	1,097
Shares redeemed	(14,041)	(215,833)	(6,605)	(98,023)
	5,028	87,018	14,044	215,452
NET INCREASE (DECREASE)	3,384,466	$58,329,139	(3,868,433)	$(56,002,408)

(a)	Class B Shares automatically convert into Class A Shares on or about the fifteenth day of the last month of the calendar quarter that is eight years after the initial purchase date of either the Fund or another Goldman Sachs Fund.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Notes to Financial Statements (continued)

October 31, 2013

12. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	N-11 Equity Fund

	For the Fiscal Year Ended October 31, 2013		For the Fiscal Year Ended October 31, 2012

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	9,035,603	$100,619,699	2,613,742	$25,619,951
Reinvestment of distributions	1,844	19,768	—	—
Shares redeemed	(2,052,943)	(22,102,004)	(1,117,207)	(10,505,870)
	6,984,504	78,537,463	1,496,535	15,114,081
Class C Shares
Shares sold	1,328,175	14,609,334	400,833	3,890,827
Shares redeemed	(224,863)	(2,427,812)	(115,730)	(1,104,340)
	1,103,312	12,181,522	285,103	2,786,487
Institutional Shares
Shares sold	25,420,802	283,007,151	8,116,894	79,017,265
Reinvestment of distributions	33,935	365,135	—	—
Shares redeemed	(8,407,405)	(90,814,397)	(1,867,572)	(17,953,814)
	17,047,332	192,557,889	6,249,322	61,063,451
Class IR Shares
Shares sold	2,925,053	32,090,385	923,792	8,903,985
Reinvestment of distributions	2,575	27,660	—	—
Shares redeemed	(551,695)	(6,008,395)	(163,436)	(1,609,425)
	2,375,933	26,109,650	760,356	7,294,560
NET INCREASE	27,511,081	$309,386,524	8,791,316	$86,258,579

Report of Independent Registered Public

Accounting Firm

To the Board of Trustees and Shareholders of

Goldman Sachs Trust — Goldman Sachs Fundamental Emerging Markets Equity Funds:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Goldman Sachs Asia Equity Fund, Goldman Sachs BRIC Fund, Goldman Sachs China Equity Fund, Goldman Sachs Emerging Markets Equity Fund and Goldman Sachs N-11 Equity Fund (collectively the “Fundamental Emerging Markets Equity Funds”), Funds of the Goldman Sachs Trust, at October 31, 2013 and the results of each of their operations, the changes in each of their net assets and the financial highlights for each of the periods indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the Fundamental Emerging Markets Equity Funds’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at October 31, 2013 by correspondence with the custodian, brokers, and the application of alternative auditing procedures where securities purchased had not been received, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Boston, Massachusetts

December 23, 2013

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Fund Expenses — Six Month Period Ended October 31, 2013 (Unaudited)

As a shareholder of Class A, Class B, Class C, Institutional, Service or Class IR Shares of a Fund you incur two types of costs: (1) transaction costs, including sales charges on purchase payments (with respect to Class A Shares) and contingent deferred sales charges on redemptions (with respect to Class B and Class C Shares); and (2) ongoing costs, including management fees; distribution and service (12b-1) fees (with respect to Class A, Class B and Class C Shares); and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class B, Class C, Institutional, Service and Class IR Shares of the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from May 1, 2013 through October 31, 2013.

Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000=8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual net expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Funds’ actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges, redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Asia Equity Fund				BRIC Fund				China Equity Fund				Emerging Markets Equity Fund				N-11 Equity Fund
Share Class	Beginning Account Value 05/01/13	Ending Account Value 10/31/13		Expenses Paid for the 6 Months Ended 10/31/13*	Beginning Account Value 05/01/13	Ending Account Value 10/31/13		Expenses Paid for the 6 Months Ended 10/31/13*	Beginning Account Value 05/01/13	Ending Account Value 10/31/13		Expenses Paid for the 6 Months Ended 10/31/13*	Beginning Account Value 05/01/13	Ending Account Value 10/31/13		Expenses Paid for the 6 Months Ended 10/31/13*	Beginning Account Value 05/01/13	Ending Account Value 10/31/13		Expenses Paid for the 6 Months Ended 10/31/13*
Class A
Actual	$1,000	$1,014.30		$9.09	$1,000	$1,022.60		$8.77	$1,000	$1,077.20		$10.26	$1,000	$989.60		$8.48	$1,000	$948.40		$8.55
Hypothetical 5% return	1,000	1,016.18	+	9.10	1,000	1,016.53	+	8.74	1,000	1,015.32	+	9.96	1,000	1,016.69	+	8.59	1,000	1,016.43	+	8.84
Class B
Actual	1,000	1,010.50		12.87	N/A	N/A		N/A	N/A	N/A		N/A	1,000	985.70		12.21	N/A	N/A		N/A
Hypothetical 5% return	1,000	1,012.40	+	12.88	N/A	N/A		N/A	N/A	N/A		N/A	1,000	1,012.91	+	12.38	N/A	N/A		N/A
Class C
Actual	1,000	1,010.10		12.87	1,000	1,018.80		12.57	1,000	1,071.40		14.10	1,000	986.50		12.22	1,000	944.10		12.20
Hypothetical 5% return	1,000	1,012.40	+	12.88	1,000	1,012.75	+	12.53	1,000	1,011.59	+	13.69	1,000	1,012.91	+	12.38	1,000	1,012.65	+	12.63
Institutional
Actual	1,000	1,016.20		7.06	1,000	1,024.50		6.74	1,000	1,077.90		8.07	1,000	991.40		6.48	1,000	950.40		6.59
Hypothetical 5% return	1,000	1,018.20	+	7.07	1,000	1,018.55	+	6.72	1,000	1,017.44	+	7.83	1,000	1,018.70	+	6.56	1,000	1,018.45	+	6.82
Service
Actual	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A		N/A	1,000	989.30		8.98	N/A	N/A		N/A
Hypothetical 5% return	N/A	N/A		N/A	N/A	N/A		N/A	N/A	N/A		N/A	1,000	1,016.18	+	9.10	N/A	N/A		N/A
Class IR
Actual	N/A	N/A		N/A	1,000	1,024.30		7.50	1,000	1,076.80		9.06	1,000	990.80		7.23	1,000	949.40		7.32
Hypothetical 5% return	N/A	N/A		N/A	1,000	1,017.80	+	7.48	1,000	1,016.48	+	8.79	1,000	1,017.95	+	7.32	1,000	1,017.69	+	7.58

*	Expenses are calculated using each Fund’s annualized net expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended October 31, 2013. Expenses are calculated by multiplying the annualized net expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. The annualized net expense ratios for the period were as follows:

Fund	Class A	Class B	Class C	Institutional	Service	Class IR
Asia Equity	1.79%	2.54%	2.54%	1.39%	N/A	N/A
BRIC	1.72	N/A	2.47	1.32	N/A	1.47%
China Equity	1.96	N/A	2.7	1.54	N/A	1.73
Emerging Markets Equity	1.69	2.44	2.44	1.29	1.79%	1.44
N-11 Equity	1.74	N/A	2.49	1.34	N/A	1.49

+	Hypothetical expenses are based on each Fund’s actual annualized net expense ratios and an assumed rate of return of 5% per year before expenses.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited)

Background

The Goldman Sachs Asia Equity, Goldman Sachs BRIC, Goldman Sachs China Equity, Goldman Sachs Emerging Markets Equity and Goldman Sachs N-11 Equity Funds (the “Funds”) are investment portfolios of Goldman Sachs Trust (the “Trust”). The Board of Trustees oversees the management of the Trust and reviews the investment performance and expenses of the Funds at regularly scheduled meetings held during the year. In addition, the Board of Trustees determines annually whether to approve the continuance of the Trust’s investment management agreement (the “Management Agreement”) with Goldman Sachs Asset Management International (the “Investment Adviser”) on behalf of the Funds.

The Management Agreement was most recently approved for continuation until June 30, 2014 by the Board of Trustees, including those Trustees who are not parties to the Management Agreement or “interested persons” (as defined in the Investment Company Act of 1940, as amended) of any party thereto (the “Independent Trustees”), at a meeting held on June 12-13, 2013 (the “Annual Meeting”).

The review process undertaken by the Trustees spans the course of the year and culminates with the Annual Meeting. To assist the Trustees in their deliberations, the Trustees have established a Contract Review Committee (the “Committee”), comprised of the Independent Trustees. The Committee held four meetings over the course of the year since the Management Agreement was last approved. At those Committee meetings, regularly scheduled Board or other committee meetings and/or the Annual Meeting, the Board, or the Independent Trustees, as applicable, considered matters relating to the Management Agreement, including:

(a)	the nature and quality of the advisory, administrative and other services provided to the Funds by the Investment Adviser and its affiliates, including information about:
(i)	the structure, staff and capabilities of the Investment Adviser and its portfolio management teams;
(ii)	the groups within the Investment Adviser and its affiliates that support the portfolio management teams or provide other types of necessary services, including fund services groups (e.g., accounting and financial reporting, tax, shareholder services and operations), controls and risk management groups (e.g., legal, compliance, valuation oversight, credit risk management, internal audit, compliance testing, market risk analysis, finance and strategy and central funding), sales and distribution support groups and others (e.g., information technology and training);
(iii)	trends in headcount;
(iv)	the Investment Adviser’s financial resources and ability to hire and retain talented personnel and strengthen its operations; and
(v)	the parent company’s support of the Investment Adviser and its mutual fund business, as expressed by the firm’s senior management;
(b)	information on the investment performance of the Funds, including comparisons to the performance of similar mutual funds, as provided by a third party mutual fund data provider engaged as part of the contract review process (the “Outside Data Provider”), and benchmark performance indices, and general investment outlooks in the markets in which the Funds invest;
(c)	the terms of the Management Agreement and agreements with affiliated service providers entered into by the Trust on behalf of the Funds;
(d)	expense information for the Funds, including:
(i)	the relative management fee and expense levels of the Funds as compared to those of comparable funds managed by other advisers, as provided by the Outside Data Provider;
(ii)	each Fund’s expense trends over time; and
(iii)	to the extent the Investment Adviser manages institutional accounts or collective investment vehicles having investment objectives and policies similar to those of the Funds, comparative information on the advisory fees charged and services provided to those accounts by the Investment Adviser;
(e)	with respect to the extensive investment performance and expense comparison data provided by the Outside Data Provider, its processes in producing that data for the Funds;
(f)	the undertakings of the Investment Adviser to waive a portion of the management fees payable by the BRIC, Emerging Markets Equity and N-11 Equity Funds and to limit certain expenses of each of the Funds that exceed specified levels, and a summary of contractual fee reductions made by the Investment Adviser and/or its affiliates over the past several years with respect to the Funds;
(g)	information relating to the profitability of the Management Agreement and the transfer agency and distribution and service arrangements of each of the Funds and the Trust as a whole to the Investment Adviser and its affiliates;
(h)	whether each Fund’s existing management fee schedule adequately addressed any economies of scale;

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)

(i)	a summary of the “fall-out” benefits derived by the Investment Adviser and its affiliates from their relationships with the Funds, including the fees received by the Investment Adviser’s affiliates from the Funds for transfer agency, portfolio trading, distribution and other services;
(j)	a summary of potential benefits derived by the Funds as a result of their relationship with the Investment Adviser;
(k)	information regarding commissions paid by the Funds and broker oversight, an update on the Investment Adviser’s soft dollars practices, other information regarding portfolio trading and how the Investment Adviser carries out its duty to seek best execution;
(l)	portfolio manager ownership of Fund shares; the manner in which portfolio manager compensation is determined; and the number and types of accounts managed by the portfolio managers;
(m)	the nature and quality of the services provided to the Funds by their unaffiliated service providers, and the Investment Adviser’s general oversight and evaluation (including reports on due diligence) of those service providers as part of the administration services provided under the Management Agreement; and
(n)	the Investment Adviser’s processes and policies addressing various types of potential conflicts of interest; its approach to risk management; the annual review of the effectiveness of the Funds’ compliance program; and periodic compliance reports.

The Trustees also received an overview of the Funds’ distribution arrangements. They received information regarding the Funds’ assets, share purchase and redemption activity and the payment of Rule 12b-1 distribution and service fees by the Funds and the payment of non-Rule 12b-1 shareholder service and/or administration fees by the Emerging Markets Equity Fund’s Service Shares. Information was also provided to the Trustees relating to revenue sharing payments made by and services provided by the Investment Adviser and its affiliates to intermediaries that promote the sale, distribution and/or servicing of Fund shares.

The presentations made at the Board and Committee meetings and at the Annual Meeting encompassed the Funds and other mutual fund portfolios for which the Board of Trustees has responsibility. In evaluating the Management Agreement at the Annual Meeting, the Trustees relied upon their knowledge, resulting from their meetings and other interactions throughout the year, of the Investment Adviser, its affiliates, their services and the Funds. In conjunction with these meetings, the Trustees received written materials and oral presentations on the topics covered, and were advised by their independent legal counsel regarding their responsibilities and other regulatory requirements related to the approval and continuation of mutual fund investment management agreements under applicable law. In addition, the Investment Adviser and its affiliates provided the Independent Trustees with a written response to a formal request for information sent on behalf of the Independent Trustees by their independent legal counsel. During the course of their deliberations, the Independent Trustees met in executive sessions with their independent legal counsel, without representatives of the Investment Adviser or its affiliates present. The Independent Trustees also discussed the broad range of other investment choices that are available to Fund investors, including the availability of comparable funds managed by other advisers.

Nature, Extent and Quality of the Services Provided Under the Management Agreement

As part of their review, the Trustees considered the nature, extent and quality of the services provided by the Investment Adviser. In this regard, the Trustees considered both the investment advisory services and non-advisory services that are provided to the Funds by the Investment Adviser and its affiliates. The Trustees noted the transition in the leadership and changes in personnel of various of the Investment Adviser’s portfolio management teams that had occurred in recent periods, and the ongoing recruitment efforts aimed at bringing high quality investment talent to the Investment Adviser. The Trustees concluded that the Investment Adviser continued to commit substantial financial and operational resources to the Funds and expressed confidence that the Investment Adviser would continue to do so in the future. The Trustees also recognized that the Investment Adviser had made significant commitments to address regulatory compliance requirements applicable to the Funds and the Investment Adviser.

Investment Performance

The Trustees also considered the investment performance of the Funds. In this regard, they compared the investment performance of each Fund to its peers using rankings and ratings (rankings only for the China Equity and N-11 Equity Funds) compiled by the Outside Data Provider as of December 31, 2012, and updated performance information prepared by the Investment Adviser using the peer groups identified by the Outside Data Provider as of March 31, 2013. The information on each Fund’s investment performance was provided for the one-, three-, five- and ten-year periods ending on the applicable dates, to the extent that each Fund had been in existence for those periods. The Trustees also reviewed each Fund’s investment performance over time (including on a year-by-year basis) relative to its performance benchmark. As part of this review, they considered the investment performance trends of the Funds over time, and reviewed the investment performance of each Fund in light of its investment objective and policies and market conditions.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)

In addition, the Trustees considered materials prepared and presentations made by the Investment Adviser’s senior management and portfolio management personnel, in which Fund performance was assessed. The Trustees also considered the Investment Adviser’s periodic reports with respect to the Funds’ risk profiles, and how the Investment Adviser’s approach to risk monitoring and management influences portfolio management.

The Trustees noted that the Asia Equity Fund’s Class A Shares had placed in the third quartile of the Fund’s peer group for the three- and five-year periods and in the fourth quartile for the one- and ten-year periods, and had underperformed its benchmark index for the one-, three-, five-, and ten-year periods ended March 31, 2013. They noted that the BRIC Fund’s Class A Shares had placed in the fourth quartile of the Fund’s peer group for the one-, three-, and five-year periods, and had outperformed the Fund’s benchmark index for the one-year period, and underperformed for the three- and five-year periods ended March 31, 2013. They additionally observed that the BRIC Fund’s peer group provides an imperfect performance comparison because it includes funds invested in diversified emerging market countries, while the Fund invests primarily in four emerging market countries. The Trustees noted that the China Equity Fund’s Class A Shares had placed in the third quartile of the Fund’s peer group for the one-year period, and had underperformed the Fund’s benchmark index for the one-year period ended March 31, 2013. They observed that Emerging Markets Equity Fund’s Class A Shares had placed in the third quartile of the Fund’s peer group for the one-, five-, and ten-year periods, and in the fourth quartile for the three-year period, and had underperformed the Fund’s benchmark index for the one-, three-, five-, and ten-year periods ended March 31, 2013. The Trustees noted that the N-11 Equity Fund’s Class A Shares had placed in the first quartile of the Fund’s peer group for the one-year period ended March 31, 2013, and had underperformed the Fund’s benchmark index for the one-year period ended March 31, 2013.

The Trustees noted that, in the past several years, the Investment Adviser had augmented its research resources and had been improving its investment process for the Emerging Markets Equity Fund to better leverage local research teams. They also noted the team’s increased emphasis on internal communication among its analysts and Chief Investment Officers. The Trustees observed that these improvements had led to improved performance for certain other international equity funds, but that the processes were still being implemented in certain of the underperforming Funds, including the BRIC and Emerging Markets Equity Funds. The Trustees noted that they had received assurances from the Investment Adviser’s senior management that measures would continue to be taken to address the Funds’ performance.

Costs of Services Provided and Competitive Information

The Trustees considered the contractual terms of the Management Agreement and the fee rates payable by each Fund thereunder. In this regard, the Trustees considered information on the services rendered by the Investment Adviser to the Funds, which included both advisory and administrative services that were directed to the needs and operations of the Funds as registered mutual funds.

In particular, the Trustees reviewed analyses prepared by the Outside Data Provider regarding the expense rankings of the Funds. The analyses provided a comparison of the Funds’ management fees and breakpoints to those of relevant peer groups and category universes; an expense analysis which compared each Fund’s overall net and gross expenses to a peer group and a category universe; and a five-year history (or, in the case of Funds that commenced investment operations within a shorter period, since the year in which it commenced operations) comparing each Fund’s net expenses to the peer and category medians. The analyses also compared each Fund’s transfer agency, custody, and distribution fees, other expenses and fee waivers/reimbursements to those of the peer group and category medians. The Trustees concluded that the comparisons provided by the Outside Data Provider were useful in evaluating the reasonableness of the management fees and total expenses paid by the Funds.

In addition, the Trustees considered the Investment Adviser’s undertakings to waive a portion of the management fees payable by the BRIC, Emerging Markets Equity and N-11 Equity Funds and to limit certain expenses of each of the Funds that exceed specified levels. The Trustees also noted that certain changes were being made to existing fee waiver or expense limitation arrangements of the Asia Equity and Emerging Markets Equity Funds that would have the effect of lowering total Fund expenses, with such changes taking effect in connection with the Funds’ next annual registration statement update. They also considered, to the extent that the Investment Adviser manages institutional accounts or collective investment vehicles having investment objectives and policies similar to those of the Funds, comparative fee information for services provided by the Investment Adviser to those accounts, and information that indicated that services provided to the Funds differed in various significant respects from the services provided to institutional accounts, which generally operated under less stringent legal and regulatory structures, required fewer services from the Investment Adviser to a smaller number of client contact points, were less time-intensive and paid lower fees.

In addition, the Trustees noted that shareholders are able to redeem their Fund shares at any time if they believe that the Fund fees and expenses are too high or if they are dissatisfied with the performance of the Fund.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)

Profitability

The Trustees reviewed the Investment Adviser’s revenues and pre-tax profit margins with respect to the Trust and each of the Funds. In this regard the Trustees noted that they had received, among other things, profitability analyses and summaries, revenue and expense schedules by Fund and by function (i.e., investment management, transfer agency and distribution and service) and the Investment Adviser’s expense allocation methodology. They observed that the profitability and expense figures are substantially similar to those used by the Investment Adviser for many internal purposes, including compensation decisions among various business groups, and are thus subject to a vigorous internal debate about how certain revenue and expenses should be allocated. The Trustees also reviewed the report of the internal audit group within the Goldman Sachs organization, which included an assessment of the reasonableness and consistency of the Investment Adviser’s expense allocation methodology and an evaluation of the accuracy of the Investment Adviser’s profitability analysis calculations. Profitability data for the Trust and each Fund were provided for 2012 and 2011, and the Trustees considered this information in relation to the Investment Adviser’s overall profitability. The Trustees considered the Investment Adviser’s revenues and pre-tax profit margins both in absolute terms and in comparison to information on the reported pre-tax profit margins earned by certain other asset management firms.

Economies of Scale

The Trustees considered the information that had been provided regarding the Investment Adviser’s profitability. The Trustees also considered the breakpoints in the fee rate payable under the Management Agreement for each of the Funds at the following annual percentage rates of the average daily net assets of the Funds:

Average Daily Net Assets	Asia Equity Fund	BRIC Fund	China Equity Fund	Emerging Markets Equity Fund	N-11 Equity Fund
First $1 billion	1.00%	1.30%	1.10%	1.20%	1.30%
Next $1 billion	0.90	1.30	0.99	1.20	1.30
Next $3 billion	0.86	1.17	0.94	1.08	1.24
Next $3 billion	0.84	1.11	0.92	1.03	1.21
Over $8 billion	0.82	1.09	0.90	1.01	1.19

The Trustees noted that the breakpoints were meant to share potential economies of scale, if any, with the Funds and their shareholders as assets under management reach those asset levels. The Trustees considered the amounts of assets in the Funds; the Funds’ recent share purchase and redemption activity; the information provided by the Investment Adviser relating to the costs of the services provided by the Investment Adviser and its affiliates and their realized profits; information comparing fee rates charged by the Investment Adviser with fee rates charged to other funds in the peer groups; and the Investment Adviser’s undertakings to waive a portion of the management fees payable by the BRIC, Emerging Markets Equity and N-11 Equity Funds and to limit certain expenses of each of the Funds that exceed specified levels. Upon reviewing these matters at the Annual Meeting, the Trustees concluded that the fee breakpoints represented a means of assuring that benefits of scalability, if any, would be passed along to shareholders at the specified asset levels.

Other Benefits to the Investment Adviser and Its Affiliates

The Trustees also considered the other benefits derived by the Investment Adviser and its affiliates from their relationship with the Funds as stated above, including: (a) transfer agency fees received by Goldman, Sachs & Co. (“Goldman Sachs”); (b) brokerage and futures commissions earned by Goldman Sachs for executing securities and futures transactions on behalf of the Funds; (c) research received by the Investment Adviser from broker-dealers in exchange for executing certain transactions on behalf of the Funds; (d) trading efficiencies resulting from aggregation of orders of the Funds with those for other funds or accounts managed by the Investment Adviser; (e) the Investment Adviser’s ability to leverage the infrastructure designed to service the Funds on behalf of its other clients; (f) the Investment Adviser’s ability to cross-market other products and services to Fund shareholders; (g) Goldman Sachs’ retention of certain fees as Fund Distributor; (h) the Investment Adviser’s ability to negotiate better pricing with custodians on behalf of its other clients, as a result of the relationship with the Funds; and (i) the possibility that the working relationship between the Investment Adviser and the Funds’ third party service providers may cause those service providers to be open to doing business with other areas of Goldman Sachs. In the course of considering the foregoing, the Independent Trustees requested and received further information quantifying certain of these fall-out benefits.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)

Other Benefits to the Funds and Their Shareholders

The Trustees also noted that the Funds receive certain potential benefits as a result of their relationship with the Investment Adviser, including: (a) trading efficiencies resulting from aggregation of orders of the Funds with those of other funds or accounts managed by the Investment Adviser; (b) improved servicing from vendors because of the volume of business generated by the Investment Adviser and its affiliates; (c) improved servicing from broker-dealers because of the volume of business generated by the Investment Adviser and its affiliates; (d) the Investment Adviser’s ability to negotiate favorable terms with derivatives counterparties as a result of the size and reputation of the Goldman Sachs organization; (e) the Investment Adviser’s knowledge and experience gained from managing other accounts and products; (f) the Investment Adviser’s ability to hire and retain qualified personnel to provide services to the Funds because of the reputation of the Goldman Sachs organization; (g) the Funds’ access, through the Investment Adviser, to certain firmwide resources (e.g., proprietary risk management systems and databases), subject to certain restrictions; and (h) the Funds’ access to certain affiliated distribution channels. The Trustees noted the competitive nature of the mutual fund marketplace, and noted further that many of the Funds’ shareholders invested in the Funds in part because of the Funds’ relationship with the Investment Adviser and that those shareholders have a general expectation that the relationship will continue.

Conclusion

In connection with their consideration of the Management Agreement, the Trustees gave weight to each of the factors described above, but did not identify any particular factor as controlling their decision. After deliberation and consideration of all of the information provided, including the factors described above, the Trustees concluded, in the exercise of their business judgment, that the management fees paid by each of the Funds were reasonable in light of the services provided to it by the Investment Adviser, the Investment Adviser’s costs and each Fund’s current and reasonably foreseeable asset levels. The Trustees unanimously concluded that the Investment Adviser’s continued management likely would benefit each Fund and its shareholders and that the Management Agreement should be approved and continued with respect to each Fund until June 30, 2014.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Voting Results of Special Meeting of Shareholders (Unaudited)

A Special Meeting (the “Meeting”) of the Goldman Sachs Trust (“GST”) was held on October 15, 2013 to consider and act upon the proposals below.

At the Meeting, Donald C. Burke, Joseph P. LoRusso, Herbert J. Markley, James A. McNamara, and Roy W. Templin were elected to the Trust’s Board of Trustees. In electing trustees, the Trust’s shareholders voted as follows:

Proposal 1. Election of Trustees	For	Against	Withheld	Broker Non-Votes
Donald C. Burke	53,388,642,395.715	0	1,150,861,851.7004	0
Joseph P. LoRusso	53,405,131,628.159	0	1,134,372,619.260	0
Herbert J. Markley	53,435,916,168.391	0	1,103,588,079.028	0
James A. McNamara	53,432,564,581.647	0	1,106,939,665.772	0
Roy W. Templin	53,435,142,748.551	0	1,104,361,498.868	0

In addition to the individuals named above, Ashok N. Bakhru, John P. Coblentz, Jr., Diana M. Daniels, Jessica Palmer, Richard P. Strubel and Alan A. Shuch continue to serve on the Trust’s Board of Trustees.

At the Meeting, shareholders of the Goldman Sachs BRIC Fund did not approve a change to the Fund’s concentration policy, and shareholders of the Goldman Sachs N-11 Equity Fund approved a change to the Fund’s concentration policy. Each Fund was seeking to change its concentration policy to permit (but not require) the Fund to invest up to 35% of its total assets in the securities of issuers conducting their principal business activities in the same industry if, at the time of investment, that industry represents 20% or more of the Fund’s benchmark index. The Trust’s shareholders voted as follows:

Proposal 2.

To approve a change to each Fund’s concentration policy
to permit (but not require) the Fund to invest up to 35% of
its total assets in the securities of issuers conducting their principal business activities in the same industry if, at the time of investment, that industry represents 20% or more
of the Fund’s benchmark index.

	For	Against	Abstained	Broker Non-Votes
BRIC Fund	6,735,590.906	460,592.992	165,372.356	13,767,883.955
N-11 Equity Fund	21,298,547.753	1,272,707.122	193,007.624	6,437,034.981

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Trustees and Officers (Unaudited) (continued)

Independent Trustees

Name, Address and Age[1]	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee[3]	Other Directorships Held by Trustee[4]
Ashok N. Bakhru Age: 71	Chairman of the Board of Trustees	Since 1996 (Trustee since 1991)	Mr. Bakhru is retired. He was formerly Director, Apollo Investment Corporation (a business development company) (2008-2013); President, ABN Associates (a management and financial consulting firm) (1994-1996 and 1998-2012); Trustee, Scholarship America (1998-2005); Trustee, Institute for Higher Education Policy (2003-2008); Director, Private Equity Investors — III and IV (1998-2007), and Equity-Linked Investors II (April 2002-2007). Chairman of the Board of Trustees — Goldman Sachs Mutual Fund Complex.	108	None
Donald C. Burke Age: 53	Trustee	Since 2010	Mr. Burke is retired. He is Director, Avista Corp. (2011-Present); and was formerly a Director, BlackRock Luxembourg and Cayman Funds (2006-2010); President and Chief Executive Officer, BlackRock U.S. Funds (2007-2009); Managing Director, BlackRock, Inc. (2006-2009). Trustee — Goldman Sachs Mutual Fund Complex.	106	Avista Corp. (an energy company)
John P. Coblentz, Jr. Age: 72	Trustee	Since 2003	Mr. Coblentz is retired. Formerly, he was Partner, Deloitte & Touche LLP (1975-2003); Director, Emerging Markets Group, Ltd. (2004-2006); and Director, Elderhostel, Inc. (2006-2012). Trustee — Goldman Sachs Mutual Fund Complex.	108	None
Diana M. Daniels Age: 64	Trustee	Since 2007	Ms. Daniels is retired. Formerly, she was Vice President, General Counsel and Secretary, The Washington Post Company (1991-2006). Ms. Daniels serves as a Presidential Councilor of Cornell University (2013-Present); Member, Advisory Board, Psychology Without Borders (international humanitarian aid organization) (2007-Present), and former Member of the Legal Advisory Board, New York Stock Exchange (2003-2006) and of the Corporate Advisory Board, Standish Mellon Management Advisors (2006-2007). Trustee — Goldman Sachs Mutual Fund Complex.	106	None
Joseph P. LoRusso Age: 56	Trustee	Since 2010	Mr. LoRusso is retired. Formerly, he was President, Fidelity Investments Institutional Services Co. (“FIIS”) (2002-2008); Director, FIIS (2002-2008); Director, Fidelity Investments Institutional Operations Company (2003-2007); Executive Officer, Fidelity Distributors Corporation (2007-2008). Trustee — Goldman Sachs Mutual Fund Complex.	106	None
Herbert J. Markley Age: 63	Trustee	Since 2013	Mr. Markley is retired. Formerly, he was Executive Vice President, Deere & Company (an agricultural and construction equipment manufacturer) (2007-2009), and President, Agricultural Division, Deere & Company (2001-2007). Trustee — Goldman Sachs Mutual Fund Complex.	106	None
Jessica Palmer Age: 64	Trustee	Since 2007	Ms. Palmer is retired. She is Director, Emerson Center for the Arts and Culture (2011-Present); and was formerly a Consultant, Citigroup Human Resources Department (2007-2008); Managing Director, Citigroup Corporate and Investment Banking (previously, Salomon Smith Barney/Salomon Brothers) (1984-2006). Ms. Palmer was a Member of the Board of Trustees of Indian Mountain School (private elementary and secondary school) (2004-2009). Trustee — Goldman Sachs Mutual Fund Complex.	106	None

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Trustees and Officers (Unaudited) (continued)

Independent Trustees

Name, Address and Age[1]	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee[3]	Other Directorships Held by Trustee[4]
Richard P. Strubel Age: 74	Trustee	Since 1987	Mr. Strubel is retired. Formerly, he was Director, Cardean Learning Group (provider of educational services via the internet) (2003-2008); Trustee Emeritus, The University of Chicago (1987-Present). Trustee — Goldman Sachs Mutual Fund Complex.	108	The Northern Trust Mutual Fund Complex (64 Portfolios) (Chairman of the Board of Trustees); Gildan Activewear Inc. (a clothing marketing and manufacturing company).
Roy W. Templin Age: 53	Trustee	Since 2013	Mr. Templin is retired. He is Director, Con-Way Incorporated (2012-Present); and was formerly Executive Vice President and Chief Financial Officer, Whirlpool Corporation (an appliance manufacturer and marketer) (2004-2012). Trustee — Goldman Sachs Mutual Fund Complex.	106	Con-Way Incorporated (a transportation, supply-chain management and logistics services company)

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Trustees and Officers (Unaudited) (continued)

Interested Trustees

Name, Address and Age[1]	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee[3]	Other Directorships Held by Trustee[4]
James A. McNamara* Age: 51	President and Trustee	Since 2007	Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993- April 1998). President — Goldman Sachs Mutual Fund Complex (November 2007-Present); Senior Vice President — Goldman Sachs Mutual Fund Complex (May 2007-November 2007); and Vice President — Goldman Sachs Mutual Fund Complex (2001-2007). Trustee — Goldman Sachs Mutual Fund Complex (since November 2007 and December 2002-May 2004).	108	None
Alan A. Shuch* Age: 63	Trustee	Since 1990	Advisory Director — GSAM (May 1999-Present); Consultant to GSAM (December 1994-May 1999); and Limited Partner, Goldman Sachs (December 1994-May 1999). Trustee — Goldman Sachs Mutual Fund Complex.	106	None

*	These persons are considered to be “Interested Trustees” because they hold positions with Goldman Sachs and own securities issued by The Goldman Sachs Group, Inc. Each Interested Trustee holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
[1]	Each Trustee may be contacted by writing to the Trustee, c/o Goldman Sachs, 200 West Street, New York, New York, 10282, Attn: Caroline Kraus. Information is provided as of October 31, 2013.
[2]	Each Trustee holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Trustee resigns or is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Declaration of Trust; (c) the conclusion of the first Board meeting held subsequent to the day the Trustee attains the age of 74 years, subject to a waiver by a majority of the Trustees (in accordance with the current resolutions of the Board of Trustees, which may be changed by the Trustees without shareholder vote); or (d) the termination of the Trust. By resolution of the Board of Trustees determining that an extension of service would be beneficial to the Trust, the retirement age has been extended for one year with respect to Richard P. Strubel.
[3]	The Goldman Sachs Mutual Fund Complex consists of the Trust, Goldman Sachs Credit Strategies Fund (“GSCSF”), and Goldman Sachs Variable Insurance Trust (“GSVIT”). As of October 31, 2013, the Trust consisted of 93 portfolios (83 of which offered shares to the public); GSVIT consisted of 12 portfolios and GSCSF consisted of one portfolio. The Goldman Sachs Mutual Fund complex also includes, with respect to Messrs. Bakhru, Coblentz, Strubel and McNamara, Goldman Sachs Trust II and Goldman Sachs BDC, Inc. Goldman Sachs Trust II and Goldman Sachs BDC, Inc. each consisted of one portfolio. Goldman Sachs BDC, Inc. did not offer shares to the public.
[4]	This column includes only directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the Act.

Additional information about the Trustees is available in the Funds’ Statement of Additional Information, which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States of America): 1-800-292-4726.

GOLDMAN SACHS FUNDAMENTAL EMERGING MARKETS EQUITY FUNDS

Trustees and Officers (Unaudited) (continued)

Officers of the Trust*

Name, Address and Age	Position(s) Held With the Trust	Term of Office and Length of Time Served[1]	Principal Occupation(s) During Past 5 Years
James A. McNamara 200 West Street New York, NY 10282 Age: 51	President and Trustee	Since 2007

Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).

President — Goldman Sachs Mutual Fund Complex (November 2007-Present); Senior Vice President — Goldman Sachs Mutual Fund Complex (May 2007-November 2007); and Vice President — Goldman Sachs Mutual Fund Complex (2001-2007).

Trustee — Goldman Sachs Mutual Fund Complex (November 2007-Present and December 2002-May 2004).

Caroline Kraus 200 West Street New York, NY 10282 Age: 36	Secretary	Since 2012

Vice President, Goldman Sachs (August 2006-Present); Associate General Counsel, Goldman Sachs (2012-Present); Assistant General Counsel, Goldman Sachs (August 2006-December 2011) and Associate, Weil, Gotshal & Manges-LLP (2002-2006).

Secretary — Goldman Sachs Mutual Fund Complex (August 2012-Present) and Assistant Secretary — Goldman Sachs Mutual Fund Complex (June 2012-August 2012).

Scott M. McHugh 200 West Street New York, NY 10282 Age: 42	Treasurer and Senior Vice President	Since 2009

Vice President, Goldman Sachs (February 2007-Present); Assistant Treasurer of certain mutual funds administered by DWS Scudder (2005-2007); and Director (2005-2007), Vice President (2000-2005) and Assistant Vice President (1998-2000), Deutsche Asset Management or its predecessor (1998-2007).

Treasurer — Goldman Sachs Mutual Fund Complex (October 2009-Present); Senior Vice President — Goldman Sachs Mutual Fund Complex (November 2009-Present); and Assistant Treasurer — Goldman Sachs Mutual Fund Complex (May 2007-October 2009).

[1]	Officers hold office at the pleasure of the Board of Trustees or until their successors are duly elected and qualified. Each officer holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor. Information is provided as of October 31, 2013.
*	Represents a partial list of officers of the Trust. Additional information about all the officers is available in the Funds’ Statement of Additional Information, which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-292-4726.

Goldman Sachs Trust — Fundamental Emerging Markets Equity Funds — Tax Information (Unaudited)

From distributions paid during the year ended October 31, 2013, the total amount of income received by the Asia Equity, BRIC, China Equity, and Emerging Markets Equity Funds from sources within foreign countries and possessions of the United States was $0.2085, $0.1300, $0.0718, and $0.1318 per share, respectively, all of which is attributable to qualified passive income. The percentage of net investment income dividends paid from foreign sources by the Asia Equity, BRIC, China Equity, and Emerging Markets Equity Funds were 99.95%, 98.86%, 100%, and 98.80%, respectively. The total amount of taxes paid by the Asia Equity, BRIC, China Equity, and Emerging Markets Equity Funds to such countries was $0.0651, $.0159, $0.0123, and $0.0413 per share, respectively.

For the year ended October 31, 2013, 66.52%, 100%, 100%, and 100% of the dividends paid from net investment company taxable income by the Asia Equity, BRIC, China Equity, and Emerging Markets Equity Funds, respectively, qualify for the reduced tax rate under the Jobs and Growth Tax Relief and Reconciliation Act of 2003.

FUNDS PROFILE

Goldman Sachs Funds

Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets.

Today, the Investment Management Division of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With approximately $767.4 billion in assets under management as of September 30, 2013, Goldman Sachs Asset Management (“GSAM”) has portfolio management teams located around the world and our investment professionals bring firsthand knowledge of local markets to every investment decision. GSAM’s assets under management includes assets managed by Goldman Sachs Asset Management, L.P. and its Investment Advisory Affiliates.

OVERVIEW OF GOLDMAN SACHS FUNDS

Money Market1

Financial Square FundsSM

■	Financial Square Tax-Exempt Funds
■	Financial Square Federal Fund
■	Financial Square Government Fund
■	Financial Square Money Market Fund
■	Financial Square Prime Obligations Fund
■	Financial Square Treasury Instruments Fund
■	Financial Square Treasury Obligations Fund

Fixed Income

Short Duration and Government

■	Enhanced Income Fund
■	High Quality Floating Rate Fund
■	Short Duration Government Fund
■	Short Duration Income Fund
■	Government Income Fund
■	Inflation Protected Securities Fund

Multi-Sector

■	Core Fixed Income Fund
■	Core Plus Fixed Income Fund
■	Global Income Fund
■	Strategic Income Fund
■	World Bond Fund

Municipal and Tax-Free

■	High Yield Municipal Fund
■	Municipal Income Fund
■	Short Duration Tax-Free Fund

Single Sector

■	Investment Grade Credit Fund
■	U.S. Mortgages Fund
■	High Yield Fund
■	High Yield Floating Rate Fund
■	Emerging Markets Debt Fund
■	Local Emerging Markets Debt Fund
■	Dynamic Emerging Markets Debt Fund

Corporate Credit

■	Credit Strategies Fund

Fundamental Equity

■	Growth and Income Fund
■	Small Cap Value Fund
■	Mid Cap Value Fund
■	Large Cap Value Fund
■	Capital Growth Fund
■	Strategic Growth Fund
■	Focused Growth Fund
■	Small/Mid Cap Growth Fund
■	Flexible Cap Growth Fund
■	Concentrated Growth Fund
■	Technology Tollkeeper Fund
■	Growth Opportunities Fund
■	Rising Dividend Growth Fund
■	U.S. Equity Fund
■	Income Builder Fund

Structured Equity

■	Structured Tax-Managed Equity Fund
■	Structured International Tax-Managed Equity Fund
■	U.S. Equity Dividend and Premium Fund
■	International Equity Dividend and Premium Fund

Equity Insights2

■	Small Cap Equity Insights Fund
■	U.S. Equity Insights Fund
■	Small Cap Growth Insights Fund
■	Large Cap Growth Insights Fund
■	Large Cap Value Insights Fund
■	Small Cap Value Insights Fund
■	International Small Cap Insights Fund
■	International Equity Insights Fund
■	Emerging Markets Equity Insights Fund

Fundamental Equity International

■	Strategic International Equity Fund
■	Concentrated International Equity Fund
■	International Small Cap Fund
■	Asia Equity Fund
■	Emerging Markets Equity Fund
■	BRIC Fund (Brazil, Russia, India, China)
■	N-11 Equity Fund
■	China Equity Fund

Select Satellite3

■	Real Estate Securities Fund
■	International Real Estate Securities Fund
■	Commodity Strategy Fund
■	Dynamic Allocation Fund
■	Absolute Return Tracker Fund
■	Managed Futures Strategy Fund
■	MLP Energy Infrastructure Fund
■	Multi-Manager Alternatives Fund
■	Multi-Asset Real Return Fund
■	Retirement Portfolio Completion Fund
■	Income Strategies Portfolio

Total Portfolio Solutions3

■	Balanced Strategy Portfolio
■	Growth and Income Strategy Portfolio
■	Growth Strategy Portfolio
■	Equity Growth Strategy Portfolio
■	Satellite Strategies Portfolio
■	Enhanced Dividend Global Equity Portfolio
■	Tax Advantaged Global Equity Portfolio

[1]	An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds.
[2]	Effective at the close of business May 3, 2013, the Goldman Sachs Structured Large Cap Growth, Structured Large Cap Value, Structured Small Cap Equity, Structured Small Cap Growth, Structured Small Cap Value, Structured U.S. Equity, Structured Emerging Markets Equity, Structured International Equity and Structured International Small Cap Funds were renamed the Goldman Sachs Large Cap Growth Insights, Large Cap Value Insights, Small Cap Equity Insights, Small Cap Growth Insights, Small Cap Value Insights, U.S. Equity Insights, Emerging Markets Equity Insights, International Equity Insights and International Small Cap Insights Funds, respectively.
[3]	Individual Funds within the Total Portfolio Solutions and Select Satellite categories will have various placement on the risk/return spectrum and may have greater or lesser risk than that indicated by the placement of the general Total Portfolio Solutions or Select Satellite category.

Financial Square FundsSM is a registered service mark of Goldman, Sachs & Co.

TRUSTEES	OFFICERS
Ashok N. Bakhru, Chairman Donald C. Burke John P. Coblentz, Jr. Diana M. Daniels Joseph P. LoRusso Herbert J. Markley James A. McNamara Jessica Palmer Alan A. Shuch Richard P. Strubel Roy W. Templin	James A. McNamara, President Scott M. McHugh, Principal Financial Officer* and Treasurer Caroline L. Kraus, Secretary
*Effective as of November 14, 2013, Mr. McHugh was appointed Principal Financial Officer.

GOLDMAN, SACHS & CO. Distributor and Transfer Agent	GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL Investment Adviser

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Goldman Sachs Asset Management, L.P., 200 West Street, New York, New York 10282

The reports concerning the Funds included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Funds in the future. These statements are based on Fund management’s predictions and expectations concerning certain future events and their expected impact on the Funds, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Funds. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed.

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (ii) on the Securities and Exchange Commission web site at http://www.sec.gov. The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. The Funds’ Forms N-Q are available on the SEC’s web site at http://www.sec.gov within 60 days after the Funds’ first and third fiscal quarters. The Funds’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may also be obtained by calling 1-800-SEC-0330. Forms N-Q may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders).

Holdings and allocations shown are as of October 31, 2013 and may not be representative of future investments. Fund holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities. Current and future holdings are subject to risk. Economic and market forecasts presented herein reflect our judgment as of the date of this presentation and are subject to change without notice. These forecasts do not take into account the specific investment objectives, restrictions, tax and financial situation or other needs of any specific client. Actual data will vary and may not be reflected here. These forecasts are subject to high levels of uncertainty that may affect actual performance. Accordingly, these forecasts should be viewed as merely representative of a broad range of possible outcomes. These forecasts are estimated, based on assumptions, and are subject to significant revision and may change materially as economic and market conditions change. Goldman Sachs has no obligation to provide updates or changes to these forecasts. Case studies and examples are for illustrative purposes only.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property and a service mark of Morgan Stanley Capital International Inc. (MSCI) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (S&P) and is licensed for use by Goldman Sachs. Neither MSCI, S&P nor any other party involved in making or compiling the GICS or any GICS classifications makes any express or implied warranties or representations with respect to such standard or classification (or the results to be obtained by the use thereof), and all such parties hereby expressly disclaim all warranties of originality, accuracy, completeness, merchantability or fitness for a particular purpose with respect to any of such standard or classification. Without limiting any of the foregoing, in no event shall MSCI, S&P, any of their affiliates or any third party involved in making or compiling the GICS or any GICS classifications have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

The portfolio risk management process includes an effort to monitor and manage risk, but does not imply low risk.

This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus or summary prospectus, if applicable. Investors should consider a Fund’s objective, risks, and charges and expenses, and read the summary prospectus, if available, and/or the Prospectus carefully before investing or sending money. The summary prospectus, if available, and the Prospectus contain this and other information about a Fund and may be obtained from your authorized dealer or from Goldman, Sachs & Co. by calling (retail – 1-800-526-7384) (institutional – 1-800-621-2550).

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